Exhibit 2.1

OMITTED INFORMATION IS THE SUBJECT OF A REQUEST FOR CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE

ACT OF 1934 AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND

EXCHANGE COMMISSION.

AGREEMENT AND PLAN OF MERGER

by and among

ALEXION PHARMACEUTICALS, INC.,

EMRD CORPORATION,

M. LUC MAINVILLE, JONATHAN SILVERSTEIN, ROBERT HEFT AND DAVID BONITA

as the STOCKHOLDER REPRESENTATIVES

and

ENOBIA PHARMA CORP.

Dated as of December 28, 2011

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

4.3.	Litigation	36
4.4.	Operations of the Transitory Subsidiary	36
4.5.	Financing	37
4.6.	Solvency	37
4.7.	No Other Representations or Warranties	37

ARTICLE V CONDUCT OF BUSINESS		38
5.1.	Covenants of the Company	38
5.2.	Confidentiality	40
5.3.	Stockholder Communications	40

ARTICLE VI ADDITIONAL AGREEMENTS		40
6.1.	No Solicitation	40
6.2.	Stockholder Consent or Approval	40
6.3.	Access to Information	41
6.4.	Other Pre-Closing Covenants	41
6.5.	Public Disclosure	42
6.6.	Indemnification of Directors and Officers	43
6.7.	Notification of Certain Matters	44
6.8.	Employee Matters	44
6.9.	280G Matters	45
6.10.	Bonus Plan	46
6.11.	FIRPTA Certificate	46
6.12.	Financing Cooperation	46
6.13.	Investment Canada Act	47

ARTICLE VII CONDITIONS TO MERGER		47
7.1.	Conditions to Each Party’s Obligation To Effect the Merger	47
7.2.	Additional Conditions to Obligations of the Buyer and the Transitory Subsidiary	48
7.3.	Additional Conditions to Obligations of the Company	49

ARTICLE VIII TERMINATION AND AMENDMENT		49
8.1.	Termination	49
8.2.	Effect of Termination	50
8.3.	Fees and Expenses	50
8.4.	Amendment	50
8.5.	Extension; Waiver	51

ARTICLE IX INDEMNIFICATION		51
9.1.	Indemnification by Company Equityholders	51
9.2.	Indemnification by the Buyer	52
9.3.	Claims for Indemnification	52
9.4.	Survival	54
9.5.	Limitations	54
9.6.	Additions to Escrow Account	56
9.7.	Tax Matters	57

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

- ii -

ARTICLE X DEFINITIONS		60
10.1.	Definitions	60

ARTICLE XI MISCELLANEOUS		79
11.1.	Notices	79
11.2.	Entire Agreement	80
11.3.	No Third Party Beneficiaries	81
11.4.	Assignment	81
11.5.	Severability	81
11.6.	Counterparts and Signature	82
11.7.	Interpretation	82
11.8.	Governing Law	82
11.9.	Remedies	83
11.10.	Submission to Jurisdiction	83
11.11.	Disclosure Schedules	84
11.12.	Foreign Exchange Conversions	84
11.13.	Conflicts With the Restructuring Agreement	84

Exhibit A	Form of Certificate of Incorporation of the Surviving Corporation
Exhibit B	Initial Allocation Schedule
Exhibit C	Form of Stockholder Representatives Confidentiality Agreement
Exhibit D	Form of Escrow Agreement
Exhibit E	Form of Letter of Transmittal
Annex A	Debt Financing Commitment

Schedule 10.1 Specified Officers of the Buyer Company Disclosure Schedule

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

- iii -

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of December 28, 2011, by and among Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Buyer”), EMRD Corporation, a Delaware corporation and a wholly owned subsidiary of the Buyer (the “Transitory Subsidiary”), M. Luc Mainville, Jonathan Silverstein, Robert Heft and David Bonita, solely in their capacity as the Stockholder Representatives (the “Stockholder Representatives”), and Enobia Pharma Corp., a Delaware corporation (the “Company”).

WHEREAS, the Boards of Directors of the Buyer and the Company deem it advisable and in the best interests of each corporation and their respective stockholders that the Buyer acquire the Company; and

WHEREAS, the acquisition of the Company by the Buyer shall be effected through the merger of the Transitory Subsidiary with and into the Company in accordance with the terms of this Agreement and the DGCL, as a result of which the Company shall become a wholly owned direct or indirect subsidiary of the Buyer.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer, the Transitory Subsidiary, the Stockholder Representatives and the Company agree as follows:

ARTICLE I

THE MERGER

1.1. Effective Time of the Merger. Subject to the provisions of this Agreement, prior to the Closing, the Buyer and the Company shall jointly prepare or cause to be prepared the Certificate of Merger, and at the Closing the Surviving Corporation shall cause the Certificate of Merger to be filed with the Secretary of State of the State of Delaware and shall make all other filings or recordings required under the DGCL in order to give effect to the Merger. The Merger shall become effective at the Effective Time.

1.2. Closing. The Closing shall take place at 10:00 a.m., Eastern time, on the Closing Date at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, unless another date, place or time is agreed to in writing by the Buyer and the Company.

1.3. Effects of the Merger. At the Effective Time (a) the separate existence of the Transitory Subsidiary shall cease and the Transitory Subsidiary shall be merged with and into the Company and (b) the certificate of incorporation of the Company as in effect on the date of this Agreement shall be amended and restated in its entirety to read as set forth on Exhibit A. In addition, subject to Section 6.6(b) hereof, the Buyer shall cause the by-laws of the Surviving Corporation to be amended and restated in their entirety so that, immediately following the Effective Time, they are identical to the by-laws of the Transitory Subsidiary as in effect immediately prior to the Effective Time, except that all references to the name of the Transitory Subsidiary therein shall be changed to refer to the name of the Company. The Merger shall have the effects set forth in Section 259 of the DGCL.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

1.4. Directors and Officers of the Surviving Corporation.

(a) The directors of the Transitory Subsidiary immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

(b) The officers of the Transitory Subsidiary immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

ARTICLE II

CONVERSION OF SECURITIES

2.1. Conversion of Capital Stock.

(a) Capital Stock of the Transitory Subsidiary. At the Effective Time, each share of the common stock of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be converted into and become one (1) fully paid and nonassessable share of common stock, $0.001 par value per share, of the Surviving Corporation.

(b) Cancellation of Treasury Stock and Buyer-Owned Stock. At the Effective Time, all shares of Company Stock that are owned by the Company as treasury stock and any shares of Company Stock owned by the Buyer, the Transitory Subsidiary or any other wholly owned Subsidiary of the Buyer immediately prior to the Effective Time shall, by virtue of the Merger, be cancelled and shall cease to exist and no payment or consideration shall be delivered in exchange therefor.

(c) Conversion and Exchange of Company Stock. Each share of Company Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares of Company Stock referenced in Section 2.1(b) and (ii) Dissenting Shares) shall, by virtue of the Merger and without any action on the part of the Buyer or any holder of Company Stock, be converted into and exchanged for the right of the holder to receive (subject to the terms of this Agreement) (A) the Closing Per Share Consideration and (B) from the Surviving Corporation (and the Buyer shall cause the Surviving Corporation to deliver) a right to the portion of each Future Payment allocated to such share of Company Stock pursuant to the terms of this Agreement, each of which rights with respect to a portion of each Future Payment shall constitute a separate, non-transfereable, contingent value right. All shares of Company Stock, when so converted and exchanged, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of Company Stock shall cease to have any rights with respect thereto, except the right to receive a portion of the Total Consideration in accordance with this Article II.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(d) Total Consideration. The Total Consideration payable by the Surviving Corporation to the Company Equityholders, on behalf of itself and the Transitory Subsidiary, shall be comprised of:

(i) the Closing Stock Consideration, payable in cash on the Closing Date to the Paying Agent for the benefit of the holders of shares of Company Stock and thereafter payable by the Paying Agent as set forth on the Closing Date Allocation Schedule;

(ii) the Closing Option Consideration, payable to the Surviving Corporation for the benefit of the holders of Company Options and thereafter payable by the Surviving Corporation in accordance with the provisions of Section 2.5;

(iii) subject to Section 9.6, each Milestone Payment, in each case, reduced by the portion of each such Milestone Payment payable to Merrill Lynch in accordance with the terms and conditions of the Engagement Letter, payable to the Company Equityholders in proportion to each Company Equityholder’s Pro Rata Share, in cash, payable within ten (10) Business Days after the date Buyer becomes aware of the achievement of the relevant Developmental Milestone, if achieved, and payable within forty-five (45) days after the end of the calendar quarter in which the relevant Commercial Milestone is achieved, if achieved; provided that if the Commercial Milestone is achieved in the Buyer’s last fiscal quarter of Buyer’s fiscal year, such Commercial Milestone shall be payable within sixty (60) days after the end of such quarter;

(iv) the Escrow Amount, as reduced by any disbursements from the Escrow Account in accordance with the Escrow Agreement, payable in cash to the Company Equityholders from the Escrow Account, in accordance with the Escrow Agreement in proportion to each Company Equityholder’s Pro Rata Share; and

(v) the Stockholder Representatives Account Payment, payable in cash to the Company Equityholders in proportion to each Company Equityholder’s Pro Rata Share, in connection with the release of the Stockholder Representatives Expense Amount in accordance with Section 2.4(c).

(e) Closing Date Payments. No later than three (3) Business Days prior to the Closing Date, the Company shall deliver to the Buyer the Closing Payment Certificate; provided, that the Company shall provide the Buyer with a draft of the Closing Payment Certificate no later than seven (7) days prior to the Closing Date and shall make Company personnel reasonably available to Buyer to address any questions of Buyer with respect to such draft and consider in good faith any changes Buyer recommends. On the Closing Date, the Buyer shall make the following payments in respect of the Total Consideration, in each case in the respective amounts set forth in the Closing Payment Certificate:

(i) to the Paying Agent, by wire transfer of immediately available funds, an amount equal to the Closing Stock Consideration;

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(ii) to the Surviving Corporation, by wire transfer of immediately available funds, an amount equal to the Closing Option Consideration;

(iii) to the Escrow Agent, by wire transfer of immediately available funds, an amount equal to the Escrow Amount; and

(iv) to the Stockholder Representatives, by wire transfer of immediately available funds, an amount equal to the Stockholder Representatives Expense Amount.

(f) Escrow. At Closing, Buyer will (in accordance with Section 2.1(e)(iii)) deliver to the Escrow Agent a portion of the Total Consideration equal to the Escrow Amount. The Escrow Amount shall be held by the Escrow Agent and released by the Escrow Agent to the Surviving Corporation, the Paying Agent or the Buyer, as applicable, in accordance with the terms of the Escrow Agreement. Any amount released to the Paying Agent pursuant to the terms of the Escrow Agreement shall be for the benefit of the holders of Company Stock and shall be paid by the Paying Agent (reduced by any applicable withholding) to holders of Company Stock in proportion to the portion of the Closing Stock Consideration paid to each holder of Company Stock. Any amount released to the Surviving Corporation pursuant to the terms of the Escrow Agreement shall be for the benefit of holders of Company Options and shall be paid by the Surviving Corporation (reduced by any applicable withholding) to holders of Company Options in proportion to the portion of the Closing Option Consideration paid to each holder of Company Options.

(g) Closing Indebtedness and Unpaid Company Transaction Expenses. On the Closing Date, the Buyer shall pay, or shall cause the Surviving Corporation to pay, by wire transfer of immediately available funds, (a) all Unpaid Company Transaction Expenses as specified in the Closing Payment Certificate and (b) the Closing Indebtedness. During the Pre-Closing Period, the Company shall use its commercially reasonable efforts to cooperate with the Buyer in making arrangements for the payment of such Unpaid Company Transaction Expenses and Closing Indebtedness, including using commercially reasonable efforts to (i) obtain and assist the Buyer in the Buyer’s negotiation of payoff letters in a form reasonably acceptable to the Buyer with the Company’s and its Subsidiaries’ lenders and creditors with respect to the Closing Indebtedness, (ii) arrange for the release of all Liens against the assets of the Company and/or its Subsidiaries related to such Closing Indebtedness, (iii) provide access following the Effective Time to the Company’s and its Subsidiaries’ cash on hand to be used to repay such Closing Indebtedness and (iv) obtain invoices providing for the final and full payment of all Unpaid Company Transaction Expenses.

2.2. Payment Fund. The procedures for exchanging outstanding shares of Company Stock for the consideration to be paid to the holders of such Company Stock in connection with the Merger are as follows:

(a) Paying Agent. At the Effective Time, the Buyer shall deposit the Payment Fund with the Paying Agent for the benefit of the holders of Company Stock for payment through the Paying Agent in accordance with this Section 2.2 in exchange for all of the outstanding shares of Company Stock. Any earnings from investment of the Payment Fund shall accrue to the benefit of the Buyer.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(b) Exchange Procedures. As promptly as practicable after obtaining the Written Consent (and, if the Written Consent is obtained, in any event within ten (10) days following the date of this Agreement), the Company shall mail to each holder of record of Company Stock (i) a Letter of Transmittal and (ii) instructions for effecting the surrender of such Certificate in exchange for the applicable Closing Stock Consideration and the portion of the Future Payments allocated to such Company Stock pursuant to the terms of this Agreement payable with respect thereto. At and after the Effective Time, upon surrender of a Certificate for cancellation to the Paying Agent and delivery of a duly executed Letter of Transmittal, Buyer shall use commercially reasonable efforts to cause the Paying Agent to pay promptly (and in any event within three (3) Business Days) to the holder of such Certificate in exchange therefor cash in an amount equal to (i) the Closing Per Share Consideration multiplied by (ii) the number of shares of Company Stock represented by such Certificate. The Buyer shall use commercially reasonable efforts to cooperate with the Company in developing arrangements to facilitate the payment of the Closing Per Share Consideration to significant stockholders of the Company immediately following the Effective Time. In the event of a transfer of ownership of Company Stock which is not registered in the transfer records of the Company, the applicable Closing Stock Consideration may be paid to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid. Until surrendered as contemplated by this Section 2.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Closing Stock Consideration as contemplated by this Section 2.2(b). By their execution of the Letter of Transmittal, approval of the Merger and adoption of this Agreement and/or their acceptance of any consideration pursuant to this Agreement, each Company Equityholder hereby agrees on behalf of itself to the provisions set forth in the Letter of Transmittal.

(c) Allocation Schedules; Payments of Future Payments.

(i) The Initial Allocation Schedule attached hereto as Exhibit B sets forth a summary of the allocation (estimated as of the date hereof) of the amounts payable at the Closing to the Company Equityholders. The Company shall deliver to Buyer and the Paying Agent, at least three (3) Business Days prior to the Closing, the Closing Date Allocation Schedule (attached as an exhibit to the Closing Payment Certificate). The Paying Agent shall make all payments constituting the Closing Stock Consideration to the applicable Company Equityholders in accordance with the Closing Date Allocation Schedule and the Letters of Transmittal. The Buyer shall be entitled to rely conclusively on the information set forth on the Closing Date Allocation Schedule and shall have no liability to any Company Equityholder or otherwise based on any errors or omissions in the Closing Date Allocation Schedule.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(ii) The portion of each Future Payment payable to the holders of Company Stock shall be paid (reduced by any applicable withholding) by the Buyer or the Surviving Corporation to the Paying Agent for the benefit of the holders of Company Stock, and the portion of each Future Payment payable to the holders of Company Options shall be paid (reduced by any applicable withholding) by the Surviving Corporation to the holders of Company Options, in each case in accordance with the Closing Date Allocation Schedule within the time periods set forth herein for such payments.

(iii) The parties understand and agree that (A) the Future Payments are an integral part of the consideration payable to the Company Equityholders in connection with the transactions contemplated hereby and, except as otherwise provided herein (including Sections 2.1(d)(iii), 2.4 and 9.6), shall be payable without offset or counterclaim, (B) the Company Equityholders have no rights as a security holder of the Surviving Corporation or the Buyer as a result of their right to receive the Future Payments, and (C) no interest is payable as additional consideration with respect to any of the Future Payments. For the avoidance of doubt, more than one Future Payment may become payable at any time.

(d) No Further Ownership Rights in Company Stock. All consideration paid following the surrender for exchange of Certificates evidencing shares of Company Stock (including any Future Payments payable with respect thereto) in accordance with the terms hereof shall be deemed to have been paid in satisfaction of all rights pertaining to such shares of Company Stock, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

(e) Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed to the holders of Company Stock for one (1) year after the Effective Time shall be delivered to the Buyer (subject to abandoned property, escheat or similar law), upon demand, and any holder of Company Stock who has not previously complied with this Section 2.2 shall be entitled to receive from the Buyer (subject to abandoned property, escheat or similar law) the portion of the Total Consideration that such holder has the right to receive pursuant to the provisions of this Article II.

(f) No Liability. To the extent permitted by applicable law, none of the Buyer, the Transitory Subsidiary, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Company Equityholder for any amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(g) Withholding Rights. Each of the Paying Agent, the Buyer, the Escrow Agent and the Surviving Corporation (and its payroll agent) shall be entitled to deduct and withhold from any consideration otherwise payable pursuant to this Agreement, including with respect to Shares acquired upon the exercise of any Company Options, to the Company Equityholders such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable state, local or non-U.S. Tax law. To the extent that amounts are so deducted or withheld by the Paying Agent, the Buyer, the Escrow Agent or the

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Surviving Corporation (or its payroll agent), as the case may be, such withheld amounts shall be (i) remitted by the Paying Agent, the Buyer, the Escrow Agent or the Surviving Corporation, as the case may be, to the applicable Governmental Entity, and (ii) treated for all purposes of this Agreement as having been paid to such Company Equityholder in respect of which such deduction and withholding was made by the Paying Agent, the Buyer, the Escrow Agent or the Surviving Corporation (or its payroll agent), as the case may be.

(h) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact and a customary indemnification of the Company and the Buyer in a form reasonably satisfactory to the Buyer by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the portion of the Total Consideration deliverable in respect thereof pursuant to this Agreement.

2.3. Dissenting Shares.

(a) Notwithstanding anything to the contrary contained in this Agreement, Dissenting Shares shall not be converted into or represent the right to receive any portion of the Total Consideration in accordance with Section 2.1, but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares.

(b) If any Dissenting Shares shall lose their status as such (through failure to perfect or otherwise), then, as of the later of the Effective Time or the date of loss of such status, such shares shall automatically be converted into and shall represent only the right to receive any portion of the Total Consideration payable in respect thereof pursuant to this Agreement, without interest thereon, upon surrender of the Certificate formerly representing such shares.

(c) The Company shall give the Buyer: (i) prompt notice of any written demand for appraisal received by the Company prior to the Effective Time pursuant to the DGCL, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relate to such demand and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not settle or make any payment or settlement offer prior to the Effective Time with respect to any such demand, notice or instrument unless the Buyer shall have given its written consent to such settlement, payment or settlement offer, which consent shall not be unreasonably withheld, conditioned or delayed.

2.4. Stockholder Representatives.

(a) By their execution of the Letter of Transmittal, approval of the Merger and adoption of this Agreement and/or their acceptance of any consideration pursuant to this Agreement, the Company Equityholders hereby appoint the Stockholder Representatives as the representatives, attorneys-in-fact and agents of the Company Equityholders in connection with the transactions contemplated by this Agreement and the Escrow Agreement and in any litigation, dispute or arbitration involving this Agreement and/or the Escrow Agreement. In connection therewith, the Stockholder Representatives, acting by simple majority, are authorized to do or refrain from doing all further acts and things, and to execute all such documents as the Stockholder Representatives shall deem necessary or appropriate, and shall have the power and authority to:

(i) act for the Company Equityholders with regard to all matters pertaining to this Agreement and the Escrow Agreement;

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(ii) act for the Company Equityholders to transact matters of litigation;

(iii) execute and deliver the Escrow Agreement and all amendments, waivers, ancillary agreements, certificates and documents that the Stockholder Representative deems necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement or the Escrow Agreement;

(iv) receive funds, make payments of funds, and give receipts for funds;

(v) do or refrain from doing any further act or deed on behalf of the Company Equityholders that the Stockholder Representatives deem necessary or appropriate in their discretion relating to the subject matter of this Agreement or the Escrow Agreement as fully and completely as the Company Equityholders could do if personally present;

(vi) give and receive all notices required to be given or received by the Company Equityholders under this Agreement or the Escrow Agreement;

(vii) give any written direction to the Escrow Agent;

(viii) agree to, negotiate, enter into settlements and compromises or and comply with arbitration awards and court orders with respect to claims for indemnification made by the Buyer under Article IX or disputes under Section 2.6; and

(ix) receive service of process in connection with any claims under this Agreement and the Escrow Agreement.

(b) All decisions and actions by the Stockholder Representatives shall be binding upon all Company Equityholders, and no Company Equityholder shall have the right to object, dissent, protest or otherwise contest the same.

(c) At the Effective Time, the Buyer shall pay the Stockholder Representatives Expense Amount to the Stockholder Representatives, which Stockholder Representatives Expense Amount shall be maintained by the Stockholder Representatives in a segregated account. The Stockholder Representatives shall not be paid any fee for services to be rendered hereunder but shall be reimbursed for reasonable out-of-pocket expenses incurred in the performance of their duties (including the reasonable fees and expenses of counsel) under this Agreement from the Stockholder Representatives Fund and, if such fund is insufficient to pay such expenses, from the first proceeds from Future Payments otherwise available for distribution to the Company Equityholders. Upon the determination of the Stockholder Representatives that

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

the Stockholder Representatives Fund is no longer necessary in connection with any dispute regarding Future Payments, the Stockholder Representatives shall deliver the remaining portion of the Stockholder Representatives Fund to the Buyer for distribution to the Company Equityholders. The Stockholder Representatives shall hold, invest, reinvest and disburse the Stockholder Representatives Fund in trust for all of the Company Equityholders, and the Stockholder Representatives Fund shall not be used for any other purpose and shall not be available to the Buyer to satisfy any claims hereunder.

(d) The Stockholder Representatives shall act for the Company Equityholders on all of the matters set forth in this Agreement and the Escrow Agreement in the manner the Stockholder Representatives believe to be in the best interest of the Company Equityholders. The Stockholder Representatives are authorized to act on behalf of the Company Equityholders notwithstanding any dispute or disagreement among the Company Equityholders. In taking any actions as Stockholder Representatives, the Stockholder Representatives may rely conclusively, without any further inquiry or investigation, upon any certification or confirmation, oral or written, given by any Person the Stockholder Representatives reasonably believe to be authorized thereunto. The Stockholder Representatives may, in all questions arising hereunder, rely on the advice of counsel, and the Stockholder Representatives shall not be liable to any of the parties hereto or to any Company Equityholder for anything done, omitted or suffered in good faith by the Stockholder Representatives based on such advice. The Stockholder Representatives undertake to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Stockholder Representatives. The Stockholder Representatives shall not have any liability to any of the parties hereto or the Company Equityholders for any act done or omitted hereunder as Stockholder Representatives while acting in good faith. The Stockholder Representatives shall be indemnified by the Company Equityholders from and against any loss, liability or expense incurred in good faith on the part of the Stockholder Representatives and arising out of or in connection with the acceptance or administration of their duties hereunder. Any such claim for indemnification shall be satisfied first from the Stockholder Representatives Fund and, if such fund is insufficient to satisfy any such loss, liability or expense, from the first proceeds from Future Payments otherwise available for distribution to the Company Equityholders or by a claim against the Company Equityholders (with each Company Equityholder liable for his Pro Rata Share of any such claim).

(e) Subject to prior execution of the Stockholder Rep Confidentiality Agreement, the Stockholder Representatives shall have reasonable access to information about the Surviving Corporation and its Subsidiaries for periods prior to the Closing (the “Company Pre-Closing Information”), and reasonable assistance of the Company’s and the Buyer’s employees regarding accessing the Company Pre-Closing Information in connection with their duties and exercising their rights hereunder.

(f) In the event any Stockholder Representative becomes unable to perform his responsibilities hereunder or resigns from such position, the Company Equityholders (acting by a written instrument signed by holders of Company Stock who held, as of immediately prior to the Effective Time, a majority (by voting power) of the then outstanding shares of Company Stock)

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

shall select another representative to fill the vacancy of such Stockholder Representative, and such substituted representative shall be deemed to be a Stockholder Representative for all purposes of this Agreement. A Stockholder Representative may only be removed upon delivery of written notice to the Buyer signed by Persons who, as of immediately prior to the Effective Time, held a majority (by voting power) of the then outstanding shares of Company Stock. Notwithstanding the foregoing, a Stockholder Representative may not be any Person who is (i) an employee of a company (other than the Buyer) listed on a national securities exchange in the United States or elsewhere that is engaged in the business of developing, manufacturing, distributing or selling pharmaceutical products or (ii) is an individual whose primary occupation is in the employment of a competitive company that is engaged in the business of developing, manufacturing, distributing or selling pharmaceutical products. The Stockholder Representatives shall provide the Buyer prompt written notice of any replacement of any Stockholder Representative, including the identity and address of the new Stockholder Representative.

(g) For all purposes of this Agreement:

(i) the Buyer shall be entitled to rely conclusively on the instructions and decisions of the Stockholder Representatives as to the settlement of any disputes or claims under this Agreement, or any other actions required or permitted to be taken by the Stockholder Representatives hereunder, and no party hereunder or any Company Equityholder shall have any cause of action against the Buyer for any action taken by the Buyer in reliance upon the instructions or decisions of the Stockholder Representatives;

(ii) the provisions of this Section 2.4 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Company Equityholder may have in connection with the transactions contemplated by this Agreement; and

(iii) the provisions of this Section 2.4 shall be binding upon the executors, heirs, legal representatives, personal representatives, successor trustees and successors of each Company Equityholder, and any references in this Agreement to a Company Equityholder shall mean and include the successors to the rights of each applicable Company Equityholder hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

2.5. Treatment of Company Options and Company Warrants.

(a) Immediately prior to the Effective Time, each Company Option that is then outstanding (whether such Company Option is vested or unvested, but not to the extent it has theretofore been exercised) shall be converted, in settlement and cancellation thereof, into (i) the right to receive the Closing Per Option Consideration for each share of Company Common Stock subject to such Company Option and (ii) the portion of the Future Payments allocated to such Company Option pursuant to the terms of this Agreement, in each case subject to withholding as provided in Section 2.2. Upon such conversion any such cancelled Company Option shall no longer be exercisable by the holder thereof for shares of Company Common Stock (or any other Equity Interest), but shall only entitle such holder to the Closing Per Option Consideration and the portion of the Future Payments allocated to such Company Option pursuant to the terms of this Agreement, as described in the preceding sentence.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(b) On the Closing Date or as soon thereafter as practicable, the Buyer shall cause the Surviving Corporation to pay to each holder of Company Options cash in an amount equal to the Closing Per Option Consideration for each Company Option held by such holder of Company Options, in accordance with the Closing Date Allocation Schedule, reduced by any applicable withholding; provided, that the Buyer shall use commercially reasonable efforts to cause such payment to take place within three (3) Business Days after the Closing Date. The Buyer shall cause the Surviving Corporation to pay to each holder of Company Options any amounts payable with respect to each Future Payment (reduced by applicable withholding) (i) concurrently with the payment of such Future Payments to the holders of Company Stock and (ii) in accordance with the Closing Date Allocation Schedule.

(c) As soon as practicable following the execution of this Agreement, the Company shall mail to each holder of a Company Option or a Company Warrant a letter describing the treatment of such Company Option or Company Warrant, as the case may be, pursuant to this Section 2.6. The Buyer shall have reasonable advance opportunity to review and provide comments on such letters before they are mailed.

(d) At the Effective Time, the Company shall cause each Company Warrant that is then outstanding to be cancelled and shall cause such warrant to cease to exist and no payment or consideration shall be delivered in exchange therefor. As soon as practicable following the execution of this Agreement, the Company shall mail to each holder of a Company Warrant a letter describing the treatment of such Company Warrant pursuant to this Section 2.5.

2.6. Milestone Payments.

(a) Milestone Events and Milestone Payments. Subject to the terms and conditions of this Agreement, Buyer shall make the payments (each a “Milestone Payment”) set forth in Sections 2.6(a)(i) through 2.6(a)(viii) below to the Company Equityholders upon the first achievement by a member of the Buyer Rights Chain Group of the relevant “Milestone” listed under Sections 2.6(a)(i) through 2.6(a)(viii) below (each, a “Milestone”).

(i) A one-time payment of [*] upon the earlier of (A) receipt of [*] Regulatory Approval [*]; or (B) the first date on which [*] are simultaneously [*] with the [*] was first initiated [*] and such [*];

(ii) A one-time payment of [*] upon the later to occur of (A) receipt of [*] Regulatory Approval from [*]; and (B) [*];

(iii) A one-time payment of [*] upon receipt of [*] Reimbursement Approval;

(iv) A one-time payment of [*] upon the [*] to occur;

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(v) A one-time payment of [*] upon the first achievement of Aggregate Net Sales that are equal to or greater than [*];

(vi) A one-time payment of [*] upon the first achievement of Aggregate Net Sales that are equal to or greater than [*];

(vii) A one-time payment of [*] upon the first achievement of Aggregate Net Sales that are equal to or greater than [*]; and

(viii) A one-time payment of [*] upon the first achievement of Aggregate Net Sales that are equal to or greater than [*].

(b) The maximum aggregate amount of Milestone Payments payable under this Agreement is Four Hundred Seventy Million Dollars ($470,000,000). For purposes of clarity, more than one of the Milestone Payments set forth in Section 2.6(a)(v)-(viii) may be earned based on the Net Sales of Products during the same consecutive four (4) calendar quarter period. By way of example, if in a four consecutive calendar quarter period, the Net Sales for all Products in such four calendar quarters are for the first time greater than [*] and also greater than or equal to [*] but less than [*], then the Milestone Payments set forth in both Sections 2.6(a)(v) and (vi) would be due. The portion of each of the Milestone Payments in Section 2.6(a)(i) through (viii) that may become payable to holders of Company Options shall be deemed a separate payment for purposes of Section 409A of the Code.

(c) Diligence.

(i) General Diligence. Following the Closing, the Buyer shall, and shall cause its Affiliates (including the Surviving Corporation) and the other members of the Buyer Rights Chain Group to, use Commercially Reasonable Efforts to achieve each of the Developmental Milestones with respect to the Lead Product Candidate and to commercialize the ENB-0040 Product for HPP in each country in which the ENB-0040 Product receives Regulatory Approval for the treatment of HPP.

(ii) Other than the diligence obligations specifically set forth in this Section 2.6(c), neither the Buyer, the Surviving Corporation nor any other member of the Buyers Rights Chain Group shall have other diligence obligations with respect to achievement of the Milestones, including with respect to seeking to develop, market or sell the ENB-0040 Product or any Other Product.

(d) Reporting.

(i) Commencing July 1, 2012, during the Developmental Milestone Period, the Buyer shall provide the Stockholder Representatives, within [*] days following [*] of each calendar year, with a written report summarizing the status of the development of the [*] in order to achieve the Developmental Milestones.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(ii) The Buyer shall provide written notice to the Stockholder Representatives of the achievement of each of the Developmental Milestones no later than [*] after the occurrence thereof (or after Buyer becomes aware of achieving the Milestone in the case of the Milestone set forth in Section 2.6(a)(i)). Buyer shall use commercially reasonable efforts to determine when the Milestone set forth in Section 2.6(a)(i) is achieved.

(iii) The Buyer shall, shall cause its Affiliates (including the Surviving Corporation) to, and shall use commercially reasonable efforts to cause the other members of the Buyer Rights Chain Group to, keep books and records sufficient to calculate Aggregate Net Sales.

(iv) Beginning with respect to the [*] is achieved, the Buyer shall furnish the Stockholder Representatives with a report within [*] days of the end of such quarter and each calendar quarter thereafter (provided that such report shall be provided within [*] days of the end of the Buyer’s [*] of the Buyer’s fiscal year), setting forth the (A) [*], (B) [*], (C) the [*] for such calendar quarter and (D) with respect to each country in which Combination Sales occur, the calculation of Net Sales with respect to Combination Sales for each Combination Product in such country and the amounts assigned to components “A”, “B” or “C”, as applicable, of the fractions applied to the Combination Sale Amount for such Combination Product in such country; provided, however, that the identity of any such country does not need to be provided.

(e) Audits. From and after the achievement of the Milestone set forth in Section 2.6(a)(iv), upon the written request of the Stockholder Representatives, the Buyer shall, and shall cause its Affiliates (including the Surviving Corporation) and other members of the Buyer Rights Chain Group to, permit an independent public accountant (the “Accountant”) selected by the Stockholder Representatives and reasonably satisfactory to the Buyer, at the Company Equityholders’ expense, to have reasonable access upon reasonable prior notice and during normal business hours, but no more than once during any calendar year, to review the records specified in Section 2.6(d)(iii) for the purpose of determining the accuracy of the reports described in Section 2.6(d)(iv) (an “Audit”). In the event that the Accountant concludes that any Milestone Payment in respect of the Commercial Milestones was not paid when due, the Stockholders Representatives shall be entitled to deliver a written notice (a “Dispute Notice”) of such non-payment, in which case the Stockholder Representatives and the Buyer shall, for a period of not less than thirty (30) days after delivery of the Dispute Notice, attempt in good faith to resolve the items in dispute. In the event no agreement can be reached by the Stockholder Representatives and the Buyer as to the calculation of the Aggregate Net Product Sales within thirty (30) days after delivery of a Dispute Notice, then either party shall have the right to pursue applicable legal remedies in accordance with the provisions of Section 11.9. If the Stockholder Representatives and the Buyer agree, or any dispute resolution mechanism determines that, any Milestone Payment was not paid as a result of an underreporting of Net Sales by more than five percent (5%), the Buyer shall promptly reimburse the Stockholder Representatives for the reasonable out-of-pocket costs of the Audit. A quarterly period can only be subject to an Audit on one occasion and the Stockholder Representatives shall not be permitted to Audit a calendar quarter more than three years after the end of such quarter; provided, however, that the results of an Audit with respect to a quarter(s) may be combined with the results of an Audit with respect to a subsequent quarter(s) to determine Aggregate Net Sales and whether the Milestone Payment in respect of a Commercial Milestone was properly paid.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(f) Confidentiality. The Stockholder Representatives shall enter into a Confidentiality Agreement in form attached hereto as Exhibit C (the “Stockholder Rep Confidentiality Agreement”). Any Person that is appointed to serve as Stockholder Representative pursuant to Section 2.4 hereof will sign a confidentiality agreement in the form of the Stockholder Rep Confidentiality Agreement prior to assuming the position of Stockholder Representative.

(g) Overdue Payments. Any portion of any Future Payment not paid when due shall bear interest from the due date until the date of payment thereof at a per annum rate equal to 2.00% plus the prime rate announced by Citibank, N.A., from time to time, compounded annually, provided that interest shall not accrue at a rate that exceeds the maximum rate permitted by applicable law.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Buyer and the Transitory Subsidiary that the statements contained in this Article III are true and correct, except as set forth herein or in the Company Disclosure Schedule (but subject to the limitations set forth in Section 11.11).

3.1. Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to the Buyer true, accurate and complete copies of (a) the Organizational Documents of the Company and (b) the minute books of the Company and its Subsidiaries which contain records of all meetings held of, and other corporate actions taken by, its stockholders, boards of directors and any committees appointed by its boards of directors; provided, however, that the minutes of the meetings of the Company’s board of directors (i) have been redacted to the extent such meetings discuss Acquisition Proposals regarding the Company and (ii) are in draft form with respect to any such meetings held on or after December 8, 2011.

3.2. Capitalization.

(a) The authorized capital stock of the Company consists of 205,000,000 shares of Company Common Stock and 176,861,398 shares of Company Preferred Stock, of which 6,918,574 shares are designated as Company Series A Convertible Preferred Stock, 43,351,351 shares are designated as Company Series B Preferred Stock and 126,591,473 shares are

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

designated as Company Series C Preferred Stock. As of the date hereof, there are outstanding 9,300,281 shares of Company Common Stock, 6,918,574 shares of Company Series A Convertible Preferred Stock, 43,351,351 shares of Company Series B Preferred Stock and 98,031,774 shares of Company Series C Preferred Stock. Section 3.2(a) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of all outstanding shares of Company Stock indicating the names of the holders thereof and the number of shares and class of Company Stock held by each such holder. Each class of the Company’s capital stock is entitled to the rights and privileges set forth in the Company’s certificate of incorporation.

(b) Section 3.2(b) of the Company Disclosure Schedule sets forth a complete and accurate list, as of November 30, 2011, of all outstanding Company Options, indicating with respect to each such Company Option the name of the holder thereof, the number of shares of Company Common Stock subject to such Company Option, the date of grant and the exercise price thereof. The Company has made available to the Buyer a complete and accurate copy of the Company Stock Plan. Each Company Option (i) was granted in compliance with all applicable laws and all of the terms and conditions of the Company Stock Plan and (ii) has an exercise price per share of Company Common Stock equal to or greater than the fair market value of a share of Company Common Stock on the date of such grant. Since November 30, 2011, (A) the Company has not granted any Company Options and (B) other than with respect to the Company Options identified on Section 3.2(b) of the Company Disclosure Schedule, no Company Option has vested in whole or in part.

(c) Except (i) as set forth in this Section 3.2, (ii) as reserved for future grants under the Company Stock Plan and (iii) for the conversion provisions set forth in the Company’s certificate of incorporation, (A) there are no Equity Interests of any class of the Company, or any security exchangeable into or exercisable for such Equity Interests, issued, reserved for issuance or outstanding and (B) there are no options, warrants, equity securities, calls, rights, commitments or agreements to which the Company is a party or by which the Company is bound obligating the Company to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other Equity Interests of the Company or any security or rights convertible into or exchangeable or exercisable for any such shares or other Equity Interests, or obligating the Company to grant, extend, otherwise modify or amend or enter into any such option, warrant, Equity Interest, call, right, commitment or agreement. Except as set forth in this Section 3.2, the Company does not have any outstanding stock appreciation rights, phantom stock, performance-based equity rights or similar equity rights or obligations. Except for the Company’s certificate of incorporation, the Company is not a party to or bound by any agreements with respect to the voting (including voting trusts and proxies) or sale or transfer of any shares of capital stock or other Equity Interests of the Company.

(d) All outstanding shares of Company Stock are, and all shares of Company Stock subject to issuance as specified in Section 3.2(b) above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right or subscription right under any provision of the DGCL, the Company’s certificate of incorporation or by-laws or any agreement to which the Company is a party or is otherwise bound.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(e) Except as set forth in the Company’s certificate of incorporation, there are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Stock or the capital stock of the Company or any of its Subsidiaries.

3.3. Subsidiaries.

(a) Section 3.3 of the Company Disclosure Schedule sets forth for each Subsidiary of the Company: (i) its name; (ii) the number and type of outstanding Equity Interests and a list of the holders thereof; and (iii) the jurisdiction of organization. Other than the Subsidiaries listed on Section 3.3 of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any Equity Interests or options to purchase Equity Interests of any other Person other than short term investments in any Person made in compliance with the Company’s investment policy attached to Section 3.3 of the Company Disclosure Schedule. The Company owns, directly or indirectly, all of the outstanding Equity Interests of each Subsidiary, free and clear of all Liens other than Permitted Liens. Except as disclosed in Section 3.3(a) of the Company Disclosure Schedules: (A) there are no preemptive rights or other similar rights in respect of any Equity Interests in any Subsidiary of the Company, (B) there are no Liens, other than Permitted Liens, on the ownership, transfer or voting of any Equity Interests in any Subsidiary of the Company, (C) except for the transactions contemplated by this Agreement, there is no agreement, or provision in the Organizational Documents of any Subsidiary of the Company, which obligates the Company or any of its Subsidiaries to purchase, redeem or otherwise acquire, or make any payment (including any dividend or distribution) in respect of, any Equity Interest in any Subsidiary of the Company and (D) there are no existing rights with respect to registration of any Equity Interests in any Subsidiary of the Company on a public securities exchange. All issued and outstanding Equity Interests of each Subsidiary are validly issued, fully paid and non-assessable.

(b) Each Subsidiary of the Company is a corporation or similar entity duly organized, validly existing and in good standing (to the extent such concepts are applicable) under the laws of the jurisdiction of its incorporation. Each Subsidiary of the Company has all requisite corporate (or similar) power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation (to the extent such concepts are applicable) in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(c) The Company has made available to the Buyer complete and accurate copies of the charter, by-laws or other Organizational Documents of each Subsidiary of the Company.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

3.4. Authority; No Conflict; Required Filings and Consents.

(a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement, including the Merger. The board of directors of the Company has (i) deemed the Merger advisable and in the best interests of the Company and its stockholders, (ii) approved this Agreement and the Merger in accordance with the DGCL upon the terms and subject to the conditions set forth herein and (iii) recommended the adoption of this Agreement by the stockholders of the Company. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject only to the required receipt of the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated by this Agreement, including the Merger, will not, (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation or by-laws of the Company or of the charter, by-laws, or other Organizational Document of any Subsidiary of the Company, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, modification, amendment, cancellation or acceleration of any obligation or loss of any material benefit or to increased, additional, accelerated or guaranteed rights or entitlements of any Person) under, require a notice, consent or waiver under, require the payment of a penalty under or result in the imposition of any Liens on the Company’s or any of its Subsidiaries’ assets under, any of the terms, conditions or provisions of any Company Material Contract, or (iii) subject to obtaining the Company Stockholder Approval and compliance with the requirements specified in clauses (i) through (iii) of Section 3.4(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law (including HIPAA, any foreign equivalent thereof or any other applicable privacy law), ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of its or their respective properties or assets, except in the case of clauses (ii) and (iii) of this Section 3.4(b) for any such conflicts, violations, breaches, defaults, terminations, modifications, amendments, cancellations, accelerations, losses, rights, entitlements, penalties or Liens, and for any consents or waivers not obtained, that, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(c) No action by, consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, including the Merger, except for (i) the pre-merger notification requirements under the HSR Act and applicable foreign Antitrust Laws, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate corresponding

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business, and (iii) such other actions, consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings which, if not obtained or made, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

3.5. Financial Statements. The Company has made available to the Buyer the Company Financial Statements. The Company Financial Statements were prepared in accordance with GAAP and fairly present, in all material respects, the consolidated financial condition of the Company and its Subsidiaries at the dates therein indicated and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods therein specified, except that the Company Financial Statements described in clause (b) of the definition thereof do not contain footnotes, do not reflect GAAP accounting for the Company’s preferred stock, and are subject to normal year end adjustments.

3.6. Absence of Certain Changes. Except as expressly contemplated by this Agreement, since December 31, 2010, the Company and its Subsidiaries have conducted their businesses in the ordinary course in all material respects and in a manner consistent in all material respects with prior practice and there has not been any Company Material Adverse Effect. Since the date of the Company Balance Sheet, neither the Company nor any of its Subsidiaries has:

(a) (i) declared, set aside or paid any dividends on, or made any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent), (ii) split, combined or reclassified any of its capital stock or issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities or (iii) purchased, redeemed or otherwise acquired any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities, except, in the case of this clause (iii), for the acquisition of shares of Company Common Stock (A) from holders of Company Options in full or partial payment of the exercise price payable by such holder upon exercise of Company Options to the extent required or permitted under the terms of such Company Options or (B) from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of services to the Company or any of its Subsidiaries;

(b) issued, delivered, sold, granted, pledged or otherwise disposed of or encumbered any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities (other than the issuance of shares of Company Stock upon the conversion of Company Preferred Stock or the exercise of Company Options outstanding on the date of this Agreement);

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(c) amended its certificate of incorporation, by-laws or other comparable charter or Organizational Documents;

(d) acquired (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets that are material, in the aggregate, to the Company and its Subsidiaries, taken as a whole, except purchases of inventory, supplies and raw materials in the ordinary course of business consistent in all material respects with past practice;

(e) sold, leased, assigned, transferred, conveyed, licensed, pledged, or otherwise disposed of or encumbered any material properties or material assets of the Company and its Subsidiaries other than in the ordinary course of business consistent in all material respects with past practice;

(f) (i) incurred any Indebtedness, (ii) made any loans, advances (other than routine advances to employees of the Company or any of its Subsidiaries in the ordinary course of business consistent in all material respects with past practice) or capital contributions to, or investment in, any other Person, other than the Company or any of its direct or indirect wholly owned Subsidiaries, other than investments, in the ordinary course of business consistent in all material respects with past practice, in debt securities maturing not more than 90 days after the date of investment or (iii) permitted any material assets to be subject to a Lien other than a Permitted Lien;

(g) made any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $200,000 in the aggregate for the Company and its Subsidiaries, taken as a whole, other than as set forth in the Company’s budget for capital expenditures previously made available to the Buyer;

(h) made any material changes in accounting methods, principles or practices, except as required by a change in GAAP;

(i) made, changed or revoked any material election in respect of Taxes, adopted or changed any material accounting method in respect of Taxes, filed any material amendment to a material Tax Return, settled any material claim or assessment in respect of Taxes, or consented to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of Taxes;

(j) settled any material action, cause of action, suit, claim, investigation, audit, hearing or proceeding, whether civil, criminal, administrative or arbitral, whether at law or in equity;

(k) entered into, amended, modified or terminated any employment or consulting agreement involving annualized base compensation in excess of $100,000;

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(l) recognized, or entered into any collective bargaining agreement or any other agreement with, a labor or trade union, employee association, works council, or other employee representative;

(m) increased the compensation or benefits payable or paid, whether conditionally or otherwise, to any director, officer, employee, or consultant, other than in the ordinary course of business consistent in all material respects with past practice or reimbursed any employee for any taxes to the extent such taxes have been or could be incurred solely as a result of the Merger;

(n) except (i) as required by applicable law, adopted, amended in any material respect, suspended or terminated any Company Employee Plan or Foreign Employee Benefit Plan and/or (ii) in accordance with the terms thereof as in effect on the date of the Company Balance Sheet, increased in any material respect any benefits under any Company Employee Plan or Foreign Employee Benefit Plan other than any increases required by applicable law;

(o) hired or engaged any officer, director, employee, independent contractor or other agent or service provider on a full-time, part-time, consulting, independent contractor or other basis with annualized compensation in excess of $100,000;

(p) instituted any new, or modified any existing, severance or termination pay or benefits practices or entered into any arrangement with any current or former employee, director, independent contractor or agent entitling such person to a payment due upon a change of control or other liquidity event of the Company or any of its Subsidiaries;

(q) written up or written down any of its material assets other than as required by GAAP;

(r) transferred, assigned, exclusively licensed, failed to maintain, abandoned or otherwise disposed of any material Intellectual Property Rights (other than in the ordinary course of business consistent in all material respects with past practice) or disclosed a material trade secret to a third party that is not subject to a duty of confidentiality in favor of the Company or its Subsidiaries;

(s) failed to make any capital expenditures as contemplated in Section 3.6(s) of the Company Disclosure Schedule in excess of $50,000 in the aggregate;

(t) entered into any contract or agreement that would materially restrict the ability of the Company and/or its Subsidiaries to engage in any business activity in any geography;

(u) reduced the amount of insurance coverage or failed to renew any existing insurance policy that is material to the business; or

(v) authorized any of, or committed or agreed to take any of, the foregoing actions.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

3.7. No Undisclosed Liabilities; Indebtedness.

(a) Except as may be disclosed in Section 3.7(a) of the Company Disclosure Schedule or in the Company Balance Sheet and except for liabilities incurred in the ordinary course of business consistent in all material respects with past practice after the date of the Company Balance Sheet, liabilities not required to be reflected in the liabilities column of a balance sheet prepared in accordance with GAAP or liabilities incurred pursuant to or in connection with the execution, delivery or performance of this Agreement that will be paid at, or prior to, Closing, the Company and its Subsidiaries do not have any liabilities of any nature (whether absolute, accrued, matured or unmatured, fixed or contingent) that, individually or in the aggregate, would reasonably be expected to be material to the business or operations of the Company and its Subsidiaries, taken as a whole.

(b) Neither the Company nor its Subsidiaries has any Indebtedness except as set forth in Section 3.7(b) of the Company Disclosure Schedule. The Company has no obligations for borrowed money under the Royal Bank of Canada Loan Agreement, dated May 6, 2011, by and between the Royal Bank of Canada and Enobia Pharma, Inc.

3.8. Taxes.

(a) Each of the Company and its Subsidiaries has timely filed all material Tax Returns that it was required to file, and all such Tax Returns were correct and complete in all material respects. Each of the Company and its Subsidiaries has paid on a timely basis all material Taxes (whether are not shown to be due on any Tax Return). All material Taxes that the Company and its Subsidiaries were required by law to withhold, charge or collect have been duly withheld or collected and, to the extent required, have been properly paid to the appropriate Governmental Entity by the required date, and the Company and its Subsidiaries have complied in all material respects with all reporting and recordkeeping requirements. As of the Closing Date, all Forms 1120-F that were not timely filed with the IRS by the Company or any of its Subsidiaries prior to the date hereof will have been filed.

(b) The Company has made available to the Buyer complete and accurate copies of all income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries since January 1, 2008. No examination or audit of any Tax Return, or any claim or dispute related to any Tax, of the Company or any of its Subsidiaries by any Governmental Entity is in progress as of the date of this Agreement. As of the date of this Agreement, neither the Company nor any Subsidiary has been informed in writing by any jurisdiction that the jurisdiction believes that the Company or any of its Subsidiaries was required to file any Tax Return that was not filed. Neither the Company nor any Subsidiary has (i) waived any statute of limitations with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes, which waiver or extension is still in effect, or (ii) requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed. No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings relating to Taxes have been entered into or issued by any Governmental Entity with or in respect of the Company or its Subsidiaries.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(c) For periods or portions thereof up to the date of the Company Balance Sheet and for which Tax Returns are not yet required to be filed or for which Taxes are not yet required to be paid, the Company and its Subsidiaries have not incurred any liability for Taxes in amounts exceeding the accruals and reserves, but not including accruals and reserves recorded for differences between tax and financial reporting amounts, for Taxes set forth on the face of the Company Balance Sheet (rather than in any notes thereto). For periods or portions thereof up to the date of the Closing and for which Tax Returns are not yet required to be filed or which Taxes are not yet required to be paid, the Company and its Subsidiaries will not incur any liability for Taxes in excess of such accruals and reserves, but not including accruals and reserves recorded for differences between tax and financial reporting amounts, as adjusted for the passage of time in accordance with the past custom and practice of the Company and its Subsidiaries.

(d) Neither the Company nor any of its Subsidiaries (i) is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns or (ii) is a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement.

(e) Neither the Company nor any of its Subsidiaries has any actual or potential liability for any Taxes of any Person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of law in any jurisdiction), or as a transferee or successor, by contract or otherwise.

(f) There are no adjustments under Section 481 of the Code (or any similar adjustments under any provision of the Code or the corresponding foreign, state or local Tax laws) that are required to be taken into account by the Company or any Subsidiary in any period ending after the Closing Date by reason of a change in method of accounting in any taxable period ending on or before the Closing Date.

(g) Neither the Company nor any of its Subsidiaries will be required to include any amount in taxable income or exclude any item of deduction or loss from taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law) executed on or prior to the Closing Date, (ii) an installment sale or open transaction disposition made on or prior to the Closing Date, or (iii) any prepaid amount received on or prior to the Closing Date.

(h) Neither the Company nor any Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

(i) Neither the Company nor any Subsidiary has distributed to its shareholders or security holders stock or securities of a controlled corporation, nor has stock or securities of the Company or any Subsidiary been distributed, in a transaction to which Section 355 of the Code applies (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the transactions contemplated by this Agreement.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(j) There are no liens with respect to Taxes upon any of the assets or properties of the Company or its Subsidiaries, other than with respect to Taxes not yet due and payable or being contested in good faith by appropriate proceedings.

(k) Neither the Company nor any Subsidiary has engaged in a “listed transaction” as set forth in Treasury Regulation Section 301.6111-2(b)(2) or any analogous provision of state or local Law, or is a party to any understanding or arrangement described in Section 6662(d)(2)(ii) of the Code (with respect to “tax shelters”).

(l) Neither the Company nor any Subsidiary is a party to a gain recognition agreement under Section 367 of the Code.

(m) Neither the Company nor any Subsidiary is a stockholder in a “passive foreign investment company” within the meaning of Section 1297 of the Code.

(n) Neither the Company nor any Subsidiary is obligated to make any payment in connection with the transactions contemplated by, or the execution of, this Agreement that, separately or in the aggregate, may be treated as an “excess parachute payment” (whether alone or in connection with any subsequent event) under Section 280G of the Code.

(o) No Person holds shares of Company Common Stock subject to Section 83 of the Code that are non-transferable and subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code with respect to which a valid election under Section 83(b) of the Code has not been made.

(p) None of Sections 80, 80.01, 80.02, 80.03 or 80.04 of the Income Tax Act (Canada) or any analogous provincial legislative provision have applied or will apply to the Company or any of its Subsidiaries at any time up to and including the Closing Date.

(q) There are no circumstances existing to which Section 78 or 160 of the Income Tax Act (Canada) or any equivalent provincial provision to the Company or its Subsidiaries would apply.

(r) For purposes of subsection 247(2) of the Income Tax Act ( Canada), the terms or conditions in respect of all transactions between the Enobia Pharma Corp, and the Company or its Subsidiaries (other than Enobia Pharma Corp), do not differ from those that would have been between persons dealing at arm’s length, and such transactions can reasonably be considered to have been undertaken for bona fide purposes (other than to obtain a tax benefit).

(s) The Company and its Subsidiaries have not entered into an agreement contemplated in Subsections 127(13) to (17) or 127(20) of the Income Tax Act (Canada) or any equivalent provincial legislative provision.

(t) The shares of the Company’s Canadian Subsidiary are not, and will not at the Effective Time be, “taxable Canadian property” within the meaning of the Income Tax Act (Canada) or “Quebec taxable property” within the meaning of the Quebec Taxation Act.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

3.9. Owned and Leased Real Properties.

(a) Neither the Company nor any of its Subsidiaries owns, or has ever owned, any real property.

(b) Section 3.9(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all Company Leases and the location of the applicable premises. None of the Company, any of its Subsidiaries or, to the Company’s Knowledge, any other party to any Company Lease is in material default under any of the Company Leases. The Company and its Subsidiaries, as applicable, have the right to use all leased real property in accordance with the applicable Company Lease. Neither the Company nor any of its Subsidiaries leases or subleases any real property to any Person. The Company has made available to the Buyer complete and accurate copies of all Company Leases. To the Knowledge of the Company, the premises leased to the Company or its Subsidiaries under each Company Lease are (as to physical plant and structure) in good operating condition and repair, ordinary wear and tear excepted.

3.10. Intellectual Property.

(a) To the Company’s Knowledge, the Company and its Subsidiaries own, have a license or sublicense, or otherwise possess legally enforceable rights to use all Intellectual Property necessary to conduct the Business of the Company and its Subsidiaries (including if the Lead Product Candidate were sold as of the date of this Agreement).

(b) The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify, any of the Company’s or its Subsidiaries’ rights in (i) any Company Intellectual Property or (ii) any Third Party Intellectual Property. Section 3.10(b)(i) of the Company Disclosure Schedule sets forth a complete and accurate list of all pending and granted Patent Rights (together with associated priority applications), registered Trademarks, applications for registered Trademarks, registered copyrights and applications for registered copyrights owned by the Company or one of its Subsidiaries (whether solely, jointly with another Person or otherwise) material to the Business of the Company and its Subsidiaries. Section 3.10(b)(ii) of the Company Disclosure Schedule sets forth a complete and accurate list of all third party pending and granted Patent Rights (together with associated priority applications), registered Trademarks, applications for registered Trademarks, registered copyrights and applications for registered copyrights which are prosecuted or maintained by, and exclusively licensed to, the Company or one of its Subsidiaries and are material to the Business of the Company and its Subsidiaries. Section 3.10(b)(iii) of the Company Disclosure Schedule sets forth a complete and accurate list of all pending and granted Patent Rights (together with associated priority applications) owned by the Company or one of its Subsidiaries (whether solely, jointly with another Person or otherwise) or exclusively licensed to the Company or one of its Subsidiaries, except those Patent Rights set forth in Sections 3.10(b)(i) and 3.10(b)(ii) of the Company Disclosure Schedule. Sections 3.10(b)(i), 3.10(b)(ii), and 3.10(b)(iii) of the Company Disclosure Schedule set forth, (A) for each Patent Right set forth therein, a listing of the country of filing, owner(s), filing number, date of issue or filing, projected expiration date

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

and title; (B) with respect to all registered Trademarks and applications for registration of Trademarks (other than domain names) set forth therein, a listing of the country of filing, case status, application number, registration number, registration date, due date and due date description; and (C) with respect to all domain names set forth therein, a listing of the domain name, the date of the expiration of the registration and the name of the registrant.

(c) To the Company’s Knowledge, all of the issued patents disclosed in Section 3.10(b)(i) of the Company Disclosure Schedule are valid, enforceable, subsisting and, except as set forth in any contract or agreement listed in Section 3.11(a) of the Company Disclosure Schedule, free and clear of any Liens (other than Permitted Liens). To the Company’s Knowledge, all of the issued patents disclosed in Section 3.10(b)(ii)(A)(I) and 3.10(b)(iii)(I) of the Company Disclosure Schedule are valid, enforceable, subsisting and, except as set forth in any contract or agreement listed in Section 3.11(a) of the Company Disclosure Schedule, free and clear of any Liens (other than Permitted Liens). To the Company’s Knowledge, no third party has [*] or threatened to [*]. To the Company’s Knowledge, all of the patent applications disclosed in Section 3.10(b)(i) of the Company Disclosure Schedule, with the exception of those marked “expired” or “abandoned,” are pending and in compliance with all legal requirements, other than any legal requirements that, if not satisfied with respect to such patent applications, would not result in a revocation, cancellation, or lapse. To the Company’s Knowledge, each of the Patent Rights disclosed in Section 3.10(b)(i), 3.10(b)(ii)(A)(I) and 3.10(b)(iii)(I) of the Company Disclosure Schedule properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such patent is issued or such patent is pending.

(d) To the Company’s Knowledge, no third party is infringing, violating or misappropriating any of the Company Intellectual Property or any Third Party Intellectual Property exclusively licensed to the Company or any of its Subsidiaries, except for infringements, violations or misappropriations that, individually or in the aggregate, would not reasonably be expected to have a material and adverse effect on the business of the Company and its Subsidiaries, taken as a whole. The Company or the appropriate Subsidiary has taken reasonable measures to maintain in confidence all trade secrets and confidential information comprising a part of the Company Intellectual Property or the Third Party Intellectual Property licensed to the Company or any of its Subsidiaries.

(e) To the Company’s Knowledge, the conduct of the Business of the Company and its Subsidiaries does not and would not, if the Lead Product Candidate were sold as of the date of this Agreement, infringe, violate or constitute a misappropriation of any Intellectual Property of any third party. Between April 21, 2004 and the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written claim or notice alleging any material infringement, violation or misappropriation.

(f) Each employee of, and each individual who is a consultant or contractor to, the Company or any of its Subsidiaries who has conceived of or reduced to practice patentable inventions, or has prepared works of authorship, that are material to the business of the Company, on behalf of the Company or its Subsidiary during such individual’s employment by

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

or consulting or contracting relationship with the Company or any of its Subsidiaries, (i) is, or was as of the relevant time, an employee of the Company or its Subsidiary or a party to a written “work-for-hire” agreement, in each case pursuant to which the Company or one of its Subsidiaries is deemed to be the original owner or author of all rights, title and interest therein, or (ii) has executed a written agreement assigning to the Company or any of its Subsidiaries all right, title and interest in such invention or work of authorship and the Intellectual Property therein and waiving all moral rights therein to the extent legally permissible.

(g) The Company and its Subsidiaries have not received any funding from or used any facilities of any Governmental Entity or educational institution to develop the Company Intellectual Property in a manner that would result in the grant to said Governmental Entity or educational institution of any commercial rights to any Company Intellectual Property.

(h) [*] are set forth in Section 3.10(h) of the Company Disclosure Schedule.

3.11. Contracts.

(a) Section 3.11(a) of the Company Disclosure Schedule sets forth a complete and accurate list of the following contracts and agreements to which the Company or any of its Subsidiaries is a party and under which the Company or any of its Subsidiaries has any remaining rights or obligations:

(i) any material license, sublicense, option or material transfer agreement (1) relating to any Company Intellectual Property or (2) to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is granted a license under, or granted an option to obtain a license under, any Third Party Intellectual Property;

(ii) any agreement (or group of related agreements) providing for the lease, use or purchase of any personal property obligating the Company to make aggregate future payments in excess of $100,000 per year;

(iii) any agreement (or group of related agreements) for the purchase of raw materials, inventory, or finished goods under which the Company or any of its Subsidiaries expects to receive or pay more than the sum of $150,000 over the remaining term of such agreement;

(iv) any agreement for capital expenditures or the acquisition or construction of fixed assets which requires aggregate future payments in excess of $100,000;

(v) any agreement providing for the establishment or operation of a partnership, joint venture or limited liability company;

(vi) any agreement containing covenants of the Company or any of its Subsidiaries that prohibit the Company or any of its Subsidiaries from competing in any line of business or geographic or therapeutic area;

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(vii) any note, debenture or other agreement (or group of related agreements) under which the Company or any of its Subsidiaries has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) Indebtedness involving more than $150,000;

(viii) any agreement for the disposition of any significant portion of the assets or business of the Company or any of its Subsidiaries (other than in the ordinary course of business consistent in all material respects with past practice);

(ix) any agreement for the acquisition of any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof, except purchases of inventory, supplies and raw materials in the ordinary course of business consistent in all material respects with past practice;

(x) any collective bargaining agreement or any other agreement with a labor or trade union, employee association, works council, or other employee representative;

(xi) any employment or consulting agreement with any executive officer or employee of the Company or any of its Subsidiaries earning an annual base salary of $100,000 or more other than those that are terminable by the Company or any such Subsidiary on no more than 60 days’ notice without material liability or financial obligation to the Company and its Subsidiaries, taken as a whole;

(xii) any agreement under which the Company or any of its Subsidiaries is, or may become, obligated to incur any retention bonus, change in control bonus or payment, severance pay, special compensation, transaction fee or other similar payment which may become payable, directly or indirectly, by reason of this Agreement or the transactions contemplated hereby (other than any such amount payable as a result of the actions of the Buyer or the Surviving Corporation after the Effective Time);

(xiii) any agreement that (A) contains most favored customer or supplier/vendor pricing provisions (other than agreements entered into in the ordinary course of business consistent in all material respects with past practice) or (B) grants any exclusive rights, rights of first refusal, rights of first negotiations or similar rights to any Person;

(xiv) any agreement requiring the payment by or to the Company or any of its Subsidiaries of a royalty, override or similar commission or fee of more than $100,000 in any one (1) year;

(xv) any agreement under which the Company or any of its Subsidiaries has, or may have, any liability to any investment bank, broker, financial advisor, finder’s agreement or other similar Person (including an obligation to pay any legal, accounting, brokerage, finder’s, or similar fees or expenses in connection with this Agreement or the transactions contemplated hereunder);

(xvi) any agreement with any Governmental Entity; and

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(xvii) any other agreement (or group of related agreements), including agreements for the receipt of services, reasonably expected to result in future payments to or by the Company and its Subsidiaries of more than $100,000.

(b) The Company has made available to the Buyer a complete and accurate copy of each Company Material Contract in effect as of the date of this Agreement. Each Company Material Contract is in full force and effect with respect to, and represents the legal, valid and binding obligation of, the Company or the Subsidiary that is a party thereto and, to the Company’s Knowledge, with respect to each other party thereto, except to the extent it has previously expired in accordance with its terms. Neither the Company nor the Subsidiary party thereto nor, to the Company’s Knowledge, any other party to any Company Material Contract is in material violation of or in material default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would reasonably be expected to cause such a material violation of or material default under) any Company Material Contract.

3.12. Litigation. (a) There is no, and at no time since January 1, 2008 has there been, any material action, suit, proceeding, claim, arbitration or investigation pending against the Company or any of its Subsidiaries, or against any Intellectual Property owned or, to the Company’s Knowledge, exclusively licensed by the Company or any of its Subsidiaries, in each case of which the Company has received written notice and (b) to the Company’s Knowledge, no material action, suit, proceeding, claim, arbitration or investigation has been threatened in writing against the Company or any of its Subsidiaries or against any Intellectual Property owned or exclusively licensed by the Company or any of its Subsidiaries. There are no, and since January 1, 2008 there have not been any, material judgments, orders or decrees outstanding against the Company or any of its Subsidiaries. To the Company’s Knowledge, there are no material judgments, orders or decrees outstanding against the Company or any of its Subsidiaries or any holder of Third Party Intellectual Property exclusively licensed to the Company, to the extent such judgment, order or decree challenges the legality, validity, enforceability, use, inventorship or ownership of such Intellectual Property.

3.13. Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole:

(a) The Company and its Subsidiaries are in compliance with, and are not in violation of, and between January 1, 2008 and the date of this Agreement, have not received any written notice alleging any violation by the Company or any of its Subsidiaries with respect to any applicable Environmental Laws.

(b) To the Company’s Knowledge, the properties operated by the Company and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances in an amount or concentration that would give rise to an obligation to act or disclose that condition under any Environmental Law.

(c) Between January 1, 2008 and the date of this Agreement, the Company and its Subsidiaries have not received a written notice that the Company or any Subsidiary is subject to any liability for any Hazardous Substance disposal or contamination in violation of any Environmental Law on the property of any third party.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(d) Neither the Company nor any of its Subsidiaries has released any Hazardous Substance into the environment except (i) in compliance with law or (ii) in an amount or concentration that would not reasonably be expected to give rise to any liability or obligation under any Environmental Law.

(e) Neither the Company nor any of its Subsidiaries is, nor between January 1, 2008 and the date of this Agreement has been, named as a party to any orders, decrees or injunctions by any Governmental Entity addressing liability under any Environmental Law.

(f) The Company and its Subsidiaries possess all permits required under any Environmental Law in connection with the operation of their current business operations.

The parties agree that the only representations and warranties of the Company in this Agreement as to any environmental matters or any other obligation or liability with respect to Hazardous Substances or materials of environmental concern are those contained in this Section 3.13. Without limiting the generality of the foregoing, the Buyer specifically acknowledges that the representations and warranties contained in Sections 3.15 and 3.16 do not relate to environmental matters.

3.14. Employee Benefit Plans.

(a) Section 3.14(a) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of all Company Employee Plans.

(b) With respect to each Company Employee Plan, the Company has made available to the Buyer a complete and accurate copy of (i) such Company Employee Plan and all amendments thereto, and if the plan has not been reduced to writing, a written description of all material terms thereof, (ii) the three (3) most recent annual report (Form 5500) filed with the IRS, (iii) each trust agreement, group annuity contract, insurance policy and summary plan description as currently in effect, if any, relating to such Company Employee Plan, (iv) the most recent actuarial valuation reports, if any, and (v) the current IRS determination letter or opinion letter covering each applicable Company Employee Plan. The Company and its Subsidiaries have no written cash bonus plan in place. Bonus targets for each employee are set in each employee’s offer letter and such offer letters state that payments are based 50% on Company milestone achievement and 50% on individual milestones set jointly by the employee and his or her manager. The Company’s Board of Directors approves Company milestone achievement, actual bonus payments for direct reports to the chief executive officer, and overall bonus amount paid.

(c) Each Company Employee Plan is being, and has been, maintained and administered in all material respects in accordance with (i) ERISA, (ii) the Code, (iii) all other applicable laws and the regulations thereunder and (iv) its terms. Neither the Company nor any of its Subsidiaries is or reasonably could be subject to any material liability under Sections 409

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

or 502(i) of ERISA or Section 4975 of the Code. There are no pending or, to the Company’s Knowledge, threatened claims (other than routine claims for benefits) by, on behalf of or against any Company Employee Plan or any trusts related thereto that would reasonably be expected to result in any material liability to the Company or any of its Subsidiaries.

(d) With respect to each Company Employee Plan, there are no benefit obligations for which material contributions have not been made on a timely basis or properly accrued to the extent required by GAAP.

(e) Each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a determination or opinion letter from the IRS to the effect that such Company Employee Plan is qualified and the plans and trusts related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code or the period for obtaining such letter is still open. No such determination or opinion letter has been revoked and revocation has not been threatened. To the Company’s Knowledge, no act or omission has occurred with respect to any such Company Employee Plan that would reasonably be expected to adversely affect its qualification or materially increase its cost.

(f) Neither the Company nor any of its ERISA Affiliates has (i) within the past six (6) years maintained, contributed to or been obligated to contribute to a Company Employee Plan which was subject to Section 412 of the Code or Title IV of ERISA or (ii) within the past six (6) years been obligated to contribute to a “multiemployer plan” (as defined in Section 4001(a)(3) or Section 3137 of ERISA). No event has occurred and no circumstance exists that has given or could give rise to liability under Title IV of ERISA of Section 412 of the Code to the Company or any of its ERISA Affiliates that has not been satisfied in full.

(g) None of the Company Employee Plans promises or provides post-termination or retiree medical or other post-termination or retiree welfare benefits to any Person, except as required by applicable law.

(h) Section 3.14(h) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of all Foreign Employee Benefit Plans. The Company has made available to the Buyer a complete and accurate copy of each such Foreign Employee Benefit Plan and all amendments thereto (and if the plan has not been reduced to writing, a written description of all material terms thereof), and the most recent actuarial valuation reports, if any, with respect to each Foreign Employee Benefit Plan. Each Foreign Employee Benefit Plan has been established and is being, and has been, maintained and administered in all material respects in accordance with (i) applicable laws and the regulations thereunder and (ii) its terms. With respect to the Foreign Employee Benefit Plans, there are no benefit obligations for which contributions have not been made on a timely basis or properly accrued to the extent required by GAAP. No Foreign Employee Benefit Plan is a defined benefit retirement plan.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(i) Neither the Company nor any of its Subsidiaries is a party to any material agreement with any director, executive officer or other key employee of the Company or any of its Subsidiaries the benefits of which, or the vesting of any benefits of which, are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement or providing material severance benefits or other material benefits after the termination of employment of such director, executive officer or employee.

(j) Each Company Employee Plan that is a nonqualified deferred compensation plan (as defined in Code Section 409A(d)(1)) has been operated in good faith compliance with the applicable guidance under Code Section 409A.

3.15. Compliance With Laws. Since January 1, 2008 the Company and its Subsidiaries have been in compliance with and are not in violation of, and, between January 1, 2008 and the date of this Agreement, have not received any written notice alleging any violation with respect to, any applicable statute, law or regulation with respect to the conduct of the business of the Company and its Subsidiaries, or the ownership or operation of their properties or assets, except for violations that, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

3.16. Permits. The Company and its Subsidiaries have all Company Permits, and all such Company Permits are in full force and effect. The Company and its Subsidiaries are in material compliance with the terms of the Company Permits. Between January 1, 2008 and the date of this Agreement, the Company has not received any written notice or other written communication from any Governmental Entity regarding (a) any material violation of any Company Permit or any failure to comply in a material respect with any term or requirement of any Company Permit or (b) any revocation, withdrawal, suspension, cancellation, termination or material modification of any Company Permit.

3.17. Insurance. The Company and its Subsidiaries maintain the Insurance Policies. Each Insurance Policy is in full force and effect. The Company and its Subsidiaries have paid when due all premiums due and payable under all such Insurance Policies and the Company and its Subsidiaries have complied in all material respects with the provisions of each material Insurance Policy under which it is the insured party. No insurer under any material Insurance Policy has provided written notice to the Company or any of its Subsidiaries that it has cancelled or generally disclaimed liability under any such Insurance Policy or indicated any intent to do so or not to renew any such policy. The Company has made available to Buyer true, accurate and complete copies of all such Insurance Policies, in each case, as amended or otherwise modified and in effect. There is no claim pending under any Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Insurance Policies other than customary reservation of rights provisions.

3.18. Product Liability. (a) no material product liability claims have been received in writing by the Company or any of its Subsidiaries and (b) to the Company’ Knowledge, no such claims have been threatened against the Company or any of its Subsidiaries relating to any of the products or the product candidates currently being developed, tested or manufactured by or on behalf of the Company and its Subsidiaries. There is no judgment, order or decree outstanding against the Company relating to product liability claims.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

3.19. Regulatory Matters.

(a) The Lead Product Candidate of the Company and its Subsidiaries has been developed, tested, manufactured and stored, as applicable, in compliance in all material respects with applicable law including, where applicable, the FDA Act and applicable regulations issued by the FDA, including, as applicable, those requirements relating to the FDA’s, EMA’s and other Governmental Entities current good manufacturing practices and good laboratory practices, and good clinical practices.

(b) Section 3.19(b) of the Company Disclosure Schedule lists all Registrations. Complete and accurate copies of all Registrations, and all material correspondence with the FDA or other applicable Governmental Entities with respect to the Registrations, have been made available to the Buyer. The Company and its Subsidiaries have never imported for sale, exported for sale, marketed for sale, sold, offered for sale, distributed for sale, processed for sale or packaged for sale any products.

(c) The clinical trials conducted or otherwise sponsored by the Company and its Subsidiaries with respect to the Lead Product Candidate of the Company and its Subsidiaries were conducted in all material respects in accordance with all applicable clinical trial protocols, informed consents and applicable requirements of applicable law, including, where applicable, the FDA’s good clinical practices and good laboratory practices regulations. The Company owns or has the right to use all data collected in the course of such clinical trials, including the right to use such data in submissions to the FDA, the EMA or other Governmental Entities. The Company has the right to transfer (including transfer of the right to use) all data collected in the course of such clinical trials to the Buyer.

(d) The Company has made available to Buyer complete, true and correct copies of all substantive correspondence (including letters, memoranda, emails and formal summaries of meetings, phone calls, conversations and teleconferences whether written or electronic) (“Correspondence”) to or from the FDA, EMA or other regulatory authority and the Company or its Subsidiaries or any Person acting for or on behalf of the Company or its Subsidiaries including relating to clinical trials or proposed clinical trials of the Lead Product Candidate, data from such trials, preclinical testing of the Lead Product Candidate, testing required or recommended for approval of the Lead Product Candidate, the manufacture of the Lead Product Candidate, inspection of facilities, audit reports or the pricing of or reimbursement for the Lead Product Candidate (whether for commercial sale or compassionate or similar use).

(e) Except as made available to the Buyer, as of the date of this Agreement, neither the Company, its Subsidiaries, nor, to the Knowledge of the Company, any Person acting for or on behalf of the Company or its Subsidiaries has had any substantive communication, whether orally, electronically, telephonically, in writing or otherwise, with any government employee, agent or representative or other third party relating to (i) a potential [*] for the Lead Product Candidate in [*] or (ii) the [*] of any vials or other amounts of the Lead Product Candidate to be provided for use in [*], or in any other pre-approval, named patient or cohort process or program [*] country.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(f) The Company and its Subsidiaries are not subject to any investigation that is pending and of which the Company has been notified in writing or, to the Company’s Knowledge, which has been threatened, in each case by (i) the FDA or (ii) the Department of Health and Human Services Office of Inspector General, the Department of Justice or any other Governmental Entity pursuant to the Anti-Kickback Statute, the Federal False Claims Act (31 U.S.C. §3729) or other similar foreign law.

(g) The Company and its Subsidiaries have complied in all material respects with all applicable security and privacy standards regarding protected health information under (i) HIPAA or any foreign equivalent and (ii) other applicable privacy laws.

(h) Neither the Company, nor any of its Subsidiaries nor any of their respective employees or agents, have made an untrue or fraudulent statement to the FDA or any other applicable Governmental Entity, or in any records and documentation prepared or maintained to comply with the applicable laws, with respect to the Lead Product Candidate of the Company, or failed to disclose a material fact required to be disclosed to the FDA or any other similar Governmental Entity.

(i) Neither the Company nor its Subsidiaries has: (i) been debarred, excluded or received notice of action or threat of action with respect to debarment, exclusion or other action under the provisions of 21 U.S.C. §§ 335a, 335b, or 335c, 42 U.S.C. § 1320a-7 or any equivalent provisions in any other applicable jurisdiction; or (ii) received written notice of or been subject to any other material enforcement action involving the FDA or any other similar Governmental Entity, including any suspension, consent decree, notice of criminal investigation, indictment, sentencing memorandum, plea agreement, court order or target or no-target letter, and none of the foregoing are pending or, to Company’s Knowledge, threatened in writing against same. To the Company’s Knowledge, neither the Company, its Subsidiaries nor any of their respective officers, directors or employees have made or offered any payment, gratuity or other thing of value that is prohibited by any law to personnel of the FDA or any other Governmental Entity.

(j) As of the date of this Agreement, the [*] and the individual [*], with the exception of the [*] to be entered into between [*] or one of its Subsidiaries pursuant to the [*], as amended, which will [*], is not final and has not been approved by the Company or any of its Subsidiaries.

3.20. Brokers. Except for the fees payable to Merrill Lynch, no agent, broker, investment banker, financial advisor or other Person is or shall be entitled, as a result of any action, agreement or commitment of the Company or any of its Subsidiaries, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

3.21. Labor and Employment.

(a) No employees of the Company or any of its Subsidiaries are represented by any labor or trade union, works council, employee association or other employee representative. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to, any collective bargaining agreement or other agreement with a labor or trade union, works council, employee association or other employee representative. There have been no strikes, lockouts, slow-downs, work stoppages, picketing, or any other manner of labor unrest among the employees of the Company or its Subsidiaries and no such actions have been threatened. As of the date hereof, there is no unfair labor practice complaint pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries. To the Company’s Knowledge, as of the date hereof there is no organizational effort presently being made or threatened by or on behalf of any labor or trade union, employee association or current or former Company employee with respect to the Company’s employees. As of the date of this Agreement, no officer or key employee has notified the Company or its Subsidiaries in writing of his or her intention to resign or retire.

(b) In all countries where the Company’s and its Subsidiaries’ employees are located, the Company and its Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours, workplace safety, occupational health and safety, vacation pay, overtime pay, pay equity, French language requirements, notice of termination, immigration, employee privacy, family, medical and other leaves, classification of employees, consultants and independent contractors, workers’ compensation and assessments, human rights and nondiscrimination, nonharassment, and nonretaliation in employment, and the Company and its Subsidiaries have been in material compliance therewith.

3.22. Title to Personal Properties. The Company and its Subsidiaries have good and marketable title to, or, in the case of property held under a lease or other contractual obligation, a valid leasehold interest in, or right to use, all of their tangible assets that are material to the Company and its Subsidiaries, taken as a whole. None of the Company’s or its Subsidiaries’ material tangible assets are subject to any Lien other than Permitted Liens. Such tangible assets are, in the aggregate, in good operational working order, condition and repair (ordinary wear and tear excepted). All material items of machinery, equipment and other tangible assets of the Company and its Subsidiaries are adequate to be used for the purposes for which they are currently used in the manner they are currently used and are in good working order (ordinary wear and tear excepted).

3.23. Transactions with Affiliates. Neither the Company nor any of its Subsidiaries is indebted to any director, officer or employee of the Company or any of its Subsidiaries (except for amounts due as salaries and bonuses under employment agreements or employee benefit plans and amounts payable in reimbursement of ordinary expenses), and no such director, officer or employee is indebted to the Company or any of its Subsidiaries. None of the holders of Company Stock, Company Warrants or Company Options and none of the directors, officers, employees or securityholders of the Company or any of its Subsidiaries has been involved in any material business arrangement with the Company or any of its Subsidiaries since January 1, 2008 (other than as a director, officer, employee or securityholder, as the case may be), and none of the holders of Company Stock, Company Warrants, or Company Options and none of the directors, officers, employees and securityholders of the Company or any of its Subsidiaries owns any material asset, tangible or intangible, that is used in the business of the Company or any of its Subsidiaries.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE

TRANSITORY SUBSIDIARY

The Buyer and the Transitory Subsidiary represent and warrant to the Company that the statements contained in this Article IV are true and correct:

4.1. Organization, Standing and Power. Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing, individually or in the aggregate, that would not reasonably be expected to have a Buyer Material Adverse Effect.

4.2. Authority; No Conflict; Required Filings and Consents.

(a) Each of the Buyer and the Transitory Subsidiary has all requisite corporate power and authority to enter into this Agreement and, subject to the adoption of this Agreement by the Buyer as sole stockholder of the Transitory Subsidiary (which shall occur immediately after the execution and delivery of this Agreement), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Buyer and the Transitory Subsidiary have been duly authorized by all necessary corporate action on the part of each of the Buyer and the Transitory Subsidiary, subject to the adoption of this Agreement by the Buyer as sole stockholder of the Transitory Subsidiary (which shall occur immediately after the execution and delivery of this Agreement). This Agreement has been duly executed and delivered by each of the Buyer and the Transitory Subsidiary and constitutes the valid and binding obligation of each of the Buyer and the Transitory Subsidiary, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) The execution and delivery of this Agreement by each of the Buyer and the Transitory Subsidiary do not, and the consummation by the Buyer and the Transitory Subsidiary of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation or by-laws of the Buyer or the Transitory Subsidiary, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, modification, amendment, cancellation or acceleration of any obligation or loss of any material benefit or to increased, additional, accelerated or guaranteed rights or entitlements of any Person) under, require a consent or waiver under, constitute a change in control under, require the

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

payment of a penalty under or result in the imposition of any Lien on the Buyer’s or the Transitory Subsidiary’s assets under, any of the terms, conditions or provisions of any lease, license, contract or other agreement, instrument or obligation to which the Buyer or the Transitory Subsidiary is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to the adoption of this Agreement by the Buyer as sole stockholder of the Transitory Subsidiary (which shall occur immediately after the execution and delivery of this Agreement) and subject to compliance with the requirements specified in clauses (i) and (ii) of Section 4.2(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of its or their respective properties or assets, except in the case of clauses (ii) and (iii) of this Section 4.2(b) for any such conflicts, violations, breaches, defaults, terminations, modifications, amendments, cancellations, accelerations, losses, rights, entitlements, penalties or Liens, and for any consents or waivers not obtained, that, individually or in the aggregate, would not reasonably be expected to have a Buyer Material Adverse Effect.

(c) No action by, consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity or any stock market or stock exchange on which shares of Buyer common stock are listed for trading is required by or with respect to the Buyer or the Transitory Subsidiary in connection with the execution and delivery of this Agreement by the Buyer or the Transitory Subsidiary or the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated by this Agreement, except for (i) the pre-merger notification requirements under the HSR Act and applicable foreign Antitrust Laws and (ii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business.

(d) No vote of the holders of any class or series of the Buyer’s capital stock or other securities is necessary for the consummation by the Buyer of the transactions contemplated by this Agreement.

4.3. Litigation. As of the date hereof, there is no litigation, action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of the Buyer or the Transitory Subsidiary, threatened, against the Buyer or the Transitory Subsidiary, and neither the Buyer nor the Transitory Subsidiary is subject to any outstanding order, writ, judgment, injunction or decree of any Governmental Entity that, in either case, would, individually or in the aggregate, (a) prevent or materially delay the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated by this Agreement or (b) otherwise prevent or materially delay performance by the Buyer or the Transitory Subsidiary of any of its material obligations under this Agreement.

4.4. Operations of the Transitory Subsidiary. The Transitory Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

4.5. Financing. The Buyer and the Transitory Subsidiary will at Closing have sufficient funds to perform all of their respective obligations under this Agreement and to consummate the Merger. Attached hereto as Annex A is a true, correct and complete copy of the executed commitment letter from the bank named therein to Buyer (the “Debt Financing Commitment”), pursuant to which the lenders party thereto have agreed to provide or cause to be provided the commitments set forth therein, subject solely to the terms and conditions set forth therein, for the purposes of funding payment of a portion of the Total Consideration (the “Debt Financing”). As of the date hereof, the Debt Financing Commitment, in the form so delivered, is a legal, valid and binding obligation of Buyer and, to the knowledge of Buyer, the other parties thereto. Assuming the accuracy of the representations and warranties set forth in Article III and compliance by the Company with its covenants and agreement hereunder, as of the date of this Agreement, to the knowledge of Buyer, no event has occurred which, with or without notice, lapse of time or both, would result in the Debt Financing not being available at Closing and the Buyer has no reason to believe that it will be unable to satisfy on a timely basis any term or condition of closing to be satisfied by it contained in the Debt Financing Commitments. The Buyer has fully paid any and all commitment fees or other fees required by the Debt Financing Commitments to be paid on or before the date of this Agreement and will pay any such fees required by the Debt Financing Commitments to be paid prior to the Closing. Subject to its terms and conditions, the Debt Financing, when funded in accordance with the Debt Financing Commitments, together with the cash of the Buyer, will provide the Buyer with acquisition financing at the Effective Time sufficient to consummate the Merger and pay the portion of the Total Consideration payable at the Closing upon the terms contemplated by this Agreement and pay all related fees and expenses of the Buyer. There is no condition to the funding of the financing described in the Debt Financing Commitment other than the conditions precedent set forth in the Debt Financing Commitment.

4.6. Solvency. Assuming the accuracy of the representations and warranties set forth in Article III, immediately after giving effect to the transactions contemplated by this Agreement, the Buyer and the Surviving Corporation shall (a) be able to pay their respective debts as they become due and shall own property having a fair saleable value greater than the amounts required to pay their respective debts (including a reasonable estimate of the amount of all contingent liabilities) and (b) have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Buyer or the Surviving Corporation.

4.7. No Other Representations or Warranties. The Buyer and the Transitory Subsidiary hereby acknowledge and agree that, except for the representations and warranties set forth in Article III (as modified by the Company Disclosure Schedule) and in any certificate, Letter of Transmittal, any consent delivered pursuant to Section 5.1 or in any other document or instrument delivered at the Closing pursuant to the terms of this Agreement, (a) none of the Company or any of its Affiliates, stockholders, directors, officers, employees, agents, representatives or advisors, or any other Person, has made or is making any express or implied representation or warranty with respect to the Company or any of its Subsidiaries, including with respect to any information provided or made available to the Buyer or any of its Affiliates,

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

stockholders, directors, officers, employees, agents, representatives or advisors, or any other Person, and (b) other than for fraud as set forth in clause (y) below, none of the Company or any of its Affiliates, stockholders, directors, officers, employees, agents, representatives or advisors, or any other Person, will have or be subject to any liability or indemnification obligation or other obligation of any kind or nature to the Buyer, the Transitory Subsidiary or any of their respective Affiliates, stockholders, directors, officers, employees, agents, representatives or advisors, or any other Person, resulting from the delivery, dissemination or any other distribution to the Buyer, the Transitory Subsidiary or any of their respective Affiliates, stockholders, directors, officers, employees, agents, representatives or advisors, or any other Person, or the use by the Buyer, the Transitory Subsidiary or any of their respective Affiliates, stockholders, directors, officers, employees, agents, representatives or advisors, or any other Person, of any such information provided or made available to any of them by the Company or any of its Affiliates, stockholders, directors, officers, employees, agents, representatives or advisors, or any other Person, including any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material provided or made available to the Buyer, the Transitory Subsidiary or any of their respective Affiliates, stockholders, directors, officers, employees, agents, representatives or advisors, or any other Person, in “data rooms,” confidential information memoranda or management presentations in anticipation or contemplation of the Merger or any other transactions contemplated by this Agreement. Notwithstanding anything to the contrary in this Section 4.6 or otherwise, Buyer and the Transitory Subsidiary shall be entitled to rely on the representations and warranties (x) (i) made by the Company in Article III of this Agreement, (ii) set forth in any certificate, document or instrument delivered by the Company at the Closing under this Agreement and (iii) of each Company Equityholder set forth in each Letter of Transmittal and (y) nothing in this Agreement shall be construed to limit or otherwise restrict any action by the Buyer with respect to actual fraud against the individual that committed such fraud and any employer of such individual that is vicariously liable for such fraud.

ARTICLE V

CONDUCT OF BUSINESS

5.1. Covenants of the Company.

(a) Except (i) as expressly provided or permitted herein, (ii) as set forth in Section 5.1 of the Company Disclosure Schedule, (iii) as required by applicable law or any Company Material Contract in effect as of the date hereof and (iv) as consented to in writing by the Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period, the Company shall, and shall cause each of its Subsidiaries to (A) use commercially reasonable efforts to carry on its business in the ordinary course, (B) use commercially reasonable efforts to maintain and preserve its and each of its Subsidiaries’ business organization, assets and properties and business relationships with those having material business dealings with it, (C) use commercially reasonable efforts not to take or omit from taking any of the actions described in Section 3.6 that would have required disclosure in Section 3.6 of the Company Disclosure Schedule if such actions or omissions had been taken after the date of the Company Balance Sheet and prior to the date of this Agreement and (D) except for those Taxes disclosed on Section 3.8 of the Company Disclosure Schedule, pay all Taxes that become due during the Pre-Closing Period on or before the due date thereof.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(b) During the Pre-Closing Period, without the prior written consent of the Buyer, the Company shall not, and shall cause each of its Subsidiaries and each Person acting for or on behalf of the Company or its Subsidiaries not to, communicate, whether orally, electronically, telephonically, in writing or otherwise, with any government employee, agent or representative or other third party with respect to any substantive matters relating to (i) a potential [*] or (ii) the [*], or in any other pre-approval, [*].

(c) During the Pre-Closing Period, the Company shall not without the prior written consent of the Buyer (which consent shall not be unreasonably withheld, conditioned or delayed) (i) approve or finalize [*], or (ii) undertake any [*] other than those set forth on Schedule 5.1(c). Notwithstanding the foregoing, Buyer’s exercise of its right to consent under this Section 5.1(c) shall not unreasonably delay [*].

(d) During the Pre-Closing Period, the Company shall use commercially reasonable efforts to maintain the Intellectual Property that the Company controls during the Pre-Closing Period and shall not allow such Intellectual Property to expire, lapse or become abandoned and shall take the following actions: (i) in the case of any provisional application that would expire during the Pre-Closing Period, file at least a PCT application designating all countries and (ii) in the case of any PCT application that would expire during the Pre-Closing Period, minimally nationalize the PCT application in the United States, Australia, Canada, Europe (designating all states) and Japan, and contact Alexion to discuss additional countries.

(e) Prior to the Effective Time, the Company shall terminate the management incentive plan approved by the Board on March 14, 2011 (the “Management Carve-Out Plan”) and there shall no obligations or liability of the Company or its Subsidiaries as a result of such termination.

(f) During the Pre-Closing Period, the Company may (i) extend the period for exercising the option to acquire a license to intellectual property related to [*], dated August 10, 2011, by and between a Subsidiary of the Company and [*] (the “Material Transfer Agreement”) if the consideration for such extension is solely the cost of prosecuting the underlying patent application prior to the termination of such option and/or (ii) exercise such option set forth in such Material Transfer Agreement on terms that are reasonably acceptable to Buyer. The Company shall not (and shall cause its Subsidiaries not to) engage in any discussions with [*] regarding the licensing of intellectual property subject to the Material Transfer Agreement during the Pre-Closing Period except as described in this paragraph.

(g) During the Pre-Closing Period, the Company shall use commercially reasonable efforts to (i) extend the option described in the Term Sheet for an Exclusive Option and License Agreement with [*], dated August 2009, as amended, (the “Option Agreement”) on terms that are reasonably acceptable to Buyer or (ii) enter into a License Agreement with [*] relating to the intellectual property described in the Option Agreement on terms that are reasonably acceptable to Buyer. The Company shall not (and shall cause its Subsidiaries not to) engage in any discussions with [*] during the Pre-Closing Period except as described in this paragraph.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

5.2. Confidentiality. The parties acknowledge that the Buyer and the Company have previously executed the Confidentiality Agreement, which Confidentiality Agreement shall continue in full force and effect in accordance with its terms, except as expressly modified herein and shall terminate upon the Effective Time.

5.3. Stockholder Communications. Promptly following obtaining the Written Consent, and in any event (if the Written Consent is obtained) within seven (7) days after the date of this Agreement, the Company shall prepare and distribute a written notice to all stockholders of the Company who did not sign the Written Consent in compliance with Sections 228 and 262 of the DGCL (the “228 Notice”). The Company shall provide the Buyer with a copy of the 228 Notice no later than five (5) Business Days after the date of this Agreement and shall consider in good faith all reasonable comments timely submitted by the Buyer.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1. No Solicitation. During the Pre-Closing Period, the Company shall not (and shall cause each of its Subsidiaries not to), and the Company shall use reasonable efforts to cause its directors, officers, employees and other agents not to, directly or indirectly, (a) solicit, initiate or knowingly encourage any Acquisition Proposal or (b) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any non-public information for the purpose of encouraging or facilitating, any Acquisition Proposal. The Company shall promptly inform the Buyer of the identity of any Person making an Acquisition Proposal during the Pre-Closing Period as well as the nature and material terms of any such Acquisition Proposal and, if such Acquisition Proposal is in written form, provide the Buyer with a copy thereof.

6.2. Stockholder Consent or Approval. The Company shall use commercially reasonable efforts to take all lawful action to obtain, as expeditiously as possible, and in any event before 5:00 p.m., New York time, the day immediately following the execution of this Agreement, the Written Consent. Promptly following receipt of the Written Consent, the Company shall cause its corporate Secretary to deliver a copy of such Written Consent to the Buyer, together with a certificate executed on behalf of the Company by its corporate Secretary certifying that such Written Consent reflects the Company Stockholder Approval. Nothing contained in this Section 6.2 shall be deemed to prohibit the Company from making any required disclosure to the Company’s stockholders if, in the good faith judgment of the Company’s Board of Directors, failure so to disclose would be inconsistent with its obligations under applicable law; provided, that the Company shall notify Buyer prior to making such required disclosure.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

6.3. Access to Information. During the Pre-Closing Period, the Company shall (and shall cause each of its Subsidiaries and its and their respective officers, employees and representatives to) afford to the Buyer’s officers, employees, accountants, counsel and other representatives, reasonable access, upon reasonable notice, during normal business hours and in a manner that does not unreasonably disrupt or interfere with business operations, to all of its properties, books, contracts, commitments, Tax returns, personnel and records as the Buyer shall reasonably request, and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Buyer the information concerning its business, properties, assets and personnel as the Buyer may reasonably request. Any access provided to the Buyer or information provided by the Company or its Subsidiaries shall not constitute any expansion of or additional representations or warranties of the Company beyond those specifically set forth in this Agreement. The Buyer will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreement. Notwithstanding the foregoing, the Company and its Subsidiaries shall not be required to provide the Buyer access to or disclose information where such access or disclosure would result in the loss of any attorney-client privilege or be prohibited under applicable law or by the terms of any agreement to which the Company or any of its Subsidiaries is a party as of the date hereof.

6.4. Other Pre-Closing Covenants.

(a) Subject to the terms hereof, including Section 6.4(b), the Company and the Buyer shall each:

(i) use its commercially reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable;

(ii) within ten (10) Business Days after the date of this Agreement, make all necessary filings under the HSR Act and request early termination of the waiting period with respect to such filings, and thereafter make any other required submissions under the HSR Act and satisfy any related governmental request for information thereunder in each case as promptly as reasonably practicable;

(iii) use its commercially reasonable efforts to make, as promptly as practicable, all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under any other applicable law;

(iv) use its commercially reasonable efforts to obtain, as promptly as practicable, from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Company or the Buyer or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, it being understood that neither the Company nor any of its Subsidiaries shall be required to make any payments in connection with the fulfillment of its obligations under this paragraph; and

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(v) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

The Company and the Buyer shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting reasonable additions, deletions or changes suggested in connection therewith. The Company and the Buyer shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law in connection with the transactions contemplated by this Agreement. For the avoidance of doubt, the Buyer and the Company agree that nothing contained in this Section 6.4(a) shall modify or affect their respective rights and responsibilities under Section 6.4(b) or modify or affect the Buyer’s obligations under Section 6.4(c).

(b) Subject to the terms hereof, the Buyer and the Company agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective commercially reasonable efforts to (i) obtain any government clearances or approvals required for Closing under applicable Antitrust Laws, (ii) respond to any government requests for information under any Antitrust Law, and (iii) contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any Antitrust Order that restricts, prevents or prohibits the consummation of the Merger or any other transaction contemplated by this Agreement under any Antitrust Law. Except to the extent prohibited by applicable law, the parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other parties in advance, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law.

(c) Each of the Company and the Buyer shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their commercially reasonable efforts to obtain any third party consents required in connection with the Merger that are (i) necessary to consummate the transactions contemplated hereby, (ii) disclosed or required to be disclosed in the Company Disclosure Schedule or (iii) required to prevent the occurrence of an event that would reasonably be expected to have a Company Material Adverse Effect or a Buyer Material Adverse Effect prior to or after the Effective Time, it being understood that neither the Company nor the Buyer shall be required to make any payments, other than the payment of customary filing fees, in connection with the fulfillment of its obligations under this Section 6.4.

6.5. Public Disclosure. The Buyer and the Company shall issue a joint press release announcing the execution of this Agreement in such form as shall be mutually agreed upon by the Company and the Buyer. Except as may be required by law or stock market regulations, neither the Buyer nor the Company shall issue any other press release or otherwise make any public statement with respect to the Merger or this Agreement without the written consent of the other party; provided, however, that the Company and the Buyer shall be permitted to make public statements and disclosures the content of which consists only of a substantially verbatim recital of all or a portion of the press release announcing the transaction contemplated by this Agreement from and after the issuance of such press release.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

6.6. Indemnification of Directors and Officers.

(a) From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, the Buyer shall cause (and shall provide funds therefor to) the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to the certificate of incorporation of the Company providing for the indemnification, the advancement of expenses and exculpation from liability of each Company Indemnified Party.

(b) The certificate of incorporation and by-laws of the Surviving Corporation shall contain, and the Buyer shall cause the certificate of incorporation and by-laws of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its Subsidiaries or any predecessor thereof than are set forth in the certificate of incorporation and by-laws of the Company immediately prior to the execution and delivery of this Agreement, which certificate of incorporation and by-laws have been made available to Buyer.

(c) The Surviving Corporation shall, at no expense to the beneficiaries, either (i) maintain, and the Buyer shall cause the Surviving Corporation to maintain, in effect for six (6) years from and after the Effective Time the Current D&O Insurance with respect to matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) or (ii) purchase a six (6) year extended reporting period endorsement with respect to the Current D&O Insurance and maintain such endorsement in full force and effect for its full term; provided, however, that in complying with its obligations pursuant to the terms of this Section 6.6(c), the Surviving Corporation shall not be required to pay annual insurance premiums in excess of [*]% of the current annual premium paid by the Company for its existing coverage in the aggregate. If the Surviving Corporation cannot obtain such insurance coverage without paying annual premiums in excess of such limit, the Surviving Corporation shall purchase such insurance with the maximum coverage available by paying annual premiums equal to such limit.

(d) If the Buyer, the Surviving Corporation or any of the Company’s Subsidiaries (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successor and assigns of the Buyer, the Surviving Corporation or such Subsidiary, as the case may be, shall assume all of the obligations of this Section 6.6.

(e) If the Company Indemnified Party is successful in its claim under this Section 6.6, the Buyer shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by such Company Indemnified Parties in connection with the enforcement of their rights provided in this Section 6.6.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(f) The provisions of this Section 6.6 are intended to be in addition to the rights otherwise available to the Company Indemnified Parties by law, charter, statute, by-law or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Company Indemnified Parties, their heirs and their representatives.

6.7. Notification of Certain Matters. During the Pre-Closing Period, the Buyer shall give prompt notice to the Company, and the Company shall give prompt notice to the Buyer, of (a) the occurrence, or failure to occur, of any event, which occurrence or failure to occur would reasonably be expected to cause the conditions to Closing set forth in Section 7.2(a) or 7.3(a), as the case may be, not to be satisfied or (b) any failure of the Buyer and the Transitory Subsidiary or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, which failure would reasonably be expected to cause the conditions to Closing set forth in Section 7.2(b) or 7.3(b), as the case may be, not to be satisfied. Notwithstanding the above, the delivery of any notice pursuant to this Section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party’s obligation to consummate the Merger. Notwithstanding the prior sentence, if (i) any such notice relates to the occurrence of any event arising after the date of this Agreement (without breach of Section 5.1 or Section 6.1), (ii) such notice is accompanied by a Company Termination Right Notice and (iii) the Buyer does not exercise its termination right prior to the Closing, then the information set forth in such notice shall constitute an amendment of the representation or warranty to which it relates for purpose of Article IX of this Agreement such that the Buyer shall not be entitled to indemnification under Article IX of this Agreement with respect to such matter to the extent of the information so disclosed. Within five (5) Business Days of receipt of a Company Termination Right Notice, the Buyer shall provide written notice to the Company, which notice shall be binding on the Buyer, pursuant to which the Buyer shall agree or dispute that the Buyer is entitled to terminate this Agreement in accordance with the provisions of Section 8.1(d) as a result of such Company Termination Right Notice.

6.8. Employee Matters.

(a) Beginning on the Effective Time, the Buyer shall, or shall cause the Surviving Corporation to, for the period ending twelve (12) months after the Closing Date or for such greater period as shall be required by applicable law, provide each Continuing Employee who remains employed by the Surviving Corporation, the Buyer or any of its Subsidiaries with total cash compensation (including base salary and bonus opportunity) that is no less favorable in the aggregate than those provided by Buyer to similarly situated employees of Buyer. Beginning on the Effective Time, the Buyer shall also cause the Surviving Corporation to, for the period ending twelve (12) months after the Closing Date or for such greater period as shall be required by applicable law, maintain (or cause its Subsidiaries to maintain) employee benefit plans, agreements, programs, policies and arrangements for the benefit of each Continuing Employee that are no less favorable in the aggregate than the Buyer Employee Plans in effect immediately prior to the Closing Date with respect to similarly situated employees of the Buyer. Notwithstanding anything to the contrary in this Agreement, beginning on the Effective Time, the Buyer shall cause the Surviving Corporation to, for the period ending twelve (12) months

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

after the Closing Date or for such greater period as shall be required by applicable law, maintain (or cause its Subsidiaries to maintain) a severance pay plan, program or practice for the benefit of each Continuing Employee providing benefits to the Continuing Employees that are equal to the greater of the benefits provided by (i) the Company’s or any Subsidiary’s plan, program or practice in effect on the date hereof and set forth on the Company Disclosure Schedules with respect to such Continuing Employee or (ii) any severance pay plan, program or practice maintained by the Buyer or its Subsidiaries for similarly situated employees. For the avoidance of doubt, nothing in this Agreement or otherwise (except as required by law) shall require the Surviving Corporation, the Buyer or any of its Subsidiaries to maintain employment of any Continuing Employee.

(b) Following the Closing, the Buyer shall give each Continuing Employee service credit for eligibility and vesting (but not benefit accrual or calculation) for purposes of (i) eligibility to participate in any Buyer Employee Plans and (ii) determination of benefit levels under any Buyer Employee Plan or policy relating to vacation or severance, in each case with respect to plans for which the Continuing Employee is otherwise eligible and in which the Continuing Employee is offered participation, to the extent that such credit was given under the Company Employee Plans, but not where such credit would result in a duplication of benefits. In addition, the Buyer shall use commercially reasonable efforts to waive, or cause to be waived, any limitations on benefits relating to pre-existing conditions to the same extent such limitations are waived under any comparable plan of the Company and recognize for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by Continuing Employees in the calendar year in which the Effective Time occurs.

(c) Nothing in this Agreement shall (i) prohibit the Company, the Buyer or any of their respective Subsidiaries from amending, modifying or terminating, or shall be construed as an amendment or modification to, any or all compensation or benefit plans, programs, policies, practices, agreements and arrangements sponsored or maintained by the Company, the Buyer or any of their Subsidiaries, including each Company Employee Plan and Buyer Employee Plan, or construed as the establishment of any compensation or benefit plan, program, policy, practice, agreement or arrangement, (ii) require the Buyer or any of its Subsidiaries to continue any particular compensation or benefit plan, program, policy, practice, agreement or arrangement after the Effective Time, or (iii) confer upon any Person not a party hereto any right, benefit or remedy of any nature whatsoever, including any right to employment or continued employment for any period of time by reason of this Agreement, or any right to a particular term or condition of employment.

6.9. 280G Matters. Prior to the Effective Time, the Company shall submit to a stockholder vote the right of any “disqualified individual” (as defined in Section 280G(c) of the Code) listed in Section 6.9 of the Company Disclosure Schedule to receive any and all payments (or other benefits) contingent on the consummation of the transactions contemplated by this Agreement (within the meaning of Section 280G(b)(2)(A)(i) of the Code) to the extent necessary so that, if such vote is adopted by the Company stockholders in a manner that satisfies the stockholder approval requirements under Section 280G(b)(5)(B) of the Code and regulations

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

promulgated thereunder, no payment received by such “disqualified individual” would be a “parachute payment” under Section 280G(b) of the Code (determined without regard to Section 280G(b)(4) of the Code). The Company shall, to the extent necessary to carry out the foregoing, use commercially reasonable efforts to obtain the requisite waivers from each such disqualified individual prior to the vote, and such vote shall establish the “disqualified individual’s” right to the payment or other compensation. In addition, the Company shall provide adequate disclosure to Company stockholders entitled to vote under Section 280G(b)(5)(B) of all material facts concerning all payments that, but for such vote, could be deemed “parachute payments” to any such “disqualified individual” under Section 280G of the Code in a manner that satisfies Section 280G(b)(5)(B)(ii) of the Code and regulations promulgated thereunder.

6.10. Bonus Plan. Prior to the Effective Time, the Company shall be permitted to declare and pay bonuses to employees of the Company or any of its Subsidiaries under any Bonus Plan. In the event the Company declares, but has not paid, any such bonuses prior to the Effective Time, the Buyer shall pay, or cause the Surviving Corporation to pay, from time to time as and when due, all Bonus Plan Payments declared by the Company prior to the Effective Time, the amount of which shall constitute an Unpaid Company Transaction Expense.

6.11. FIRPTA Certificate. Prior to the Closing or the Closing Date, the Company shall deliver or cause to be delivered to the Buyer a certification (in such a form as may be reasonably agreed to by counsel to the Buyer and the Company) that the shares of Company Stock are not United States real property interests as defined in Section 897(c) of the Code, together with a notice to the Internal Revenue Service, in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code.

6.12. Financing Cooperation. The Company shall, and shall cause the Subsidiaries to, use its reasonable efforts to cooperate with Buyer and the Transitory Subsidiary (and use its reasonable efforts to cause the independent accounting firm and other advisers retained by the Company to cooperate with Buyer and the Transitory Subsidiary), in each case in a manner that does not unreasonably disrupt or interfere with the Company’s business operations, and at the Buyer’s sole cost and expense, in connection with the Debt Financing contemplated in the Debt Financing Commitment or any other third-party financing used by the Buyer in connection with the Merger as an alternative to the Debt Financing (any such financing, “Alternate Financing”), including using commercially reasonable efforts to: (a) participate in meetings, drafting sessions, rating agency presentations and due diligence sessions, (b) furnish the Buyer and the Transitory Subsidiary with monthly financial statements (excluding footnotes) and all other pertinent information regarding the Company and its Subsidiaries (including information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act) as is reasonably requested by the Buyer in connection with the Debt Financing or Alternate Financing, in each case, to the extent available, (c) review and comment upon portions of the information memorandum for the proposed syndication by the Financing Sources and any related written presentation to ratings agencies and similar written material, (d) facilitate the pledging of collateral for the Debt Financing or Alternate Financing, to be effective from and after the Effective Time and (e) obtain such consents, approvals, authorizations and instruments which may be reasonably requested by Buyer or the Transitory

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Subsidiary in connection with the Debt Financing or Alternate Financing and collateral arrangements, including customary payoff letters, releases of encumbrances, instruments of termination or discharge and landlord consents, waivers and access agreements. The Company hereby consents to the use of its logos in connection with the Debt Financing or Alternate Financing. Notwithstanding the foregoing, the Company shall not be required to bear any expense or pay any commitment or similar fees prior to Closing and no such fees shall constitute Unpaid Company Transaction Expenses. The Buyer shall indemnify and hold harmless the Company, its Subsidiaries and their respective representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by any of them in connection with the arrangement of the Debt Financing and any information utilized in connection therewith (other than written information relating to the Company and its Subsidiaries provided in writing by the Company for use therein).

6.13. Investment Canada Act. The Buyer shall notify the Director of Investments of the Merger and other transaction described herein within 30 days after the Closing Date, in accordance with Part III of the Investment Canada Act.

ARTICLE VII

CONDITIONS TO MERGER

7.1. Conditions to Each Party’s Obligation To Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) Stockholder Approval. The Company shall have obtained the Company Stockholder Approval.

(b) HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

(c) Governmental Approvals. Other than the filing of the Certificate of Merger, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity in connection with the Merger, the failure of which to file, obtain or occur would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, shall have been filed, been obtained or occurred on terms and conditions which would not have a Company Material Adverse Effect.

(d) No Injunctions. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

7.2. Additional Conditions to Obligations of the Buyer and the Transitory Subsidiary. The obligations of the Buyer and the Transitory Subsidiary to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following additional conditions, either of which may be waived, in writing, exclusively by the Buyer and the Transitory Subsidiary:

(a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement (without regard to any materiality or Company Material Adverse Effect qualifications contained therein) other than the Company Fundamental Representations shall be true and correct as of the Closing Date as though made on and as of the Closing Date, except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date and (ii) where the failure to be true and correct has not had a Company Material Adverse Effect; and the Company Fundamental Representations (without regard to any materiality or Company Material Adverse Effect qualifications contained therein) shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such date; and the Buyer shall have received a certificate signed on behalf of the Company by an authorized officer of the Company to such effect.

(b) Performance of Obligations of the Company. The Company shall have performed or complied with in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date; and the Buyer shall have received a certificate signed on behalf of the Company by an authorized officer of the Company to such effect.

(c) No Company Material Adverse Effect. Between the date of this Agreement and the Closing Date, there shall not have occurred a Company Material Adverse Effect that is continuing on the Closing Date; and the Buyer shall have received a certificate signed on behalf of the Company by an authorized officer of the Company to such effect.

(d) Escrow Agreement. The Stockholder Representatives shall have executed and delivered to the Buyer the Escrow Agreement.

(e) Stockholder Approval. Holders of greater than 75% of the outstanding shares of Company Stock immediately prior to the Effective Time shall have signed the Written Consent.

(f) Restructuring. The Company shall have completed the Restructuring (as defined in the Restructuring Agreement) in accordance with the Restructuring Agreement.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

7.3. Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following additional conditions, either of which may be waived, in writing, exclusively by the Company:

(a) Representations and Warranties. The representations and warranties of the Buyer and the Transitory Subsidiary set forth in this Agreement (without regard to any materiality or Buyer Material Adverse Effect qualifications contained therein) other than the Buyer Fundamental Representations shall be true and correct as of the Closing Date as though made on and as of the Closing Date except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date and (ii) where the failure to be true and correct has not had a Buyer Material Adverse Effect; and the Buyer Fundamental Representations (without regard to any materiality or Buyer Material Adverse Effect qualifications contained therein) shall be true and correct in all material respects as the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such date; and the Buyer shall have received a certificate signed on behalf of the Company by an authorized officer of the Company to such effect.

(b) Performance of Obligations of the Buyer and the Transitory Subsidiary. The Buyer and the Transitory Subsidiary shall have performed in all material respects all obligations required to be performed or complied with by them under this Agreement on or prior to the Closing Date; and the Company shall have received a certificate signed on behalf of the Buyer by an authorized officer of the Buyer to such effect.

(c) Escrow Agreement. The Buyer and the Escrow Agent shall have executed and delivered to the Company the Escrow Agreement.

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1. Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.1(b) through 8.1(f), by written notice by the terminating party to the other party), whether before or, subject to the terms hereof, after receipt of the Company Stockholder Approval:

(a) by mutual written consent of the Buyer, the Transitory Subsidiary and the Company; or

(b) by either the Buyer or the Company if the Merger shall not have been consummated by the Outside Date; provided, however, that if the Closing shall not have occurred by the Outside Date, but on such date, all of the conditions to Closing set forth in Article VII (other than conditions that by their nature are only to be satisfied as of the Closing) other than the condition set forth in Section 7.1(b) have been satisfied or waived in writing, then the Buyer and the Company shall not be permitted to terminate this Agreement prior to the Extended Outside Date; provided, further, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to a party if the failure of the Merger to have been consummated on or before the Outside Date was primarily due to the failure of such party to perform any of its material obligations under this Agreement; or

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(c) by either the Buyer or the Company if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

(d) by the Buyer, if the Buyer is not then in material breach of its representations, warranties or covenants contained in this Agreement and there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 7.2(a) or 7.2(b) not to be satisfied and (ii) shall not have been cured or waived within 30 days following receipt by the Company of written notice of such breach or failure to perform from the Buyer; or

(e) by the Company, if the Company is not then in material breach of its representations, warranties or covenants contained in this Agreement and there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Buyer or the Transitory Subsidiary set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 7.3(a) or 7.3(b) not to be satisfied and (ii) shall not have been cured or waived within 30 days following receipt by the Buyer of written notice of such breach or failure to perform from the Company; or

(f) by the Buyer, if the Company Stockholder Approval shall not have been obtained prior to 5:00 p.m., New York time, on the day immediately following the date of this Agreement.

8.2. Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Buyer, the Company, the Transitory Subsidiary or their respective officers, directors, stockholders or Affiliates; provided that (a) any such termination shall not relieve any party from liability for damages (including, in the case of damages sought by the Company, damages based on the consideration payable to the Company Equityholders pursuant to this Agreement) for any Buyer Willful Breach or Company Willful Breach, as the case may be, and (b) the provisions of Sections 5.2 (Confidentiality) and 8.3 (Fees and Expenses), this Section 8.2 (Effect of Termination) and Article X (Miscellaneous) of this Agreement, the Restructuring Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

8.3. Fees and Expenses. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated. The Buyer shall pay all fees and expenses relating to the Escrow Agent, and the Paying Agent and the filing fees under the HSR Act.

8.4. Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after receipt of the Company Stockholder Approval, but, after receipt of the Company Stockholder Approval no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

8.5. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver shall not be deemed to apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE IX

INDEMNIFICATION

9.1. Indemnification by Company Equityholders. Subject to the terms and conditions of this Article IX, from and after the Closing, the Buyer and the Surviving Corporation shall be indemnified and held harmless, solely from and to the extent of the Escrow Amount remaining in the Escrow Account (plus the amounts that may become available under the Escrow Agreement pursuant to Section 9.6 below), from and against any and all Damages incurred or suffered by the Buyer or any of its Subsidiaries (including the Surviving Corporation) to the extent arising out of, resulting from or constituting:

(a) any breach or inaccuracy as of the date hereof or as of the Closing Date of any representation or warranty made by the Company in this Agreement or in any of the certificates furnished by the Company pursuant to this Agreement (in each case, as such representation or warranty would read if all qualifications as to materiality, including each reference to the defined term “Company Material Adverse Effect” (except for the first sentence of Section 3.6), were deleted therefrom);

(b) any failure by the Company to perform or breach by the Company of any covenant or agreement contained in this Agreement that is required to be performed at or prior to the Closing or any failure by the Stockholder Representatives to perform or breach by the Stockholder Representatives of any covenant or agreement contained in this Agreement;

(c) any Unpaid Company Transaction Expenses that were not included in the calculation of Aggregate Closing Merger Consideration set forth in the Closing Payment Certificate;

(d) any Closing Indebtedness that was not included in the calculation of Aggregate Closing Merger Consideration set forth in the Closing Payment Certificate;

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(e) the difference between the amount of the Closing Cash that was estimated and included in the calculation of Aggregate Closing Merger Consideration set forth in the Closing Payment Certificate and the actual Closing Cash; and

(f) (i) if the Net Current Liabilities that was estimated and included in the calculation of Aggregate Closing Merger Consideration set forth in the Closing Payment Certificate was less than the Target Amount, the excess, if any, of the actual Net Current Liabilities over the Target Amount and (ii) if the Net Current Liabilities that was estimated and included in the calculation of Aggregate Closing Merger Consideration set forth in the Closing Payment Certificate was greater than the Target Amount, the excess, if any, of the actual Net Current Liabilities over the Net Current Liabilities as stated on the Closing Payment Certificate.

9.2. Indemnification by the Buyer. Subject to the terms and conditions of this Article IX, from and after the Closing, the Buyer shall indemnify and hold harmless the Company Equityholders from and against any and all Damages incurred or suffered by any Company Equityholder to the extent resulting from or constituting:

(a) any breach of a representation or warranty of the Buyer or the Transitory Subsidiary contained in this Agreement; or

(b) any failure by the Buyer or the Transitory Subsidiary to perform any covenant or agreement contained in this Agreement.

9.3. Claims for Indemnification.

(a) Third Party Claims. All claims for indemnification made under this Agreement resulting from, related to or arising out of a third-party claim against an Indemnified Party shall be made in accordance with the following procedures. An Indemnified Party shall deliver a Third Party Claim Notice within 30 days after receipt by the Indemnified Party of notice of any Third Party Action or, if earlier, upon the assertion of any such claim by a third party, and shall describe in reasonable detail (to the extent then known by the Buyer) the facts constituting the basis for such Third Party Action and the amount of the claimed damages; provided, that failure to timely deliver such notice shall not relieve the Indemnifying Party from any obligations under this Article IX except to the extent it is actually prejudiced by such failure. Within 30 days after delivery of such Third Party Claim Notice, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third Party Action, at its expense, with counsel reasonably satisfactory to the Indemnified Party so long as (i) the ad damnum set forth in such Third Party Action and other Damages reasonably expected to result from the Third Party Action do not exceed 150% of the amount then remaining in the Escrow Account; (ii) the Third Party Action involves only money damages and does not seek any injunction or other equitable relief against the Indemnified Party or its Subsidiaries, (iii) the Indemnified Party has not been advised in writing by outside counsel that an actual or potential conflict exists between the Indemnified Party and the Indemnifying Party in connection with the defense of the Third Party Action, (iv) the Indemnifying Party provides reasonable evidence to the Indemnified Party that the Indemnifying Party has reasonably adequate financial resources to pay the cost of the defense of such Third Party Action, (v) the Third Party Action

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

does not relate to or otherwise arise in connection with any criminal or regulatory enforcement action and (vi) neither the Third Party Action nor the defense thereof challenges the ownership, scope or validity of a Patent or other Intellectual Property material to the business at the time of such Third Party Action. The Indemnifying Party shall conduct the defense of any such Third Party Action diligently and in good faith. If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense. The party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such Third Party Action, the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith shall be considered “Damages” for purposes of this Agreement; provided, however, that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one (1) counsel for all Indemnified Parties. The party controlling such defense shall keep the other party advised of the status of such Third Party Action and the defense thereof and shall consider recommendations made by the other party with respect thereto. The Indemnified Party shall not agree to any settlement of such Third Party Action without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld, delayed or conditioned). The Indemnifying Party shall not agree to any settlement of such Third Party Action that does not include a complete release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party without the prior written consent of the Indemnified Party.

(b) Procedure for Claims Not Involving Third Parties. An Indemnified Party wishing to assert a claim for indemnification under this Article IX that does not involve a Third Party Action shall deliver to the Indemnifying Party a Claim Notice. Within 30 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response in which the Indemnifying Party shall (i) agree that the Indemnified Party is entitled to receive all of the Claim Amount (in which case (A) if the Indemnifying Party is the Buyer, such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claim Amount, by check or by wire transfer, and (B) if the Indemnifying Party is the Company Equityholders, the Stockholder Representatives shall take such actions as are required pursuant to the Escrow Agreement to cause the Claim Amount to be released to the Buyer from the Escrow Account), (ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Claim Amount (in which case (A) if the Indemnifying Party is the Buyer, such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of such agreed amount, by check or by wire transfer, and (B) if the Indemnifying Party is the Company Equityholders, the Stockholder Representatives shall take such actions as are required pursuant to the Escrow Agreement to cause such agreed amount to be released to the Buyer from the Escrow Account) or (C) contest that the Indemnified Party is entitled to receive any of the Claim Amount. If the Indemnifying Party in such response contests the payment of all or part of the Claim Amount, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve such dispute. If such dispute is not resolved within 60 days following the delivery by the Indemnifying Party of such response, the Indemnifying Party and the Indemnified Party shall each have the right to submit such dispute to a court of competent jurisdiction in accordance with the provisions of Section 11.10.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

9.4. Survival.

(a) Each representation and warranty of the Company and the Buyer set forth in this Agreement other than the Excepted Representations shall survive the Closing until the [*] anniversary of the Closing Date. The Excepted Representations shall survive the Closing until the [*] anniversary of the Closing Date.

(b) No claim may be made for a breach of a covenant requiring performance prior to the Effective Time after the [*] anniversary of the Closing.

(c) If an indemnification claim is properly asserted in writing pursuant to Section 9.3 prior to the expiration as provided in Section 9.4(a) or Section 9.4(b) of the representation, warranty, covenant or agreement that is the basis for such claim, then such representation, warranty, covenant or agreement shall survive until, but only for the purpose of, the resolution of such claim.

9.5. Limitations.

(a) Notwithstanding anything to the contrary contained in this Agreement:

(i) no individual claim or series of related claims for indemnification under Section 9.1(a) shall be valid and assertable unless it is (or they are) for an amount in excess of [*];

(ii) the Buyer shall not be permitted to recover any Damages under Section 9.1(a) until such Damages exceed the Deductible, at which point the Buyer shall recover such Damages in excess of the Deductible; and

(iii) subject to Section 9.6, the amount of Damages that may be recovered by the Buyer under this Article IX shall not exceed the balance of the Escrow Account and shall be payable solely out of the Escrow Account pursuant to the terms of the Escrow Agreement; provided, however, that the limitations set forth in clauses (i) and (ii) of this Section 9.5(a) shall not apply in the case of the Excluded Matters.

(b) In no event shall any Company Equityholder have any personal liability for any Damages and the Buyer’s sole recourse for any Damages shall be to the proceeds available in the Escrow Account.

(c) The amount of Damages recoverable by an Indemnified Party under this Article IX with respect to an indemnity claim shall be reduced by (i) the amount of any net Tax benefit actually received in cash or in actual reduction of a current Tax liability by the Indemnified Party (or an Affiliate thereof) (after first taking into account all other items of income, gain, loss, deduction or credit (or any other Tax attributes) of such Person) directly attributable to the incurrence or payment of the underlying obligations relating to such indemnity claim in the taxable year of such incurrence or payment and the next taxable year immediately following such taxable year and (ii) the amount of any insurance payment received by such

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Indemnified Party (or an Affiliate thereof) with respect to such indemnity claim. An Indemnified Party shall use commercially reasonable efforts to pursue, and to cause its Affiliates to pursue, all insurance claims to which it is entitled, the proceeds of which would provide compensation with respect to the Damages that are the subject of such indemnity claim. If an Indemnified Party (or an Affiliate thereof) receives any insurance payment in connection with any claim for Damages for which it has already been paid under this Article IX, the Indemnifying Party shall be reimbursed within 30 days after received such insurance payment by an amount equal to the lesser of (A) the amount previously received by the Indemnified Party under this Article IX with respect to such claim or (B) the amount of such insurance payment; provided that, if the indemnity claim was made by Buyer, (x) if the reimbursement is to be paid prior to the termination of the Escrow Account, it shall be paid to the Escrow Account to be held in the Escrow Account, (y) if the reimbursement is to be paid after the termination of the Escrow Account and at the time of such reimbursement the amount of outstanding open indemnity claims exceed the amount the held in the Escrow Account, then the amount of such excess (or, if such reimbursement is less than the amount of such excess, the amount of such reimbursement) shall be paid to the Escrow Agent to be held in the Escrow Account, and Buyer shall pay any remaining amount of such reimbursement to the Company Equityholders and (z) if the reimbursement is to be paid after the termination of the Escrow Account and at the time of such reimbursement the there are no open indemnity claims, then Buyer shall pay the amount of such reimbursement to the Company Equityholders.

(d) Except with respect to claims for actual fraud against the individual guilty of such fraud, claims against the Stockholders’ Representative pursuant to the Stockholder Rep Confidentiality Agreement and claims for equitable relief made with respect to breaches of any covenant or agreement contained in this Agreement, from and after the Closing (i) subject to the last sentence of Section 11.9, the rights of the Indemnified Parties under this Article IX shall be the sole and exclusive remedies of the Indemnified Parties and their respective Affiliates with respect to claims under, or otherwise relating to the transactions that are the subject of, this Agreement and (ii) subject to Section 9.6, the proceeds available in the Escrow Account shall be the sole and exclusive means for the Buyer to collect any Damages for which it is entitled to indemnification under this Article IX. Without limiting the generality of the foregoing, in no event shall any party, its successors or permitted assigns be entitled to claim or seek rescission of the transactions consummated by this Agreement.

(e) For purposes of this Article IX, (i) if the Company Equityholders comprise the Indemnifying Party, any references to the Indemnifying Party (except provisions relating to an obligation to make any payments) shall be deemed to refer to the Stockholder Representatives and (ii) if the Company Equityholders comprise the Indemnified Party, any references to the Indemnified Party (except provisions relating to an obligation to make or a right to receive any payments) shall be deemed to refer to the Stockholder Representatives.

(f) Notwithstanding anything to the contrary in this Agreement, the Company Equityholders shall not have any liability to the Buyer if any Tax attributes of the Company or any Subsidiary (including net operating loss carryovers, capital loss carryovers, adjusted basis or credits) are not available to the Company, any Subsidiary, the Buyer, or any of their Affiliates for any taxable period or portion thereof ending after the Closing Date.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

9.6. Additions to Escrow Account.

(a) In the event that prior to the expiration of the applicable survival period set forth in Section 9.4, the Buyer has made a good faith claim for indemnification pursuant to this Article IX that is not yet satisfied out of the Escrow Account (an “Unresolved Claim”) and the Buyer thereafter becomes obligated to make a Milestone Payment pursuant to Section 2.6 at a time when such Unresolved Claim remains open, then:

(i) if such Unresolved Claim is an Excluded Matter, the Buyer may deposit in the Escrow Account (or, if no funds remain in the Escrow Account, a successor escrow account with the Escrow Agent governed by an escrow agreement in substantially the same form as the Escrow Agreement) a portion of such Milestone Payment equal to the lesser of (A) the portion of the Buyer’s good faith estimate of the Damages associated with all Unresolved Claims with respect to such Excluded Matter recoverable under this Article IX in excess of the difference of (I) the balance of the Escrow Account at such time minus (II) Buyer’s good faith estimate of the Damages associated with any other Unresolved Claims that remain open (the “Unresolved Claim Amount”) and (B) [*] of such Milestone Payment;

(ii) if such Unresolved Claim is not an Excluded Matter, the Buyer may deposit in the Escrow Account (or, if no funds remain in the Escrow Account, a successor escrow account with the Escrow Agent governed by an escrow agreement in substantially the same form as the Escrow Agreement) a portion of such Milestone Payment equal to the lesser of (A) the portion of the Buyer’s good faith estimate of the Damages associated with such Unresolved Claim in excess of the difference of (I) the balance of the Escrow Account at such time, minus (II) the then outstanding Unresolved Claim Amount, but only to the extent such excess amount does not exceed the sum of (x) the amount, if any, of that portion of the original proceeds in the Escrow Account previously released from the Escrow Account to an Indemnified Party with respect to a prior claim for indemnification for an Excluded Matter and (y) the then outstanding Unresolved Claim Amount in respect of any other Excluded Matters and (B) [*] of such Milestone Payment; provided, that if the Excluded Matters referred to in clause (y) above are either finally resolved without any payment from the Escrow Account or if the final Unresolved Claim Amount for such Excluded Matters is less than the Unresolved Claim Amount calculated for purposes of determining the portion of the Milestone Payment to be paid to the Escrow Account, then, following the final resolution of all such Excluded Matters, the Buyer and the Stockholder Representatives shall cause the Escrow Agent to release for the benefit of the Company Equityholders an amount equal to the difference between the final amount payable from the Escrow Account to the Buyer on account of such Excluded Matters and the amount deposited into the Escrow Account with respect to the non-Excluded Matter; and

(iii) For the avoidance of doubt, if no portion of the original Escrow Amount is released to satisfy an Excluded Matter, then no portion of any Milestone Payment may be setoff in connection with an indemnification claim that is not an Excluded Matter.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(b) In any case where Buyer is entitled to deposit a portion of a Milestone Payment in the Escrow Account pursuant to Section 9.6(a), Buyer shall, within five (5) Business Days after the date on which such Milestone Payment was due, (i) deposit in the Escrow Account the amount by which such Milestone Payment was reduced pursuant to Section 9.6(a) (each such payment, an “Escrow Account Addition”) for the purpose of securing the Unresolved Claim giving rise to such Escrow Account Addition and (ii) deliver a written notice to the Stockholder Representatives stating that Buyer has exercised its right to deposit a portion of such Milestone Payment in the Escrow Account pursuant to this Section 9.6, the amount so deposited, and a confirmation that such amount has been paid into the Escrow Account. Any such Escrow Account Addition shall be released in accordance with the terms and conditions of the Escrow Agreement.

9.7. Tax Matters.

(a) Tax Indemnification.

(i) In addition to the other indemnification obligations in this Article IX, but without requiring the Buyer and the Surviving Corporation to be indemnified twice for the same Damages, the Buyer and the Surviving Corporation shall be indemnified and held harmless, solely from and to the extent of the Escrow Account, from and against any and all Damages (including tax filing preparation costs) suffered or incurred by such Indemnified Party arising or resulting from, or attributable to or otherwise in connection with, without duplication, (A) all Taxes (or the non-payment thereof) of the Company or its Subsidiaries for all taxable periods ending on or before the Closing Date and, as determined under Section 9.7(c), the portion through the end of the Closing Date for any Tax period that includes (but does not end on) the Closing Date (“Pre-Closing Tax Period”), (B) all Taxes for any Pre-Closing Tax Period of any member of an affiliated, consolidated, combined or unitary group of which the Company or its Subsidiaries is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar legal requirement, (C) any and all Taxes of any Person for a Pre-Closing Tax Period imposed on the Company or its Subsidiaries as a transferee or successor, by contract, or otherwise, (D) any and all withholding Taxes required to be withheld or Taxes paid in respect of the exercise or cancellation of the Company Options, (E) any Taxes for a Pre-Closing Tax Period (including for greater clarity payroll, withholding and other employee related Taxes) payable by the Company or one if its Subsidiaries in a country (“Other Country”) other than the one in which it was incorporated by reason of its employees or agents being present in the Other Country, and (F) any and all withholding Taxes required to be withheld in respect of any consideration payable pursuant to this Agreement to the Company Equityholders.

(ii) Notwithstanding anything to the contrary in this Article IX, any indemnification obligation with respect to Taxes under this Article IX shall be reduced:

(A) first, by the amount of any actual cash refund of Taxes (net of reasonable expenses and corresponding Tax costs) for a Pre-Closing Tax Period actually received by the Company or an Indemnified Party or applied in reduction of any Tax liability of the Company or

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

an Indemnified Party after the Closing Date; provided, however, that if such Tax refund is received after an indemnification payment has been made in respect of Taxes by an Indemnifying Party, the Indemnified Party shall pay to the Indemnifying Party the amount of such Tax refund (net of reasonable expenses and corresponding Tax costs) to the extent of the amount of the indemnification payment; and

(B) second, for Taxes (I) incurred in the ordinary course of business after the date of the Company Balance Sheet and included in the definition of Net Current Liabilities plus (II) to the extent not covered in the preceding clause (I), reserved for on the Company Balance Sheet; provided, however, that clauses (I) and (II) shall not apply to indemnification obligations with respect to: (x) Taxes incurred by either the Company or any of its Subsidiaries in any jurisdiction (other than its jurisdiction of tax residency or domicile) in connection with income arising from activities in such jurisdiction including income attributable to a “permanent establishment” as defined in Article V of the Canada - United States Income and Capital Tax Treaty (except to the extent included in the definition of Net Current Liabilities); (y) Taxes incurred or assessed against any of the Company or its Subsidiaries for any Person performing services to any of the Company or its Subsidiaries where the Company did not fulfill any of its withholding obligations, payment obligations and reporting requirements; and (z) any and all withholding Taxes required to be withheld in respect of any consideration payable pursuant to this Agreement to the Company Equityholders or in respect of the exercise or cancellation of Company Options.

(iii) Notwithstanding anything to the contrary in this Agreement, the Buyer and the Surviving Corporation shall not be entitled to an indemnification payment for Taxes pursuant to this Article IX to the extent that any Tax attributes of the Company or its Subsidiaries (including net operating loss carryovers, capital loss carryovers, and Tax credits) as of the Closing Date are available to reduce the amount of Taxes otherwise payable under applicable jurisdictional law. Any claims for indemnification under Section 9.1(a) for a breach of the representations and warranties set forth in Section 3.8 shall be subject to the limitations set forth in this Section 9.7(a).

(b) Returns. The Company shall prepare and file or otherwise furnish to the appropriate party (or cause to be prepared and filed or so furnished) in a timely manner all Tax Returns (“Company Returns”) relating to the Company and its Subsidiaries that are due on or before or relate to any taxable period (or portion thereof) ending on or before the Closing Date. All Company Returns shall be prepared, and each item thereon treated, in a manner consistent with past practices and treatment insofar as related to the Company and its Subsidiaries unless the Buyer and Stockholder Representatives determine that there is no reasonable basis for such position, and shall be true, correct and complete in all material respects. No later than thirty (30) days prior to the due date for filing a Company Return, the Company shall provide the Stockholder Representatives and Buyer with a copy of such Tax Return. The Company shall make such changes to the Company Return as the Stockholder Representatives and Buyer may reasonably request. In the case of a Company Return, the Buyer may recover any Taxes for which the Company Equityholders are responsible under Section 9.7(a)(i) from the Escrow Account.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(c) Straddle Period. In the case of any Tax period that includes (but does not end on) the Closing Date (a “Straddle Period”), the amount of any Taxes of the Company based upon or measured by net income or gain for the Pre-Closing Tax Period will be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the Tax period of any partnership formed in connection with any transaction contemplated by this Agreement in which either the Company or its Subsidiaries holds a beneficial interest will be deemed to terminate at such time). The amount of Taxes, other than Taxes of the Company based upon or measured by net income or gain for a Straddle Period, which relate to the Pre-Closing Tax Period will be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction, the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period.

(d) Tax Sharing Agreements. All Tax sharing agreements or similar agreements with respect to or involving the Company or its Subsidiaries will be terminated prior to the Closing Date and, after the Closing, the Company and its Subsidiaries will not be bound thereby or have any liability thereunder.

(e) Certain Taxes and Fees. All transfer, documentary, sales, use stamp, registration and other such Taxes, and any conveyance fees or recording charges incurred in connection with the transactions contemplated by this Agreement, will be shared equally by the Buyer and the Company Equityholders, with the portion thereof payable by the Company Equityholders to be paid when due solely from the Escrow Account.

(f) Cooperation on Tax Matters. The Buyer, the Company and the Stockholder Representatives will cooperate fully, as and to the extent reasonably requested by another party, in connection with any Tax matters relating to the Company and its Subsidiaries for which one party could reasonably require the assistance of the other party in obtaining any necessary information. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information that are reasonably relevant to any such Tax matter. The Company and the Stockholder Representatives agree (A) to retain all books and records in their possession as of the Closing Date with respect to Tax matters pertinent to any of the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or the Stockholder Representatives, any extensions thereof) of the respective taxable periods, and to abide by all record retention requirements under applicable law or record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if another party so requests, the Company or the Stockholder Representatives, as the case may be, shall allow the other party to take possession of such books and records.

(g) Treatment of Payments. Each party agrees to treat, for Tax purposes, all payments made by it to or for the benefit of another party (including any payments to the Company or the Company Equityholders) under indemnity provisions of this Agreement as adjustments to the Total Consideration, except to the extent that the legal requirements of a particular jurisdiction require otherwise.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

ARTICLE X

DEFINITIONS

10.1. Definitions. For purposes of this Agreement, each of the following terms shall have the meaning set forth below.

“228 Notice” shall have the meaning set forth in Section 5.3.

“Accountant” shall have the meaning set forth in Section 2.6(e).

“Acquisition Proposal” means (a) any proposal or offer for a merger, consolidation, dissolution, sale of substantial assets outside the ordinary course of business, stock purchase, recapitalization, share exchange or other business combination involving the Company and its Subsidiaries, (b) any proposal for the issuance by the Company of over 20% of its Equity Interests or (c) any proposal or offer to acquire in any manner, directly or indirectly, over 20% of the Equity Interests or total consolidated assets of the Company, in each case other than the transactions contemplated by this Agreement.

“Adult” means a person that is eighteen (18) years of age or older.

“Affiliate” means any Person who is an “affiliate” of that party within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended.

“Aggregate Closing Merger Consideration” means an amount in cash equal to (a) the Base Purchase Price, plus (b) the Closing Cash, plus (c) the aggregate exercise price of all Company Options outstanding immediately prior to the Effective Time, minus (d) the Closing Indebtedness, minus (e) the Unpaid Company Transaction Expenses, minus (f) the Stockholder Representatives Expense Amount and minus (g) the amount, if any, by which the Net Current Liabilities exceed the Target Amount.

“Aggregate Net Sales” mean the total Net Sales of all Products during any consecutive four (4) calendar quarter period.

“Alternate Financing” shall have the meaning set forth in Section 6.12.

“Anti-Kickback Statute” means the Federal Healthcare Program Anti-Kickback Statute (42 U.S.C. §1320a-7B(b)).

“Antitrust Laws” means the HSR Act, as amended, the Sherman Act, as amended, the Clayton Act, the Federal Trade Commission Act and any other applicable federal, state or foreign law, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

“Antitrust Order” means any judgment, injunction, order (whether temporary, preliminary or permanent) or decree issued with respect to any Antitrust Laws.

[*].

“Audit” shall have the meaning set forth in Section 2.6(e).

“Bankruptcy and Equity Exception” means the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

“Base Purchase Price” means $610,000,000.

“Bonus Plan” means any bonus plan implemented by the Company prior to the date of this Agreement and disclosed in the Company Disclosure Schedule.

“Bonus Plan Payments” means the amounts payable from time to time pursuant to any Bonus Plan.

“Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions located in New York, New York are permitted or required by law, executive order or governmental decree to remain closed.

“Business of the Company and its Subsidiaries” means the development, manufacture, and sale of the Lead Product Candidate for the treatment of HPP, as currently produced and formulated.

“Buyer” shall have the meaning set forth in the first paragraph of this Agreement.

“Buyer Employee Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement, policy or arrangement, including insurance coverage, severance benefits, disability benefits, vacation pay, material fringe benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation and all unexpired severance agreements, for the benefit of, or relating to, any current or former employee of the Buyer or any of its Subsidiaries.

“Buyer Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization; Standing and Power) and Section 4.2(a) (Authority).

“Buyer Material Adverse Effect” means any material adverse Change with respect to, or any material adverse effect on, the ability of the Buyer or the Transitory Subsidiary to consummate, including any material delay in the Buyer’s ability to consummate, the transactions contemplated by this Agreement.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

“Buyer Rights Chain Group” means (a) the Buyer, the Buyer’s controlled Affiliates, the Surviving Corporation and their respective direct and indirect Subsidiaries; (b) with respect to a Product, any Person to which the right to sell such Product is licensed, sublicensed, assigned or transferred by the Buyer, the Buyer’s controlled Affiliates, or the Surviving Corporation or their direct or indirect Subsidiaries; (c) with respect to a Product, any Person to which the right to sell such Product is licensed, sublicensed, assigned or transferred by any Person described in clauses (a) or (b) above; (d) with respect to a Product, any successor or assign of any Person described in clauses (a), (b) or (c) above with respect to such Person’s interest in such Product; (e) any controlled Affiliate of any Person described in clauses (b), (c) or (d) above; (f) if the Surviving Corporation is not an Affiliate of the Buyer, any controlled Affiliate of the Surviving Corporation; and (g) any Affiliate of any Person described in clauses (a), (b), (c), (d), (e) or (f) involved in the development or commercialization of a Product with or on behalf of such Person. For the avoidance of doubt, Buyer Rights Chain Group shall not include a reseller or distributer of a Product that (i) is not a controlled Affiliate of a member of the Buyer Rights Chain Group, (ii) purchases such Product for resale and (iii) does not need a patent license from a Buyer Rights Chain Group member in order to resell such Product.

“Buyer Willful Breach” means the breach by the Buyer or the Transitory Subsidiary of a covenant or obligation of the Buyer or the Transitory Subsidiary under this Agreement where: (a) such covenant or obligation is material to the ability of the Buyer or the Transitory Subsidiary to timely consummate the transactions contemplated by this Agreement or otherwise perform its obligations under this Agreement; (b) the Buyer or the Transitory Subsidiary shall have materially and willfully breached such covenant or obligation; (c) the breach of such covenant or obligation shall not have been cured in all material respects; and (d) any officer of the Buyer listed on Schedule 10.1 had actual knowledge, at the time of such breach of such covenant or obligation, (i) that the Buyer or the Transitory Subsidiary was breaching such covenant or obligation and (ii) of the consequences of such breach under this Agreement.

“Canco” shall have the meaning set forth in Section 11.4.

“Certificate” means a certificate which immediately prior to the Effective Time represented outstanding shares of Company Stock.

“Certificate of Merger” means the certificate of merger or other appropriate documents prepared and executed in accordance with Section 251(c) of the DGCL.

“Change” means any change, event, circumstance or development.

“Claim Amount” means the amount of any Damages incurred by an Indemnified Party.

“Claim Notice” means a written notice which contains (a) a description of the claim for indemnification, a reasonable explanation of the basis therefor and, to the extent determinable, the Claim Amount, (b) a statement that the Indemnified Party is entitled to indemnification under Article IX and (c) a demand for payment in the amount of such Claim Amount.

“Closing” means the closing of the transactions contemplated by this Agreement.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

“Closing Cash” means the sum of (a) all cash and investment securities with original maturities of ninety (90) days or less held by the Company or any of its Subsidiaries as of the Closing Date, determined using GAAP, consistently applied, as used in preparing the Company Balance Sheet plus (b) any prepayments made as of the Closing Date with respect to [*].

“Closing Date” means a date to be specified by the Buyer and the Company, which shall be no later than the third (3rd Business Day after satisfaction or waiver of the conditions set forth in Article VII (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing).

“Closing Date Allocation Schedule” means a schedule, prepared by the Company and dated as of the Closing Date, setting forth, for each Company Equityholder: (a) such Company Equityholder’s name and address; (b) the number of shares of each class of Company Stock held as of immediately prior to the Effective Time by such Company Equityholder; (d) the number of shares of each class of Company Stock subject to Company Options held by such Company Equityholder as of immediately prior to the Effective Time (and the exercise price thereof); (d) the amount of Closing Stock Consideration to be paid to such holder of Company Stock by the Paying Agent pursuant to Section 2.2; (e) the amount of Closing Option Consideration to the paid to holders of Company Options pursuant to Section 2.5 and (f) each Company Equityholder’s Pro Rata Share of the Total Consideration. The data and information set forth in the Closing Date Allocation Schedule shall, to the extent applicable, be prepared in compliance in all respects with the provisions of the Company Organizational Documents.

“Closing Indebtedness” means all Indebtedness of the Company and its Subsidiaries as of immediately prior to the Effective Time other than those items of Indebtedness set forth under the heading labeled “Excluded from Closing Indebtedness” in Section 3.7(b) of the Company Disclosure Schedule.

“Closing Option Consideration” means an amount equal to the sum of the Closing Per Option Consideration for all outstanding Company Options.

“Closing Payment Certificate” means a certificate, signed by an executive officer of the Company and the Stockholder Representatives, which (a) sets forth, with reasonable specificity, (i) a true and correct calculation of the payments to be made by Buyer in accordance with Section 2.1(e) (including separate line item calculations and reasonable supporting backup for Closing Cash, the aggregate exercise price of all Company Options, Closing Indebtedness and Unpaid Company Transaction Expenses), (ii) the identity of each Person entitled to a payment pursuant to Section 2.1(e) or 2.1(g), (iii) the amount due to each such Person and (iv) the applicable wire instructions for the account or accounts of such Person and (b) attaches the Closing Date Allocation Schedule as a schedule thereto. The data and information set forth in the Closing Payment Certificate shall, to the extent applicable, be prepared in compliance in all respects with the provisions of the Company Organizational Documents.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

“Closing Per Option Consideration” means, with respect to each Company Option, the Per Option Consideration minus such Company Option’s Pro Rata Share of the Escrow Amount.

“Closing Per Share Consideration” means, with respect to each share of Company Stock, the Per Share Consideration minus such share of Company Stock’s Pro Rata Share of the Escrow Amount.

“Closing Stock Consideration” means the Closing Per Share Consideration multiplied by the number of shares of Company Stock outstanding immediately prior to the Effective Time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combination Product” means any Product that contains a Compound(s) and a therapeutically active compound(s) that is not a Compound, either packaged together or in the same formulation, which are sold and labeled for use as a single unit.

“Combination Sale” shall have the meaning set forth in the definition of “Net Sales”.

“Commercial Milestone” means each of the Milestones set forth in Sections 2.6(a)(v) through 2.6(a)(viii).

“Commercially Reasonable Efforts” means, for purposes of Section 2.6(c) of this Agreement, the use of such efforts and resources as are used by the Buyer and its Affiliates for the development and commercialization of [*] at a similar stage in [*] and other relevant factors commonly considered by the Buyer and its Affiliates in connection with comparable product, but excluding from such consideration the obligation to make the Milestone Payments upon the achievement of the Milestones.

“Company” shall have the meaning set forth in the first paragraph of this Agreement.

“Company Balance Sheet” means the Company’s unaudited consolidated balance sheet as of September 30, 2011.

“Company Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company Disclosure Schedule” means the disclosure schedule delivered by the Company to the Buyer and the Transitory Subsidiary and dated as of the date of this Agreement.

“Company Employee Plan” means each Employee Benefit Plan sponsored, maintained, or contributed to, by the Company or any of the Company’s ERISA Affiliates or for which the Company or any of its ERISA Affiliates is required to contribute or under which the Company has any liability (contingent or otherwise) other than any Foreign Employee Benefit Plan.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

“Company Equityholder” means any holder of Company Stock or Company Options as of immediately prior to the Effective Time (and, for the avoidance of doubt, immediately prior to the conversion of Company Options in accordance with Section 2.5).

“Company Financial Statements” means (a) the Company’s audited consolidated balance sheets as of December 31, 2009 and December 31, 2010 and the related consolidated statements of operations and cash flows for the years then ended and (b) the Company Balance Sheet and the related unaudited consolidated statement of operations and cash flows of the Company for the nine (9) months ended September 30, 2011.

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.1 (Organization; Standing and Power), Section 3.2 (Capitalization), Section 3.4(a) (Authority), Section 3.4(b)(i) (Authority), Section 3.8 (Taxes) and Section 3.20 (Brokers).

“Company Indemnified Party” means each person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries or any predecessor thereof.

“Company Intellectual Property” means any Intellectual Property related to the Lead Product Candidate owned by the Company or any of its Subsidiaries that is material to the Business of the Company and its Subsidiaries.

“Company Leases” means any contract or agreement under which real property is leased or subleased by the Company or any of its Subsidiaries.

“Company Material Adverse Effect” means any Change that has or is reasonably likely to have a material adverse effect on the business (including the prospects thereof), financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following shall constitute, or shall be considered in determining whether there has occurred, a Company Material Adverse Effect: (a) any Change resulting from actions required to be taken by the parties in connection with this Agreement or from the pendency or announcement of the transactions contemplated by this Agreement, including actions of collaborators, licensors, partners or suppliers or losses of employees; (b) any Changes in law, rules or regulations or generally accepted accounting principles or the interpretation or method of enforcement thereof; (c) Changes in the pharmaceutical or biotechnology industries; (d) Changes in general economic or political conditions or the financing or capital markets in general in the United States or any country or region in the world, or changes in currency exchange rates; (e) any action required to be taken under this Agreement (other than the first sentence of Section 5.1(a) hereof) or at the written request of or with the consent of the Buyer; (f) any earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world, sabotage, terrorism, military action or war (whether or not declared); (g) any fees or expenses incurred in connection with the transactions contemplated by this Agreement; or (h) the continued incurrence of losses by the Company and its Subsidiaries arising from the operation of the business in the ordinary course consistent in all material respects with past practice; which, in the cases of the foregoing clauses (b), (c), (d) and (f), does not have a materially disproportionate impact on the Company and its Subsidiaries, taken as a whole, compared to similarly situated companies operating in the pharmaceutical or biotechnology industries.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

“Company Material Contracts” means the contracts required to be listed in Section 3.11(a) of the Company Disclosure Schedule.

“Company Option” means an option to purchase a share of Company Common Stock issued by the Company pursuant to the Company Stock Plan.

“Company Permits” means all material permits, licenses and franchises from Governmental Entities required to conduct the business of the Company and its Subsidiaries as now being conducted.

“Company Pre-Closing Information” shall have the meaning set forth in Section 2.4(e).

“Company Preferred Stock” means the Company Series A Convertible Preferred Stock, the Company Series B Preferred Stock and the Company Series C Preferred Stock.

“Company Returns” shall have the meaning set forth in Section 9.7(b).

“Company Series A Convertible Preferred Stock” means the Series A Convertible Preferred Stock, par value $0.001 per share, of the Company.

“Company Series B Preferred Stock” means the Series B Preferred Stock, par value $0.001 per share, of the Company.

“Company Series C Preferred Stock” means the Series C Preferred Stock, par value $0.001 per share, of the Company.

“Company Stock” means the Company Common Stock and the Company Preferred Stock.

“Company Stock Plan” means the Company’s Amended and Restated 2008 Stock Option Plan, as amended.

“Company Stockholder Approval” means the adoption of this Agreement by the Company’s stockholders under the DGCL and the Company’s certificate of incorporation.

“Company Tax Refund” means the amount of any refund of Taxes actually realized by the Buyer or the Surviving Corporation, or any successor thereto, with respect to the tax refund to be received from the Canadian Revenue Authority and the Ministère du Revenu du Québec described in Section 3.8(b) of the Company Disclosure Schedule.

“Company Termination Right Notice” means a written statement from the Company informing the Buyer of the Company’s belief that the Buyer is entitled to terminate this Agreement in accordance with the provisions of Section 8.1(d) as a result of such notice (which statement shall be binding on the Company).

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

“Company Warrant” means each warrant or other contractual right to purchase or acquire Company Shares, provided that Company Options shall not be considered Company Warrants.

“Company Willful Breach” means the breach by the Company of a covenant or obligation of the Company under this Agreement where: (a) the consequence of a breach of the covenant or obligation is material to the Company and its Subsidiaries, taken as a whole; (b) the Company shall have materially and willfully breached such covenant or obligation; (c) the breach of such covenant or obligation shall not have been cured in all material respects; and (d) any of the persons listed on Section 10.1 of the Company Disclosure Schedule had actual knowledge, at the time of the Company’s breach of such covenant or obligation, (i) that the Company was breaching such covenant or obligation and (ii) of the consequences of such breach under this Agreement.

“Company’s Knowledge,” “Knowledge of the Company” and words of similar effect means the actual knowledge as of the date hereof of each of the individuals identified in Section 10.1(a) of the Company Disclosure Schedule.

“Compound” means (a) the Lead Product Candidate; (b) any Derivative of the Lead Product Candidate; or (c) any Other Compound.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of May 6, 2011, by and between the Company and the Buyer.

“Continuing Employees” means each employee of the Company or one of its Subsidiaries immediately prior to the Effective Time who becomes an employee of the Buyer, the Surviving Corporation or one of their respective Subsidiaries immediately following the Effective Time.

“Correspondence” shall have the meaning set forth in Section 3.19(d).

“Current D&O Insurance” means the current policies of the directors’ and officers’ liability insurance maintained by the Company as of the date of this Agreement.

“Damages” means all direct damages and all other losses, liabilities, damages, fines, fees and penalties which are reasonably foreseeable as a result of the underlying breach of this Agreement. Damages shall include (a) any liabilities payable to third-parties (including Governmental Entities) and (b) all costs and expenses (including reasonable attorneys’ fees and expenses).

“Data Room” shall have the meaning set forth in Section 11.7.

“Debt Financing” shall have the meaning set forth in Section 4.5.

“Debt Financing Commitment” shall have the meaning set forth in Section 4.5.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

“Deductible” means [*] (b) (i) the Base Purchase Price, plus (ii) the Closing Cash, minus (iii) the Closing Indebtedness and minus (iv) the amount, if any, by which the Net Current Liabilities exceed the Target Amount.

“Derivative of the Lead Product Candidate” means any compound, other than the Lead Product Candidate, the sale of which would, at the time of such sale, directly infringe an issued claim of (i) [*]; (ii) a patent which issues from an application included within Patent Rights disclosed on such Section 3.10(b)(i)(A)(I) of the Company Disclosure Schedule entitled [*]; or (iii) a patent which claims priority to an application included within Patent Rights disclosed on such Section 3.10(b)(i)(A)(I) of the Company Disclosure Schedule entitled [*], wherein such issued claim does not rely on newly-added subject matter in such patent not present in such application included within Patent Rights disclosed on Section 3.10(b)(i)(A)(I) of the Company Disclosure Schedule; in each case, absent a license to such patent, wherein the determination of infringement presumes the validity of such issued claim.

“Developmental Milestone” means each of the Milestones set forth in Sections 2.6(a)(i) through 2.6(a)(iv).

“Developmental Milestone Period” means the period beginning on the Closing and ending on the achievement of each of the Developmental Milestones.

“DGCL” means the Delaware General Corporation Law.

“Dispute Notice” shall have the meaning set forth in Section 2.6(e).

“Dissenting Shares” means shares of Company Stock held as of the Effective Time by a Company stockholder who has not voted such shares of Company Stock in favor of the adoption of this Agreement and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the DGCL and not effectively withdrawn or forfeited prior to the Effective Time.

“Effective Time” means the time at which the Surviving Corporation files the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as is established by the Buyer and the Company and set forth in the Certificate of Merger.

“EMA” means the European Medicines Agency, or a successor agency thereto.

“Employee Benefit Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or unwritten plan, policy, agreement or arrangement, including insurance coverage, severance benefits, disability benefits, vacation pay, material fringe benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation and all unexpired severance agreements, for the benefit of, or relating to, any current or former employee of the Company or any of its Subsidiaries.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

“ENB-0040 Product” means a pharmaceutical product that contains the Lead Product Candidate or a Derivative of the Lead Product Candidate.

“Engagement Letter” means the letter agreement dated September 15, 2011 by and between the Company and Merrill Lynch.

“Environmental Law” means any United States federal, state or local, Canadian federal, provincial, territorial, municipal or local or any foreign law, statute, rule or regulation relating to the environment or occupational health and safety, including any statute, regulation, administrative decision or order pertaining to (a) treatment, storage, disposal, generation or transportation of industrial, toxic, infectious, biological, radioactive or hazardous materials or substances or solid, medical, mixed or hazardous waste; (b) air, water or noise pollution; (c) groundwater or soil contamination; (d) the release or threatened release into the environment of industrial, toxic, infectious, biological, radioactive or hazardous materials or substances, or solid, medical, mixed or hazardous waste, including emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (e) the protection of wild life, marine life and wetlands, including all endangered and threatened species; (f) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; (g) health and safety of employees and other persons; or (h) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic, infectious, biological, radioactive or hazardous materials or substances or oil or petroleum products or solid, medical, mixed or hazardous waste.

“Equity Interest” means, with respect to any Person, (a) any share, partnership or membership interest, unit of participation or other similar interest (however designated) in such Person and (b) any warrant, purchase right, conversion right, exchange right or other agreement which would entitle any other Person to acquire any such interest in such Person (including share appreciation, phantom share, profit participation or other similar rights).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person which is, or at the relevant time was, a member of (a) a controlled group of corporations (as defined in Section 414(b) of the Code), (b) a group of trades or businesses under common control (as defined in Section 414(c) of the Code) or (c) required to be treated as a single employer with the Company under Sections 414(m) or (o) of the Code.

“Escrow Account” means the account established pursuant to the Escrow Agreement to hold the Escrow Amount.

“Escrow Account Addition” shall have the meaning set forth in Section 9.6(b).

“Escrow Agent” means JPMorgan Chase Bank, National Association.

“Escrow Agreement” means the Escrow Agreement in the form attached hereto as Exhibit D.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

“Escrow Amount” means (a) [*]%) of (b) (i) the Base Purchase Price, plus (ii) the Closing Cash, minus (iii) the Closing Indebtedness and minus (iv) the amount, if any, by which the Net Current Liabilities exceed the Target Amount.

“EU HPP Reimbursement Approval” means, with respect to the ENB-0040 Product, the receipt of [*] and other similar programs) for the ENB-0040 Product to treat HPP in [*], from the applicable national authorities in two (2) of the three following countries: [*]; provided, however, that, Reimbursement Approval shall not be deemed received with respect to a country if the applicable national authority in such country explicitly excludes reimbursement for [*].

“Excepted Representations” means the representations set forth in Sections 3.1, 3.2, 3.4(a), 3.4(b)(i), 3.8, 3.10, 3.19 and 3.20.

“Excluded Matters” means a claim for indemnification (a) under Section 9.1(a) for a breach of the Excepted Representations or (b) under Section 9.1(b).

“Exclusions” means, with respect to Net Sales of a Product, the sum of the following, to the extent included in the gross invoiced price of such Product or otherwise incurred or accrued but not reimbursed: (a) freight, postage, shipping and insurance, handling and other transportation costs, provided, that, if a shipment contains product(s) other than such Product, then a reasonable allocation shall be made that does not allocate freight, shipping, insurance and other transportation expenses disproportionately to such Product as compared to such other product(s); (b) sales, use, value added and other similar taxes (reduced by any refunds of such taxes deducted in the calculation of Net Sales for prior periods and excluding income taxes); (c) tariffs, customs duties, surcharges and other governmental charges levied on the production, use, sale, transportation or delivery of such Product; (c) government mandated rebates and discounts; (d) credits or allowances for returns, rejections or recalls (due to spoilage, damage, expiration of useful life or otherwise), retroactive price reductions, billing corrections or bad debts; (e) trade discounts, credits or allowances (including volume); (f) rebates, returns, refunds, fees, credits, allowances and charge backs, including those granted to managed care organization, wholesaler, distributor, buying group, health care insurance carrier, chain pharmaceutical, mass merchandiser, staff model HMO, pharmacy benefit manager and hospital buying group/group purchasing organization administration fees; and (g) distribution fees and sales commissions paid to third parties. There shall be no double counting in determining the foregoing deductions from gross amounts invoiced to calculate Net Sales. The Exclusions shall be determined in accordance with GAAP, as consistently applied by the applicable Buyer Rights Chain Group member and its Affiliates across all of their products. With respect to excise tax payments pursuant to Section 9008 of the Patient Protection and Affordable Care Act of 2010, any such deduction shall be limited to the proportionate share of such excise tax equal to the proportionate share that the aggregate sales of such Product by the relevant member of the Buyer Rights Group Chain and its Affiliates, collectively, during the period to which such excise tax relates bears to the aggregate sales of all products of such member of the Buyer Rights Group Chain and its Affiliates subject to such excise tax.

“Extended Outside Date” means March 31, 2012.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

“FDA” means the United States Food and Drug Administration, or a successor agency thereto.

“FDA Act” means the Federal Food, Drug and Cosmetic Act, as amended.

“Financing Sources” means the Persons that have committed to provide or have otherwise entered into agreements in connection with the Debt Financing Commitment or alternative debt financings in connection with the transactions contemplated hereby, together with their Subsidiaries, officers, directors, employees and representatives involved in the Debt Financing and their successors and assigns.

“Foreign Employee Benefit Plan” means any written or unwritten plan, agreement, policy or arrangement maintained or contributed to by any foreign Subsidiary of the Company, or for which the Company or any foreign Subsidiary of the Company is required to contribute or has any liability, providing retirement benefits, health or welfare benefits, insurance coverage, severance benefits, disability benefits, vacation pay, material fringe benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation and all unexpired severance agreements, for the benefit of, or relating to, any current or former employee of any foreign Subsidiary of the Company.

“Fully Diluted Shares” means the sum of (a) the aggregate number of shares of Company Stock outstanding immediately prior to the Effective Time, on an as-converted to Company Common Stock basis (other than shares of Company Stock to be cancelled in accordance with Section 2.1(b)) and (b) the aggregate number of shares Company Common Stock issuable upon the exercise of all Company Options outstanding immediately prior to the Effective Time.

“Future Payments” means (a) the Milestone Payments minus, with respect to each Milestone Payment, the amount payable to Merrill Lynch under the Engagement Letter in connection with such Milestone Payment and (b) the Stockholder Representatives Account Payment.

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority, agency or instrumentality.

“Hazardous Substance” means (a) any substance that is regulated or which falls within the definition of a “hazardous substance,” “hazardous waste” or “hazardous material” pursuant to any Environmental Law; or (b) any petroleum product or by-product, asbestos-containing material, polychlorinated biphenyls, radioactive materials or radon.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended.

“HPP” means hypophosphatasia.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

“[*] Regulatory Approval” means Regulatory Approval for the ENB-0040 Product with the [*] that (a) includes data that demonstrates safety and substantial evidence of effectiveness of treatment with the ENB-0040 Product in [*], where such treatment is initiated at [*], and (b) does not exclude patients with [*].

“HSR Act” means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” means, with respect to any Person, and without duplication, any liability or obligation, including all obligations in respect of principal, accrued interest, penalties, fees and premiums, of such Person (a) for borrowed money (including amounts outstanding under overdraft facilities), (b) evidenced by notes, bonds, debentures or other similar obligations, (c) for the deferred purchase price of property, goods or services (other than trade payables or accruals incurred in the ordinary course of business), (d) for the capitalized liability under all capital leases of such Person (determined in accordance with GAAP), (e) with respect to letters of credit, (f) for contracts or agreements relating to interest rate or currency rate protection, swap agreements, collar agreements and similar hedging agreements, and (g) in the nature of guarantees of the obligations described in clauses (a) through (f) above of any other Person.

“Indemnified Party” means a Person entitled to indemnification under Article IX.

“Indemnifying Party” means, subject to Section 9.5(e), (a) in the case of a claim for indemnification by the Buyer, the Company Equityholders and (b) in the case of a claim for indemnification by the Company Equityholders, the Buyer

“Indication” means any disease, condition or syndrome, or sign or symptom of, or associated with, a disease or condition.

“Initial Allocation Schedule” means a schedule, prepared by the Company and dated as of the date hereof and attached hereto as Exhibit B, setting forth, for each Company Equityholder: (a) such Company Equityholder’s name; (b) the number of shares of each class of Company Stock held as of the date hereof by such Company Equityholder; (c) the number of shares of each class of Company Stock subject to Company Options held by such Company Equityholder as of the date hereof (and the exercise price thereof); (d) the estimated amount of Closing Stock Consideration and/or Closing Option Consideration to be paid to such Company Equityholder pursuant to Section 2.2 and/or Section 2.5, as applicable; and (e) each Company Equityholder’s Pro Rata Share of the Total Consideration.

“Initial Commercial Sale” means, with respect to a Product in any country in the world, the first sale, for use or consumption by the general public, of such Product in such country by a member of the Buyer Right Chain Group after the granting of Regulatory Approval of such Product in such country.

“Insurance Policies” means the insurance policies maintained by the Company listed in Section 3.17 of the Company Disclosure Schedule.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

“Intellectual Property” means (a) Patent Rights, (b) Trademarks, copyrights, mask work rights, database rights, and applications therefor and registrations thereof, (c) trade secrets, (d) proprietary or confidential processes, formulae, methods, schematics, technology, know-how, invention disclosures, computer software programs and applications, (e) data, including clinical trial data, cell lines, plasmids and other biological or chemical materials and (f) other tangible or intangible proprietary or confidential information and materials.

“Investment Canada Act” means the Investment Canada Act of Canada.

“IRS” means the Internal Revenue Service.

“[*] Reimbursement Approval” means, with respect to the ENB-0040 Product, the receipt of national Reimbursement Approval in [*] from the [*] or any successor agency thereto (“[*]”) in [*], or any other applicable agency if [*] is not then responsible for granting such approvals in [*].

“Lead Product Candidate” means the compound with [*].

“Letter of Transmittal” means a letter of transmittal in the form attached hereto as Exhibit E.

“Liens” means any mortgage, security interest, pledge, lien, charge or encumbrance.

[*].

“Management Carve-Out Plan” shall have the meaning set forth in Section 5.1(e).

“Material Transfer Agreement” shall have the meaning set forth in Section 5.1(f).

“Merger” means the merger of the Transitory Subsidiary with and into the Company in accordance with the terms of this Agreement.

“Merger Consideration” means the sum of (a) the Aggregate Closing Merger Consideration, (b) the Stockholder Representatives Account Payment and (c) to the extent payable by the Buyer in accordance with the terms of this Agreement, the Milestone Payments.

“Merrill Lynch” means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Milestones” has the meaning set forth in Section 2.6(a).

“Milestone Payment” has the meaning set forth in Section 2.6(a).

“Net Current Liabilities” means the current liabilities of the Company and its Subsidiaries (including accounts payable) as of immediately prior to the Effective Time, as determined under GAAP and on a basis consistent with the Company’s accounting methods, treatments, principles and procedures used in the preparation of the Company Financial Statements, but excluding (a) the amount of [*], (b) accrued [*], (c) accrued expenses of [*], (d) deferred real property rent under the Company Leases, (e) capitalized leases (under GAAP), (f) accrued expenses for [*], (g) expenses incurred in connection with the [*] and (h) Taxes.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

“Net Sales” means the gross amount invoiced for sales of a Product by a member of the Buyer Rights Chain Group to a Person who is not a member of the Buyer Rights Chain Group minus the Exclusions. Net Sales shall be calculated in accordance with GAAP. Sales or other commercial dispositions of a Product among members of the Buyer Rights Chain Group for resale shall be excluded from the computation of Net Sales; provided, however, that any subsequent sale of a Product by any member of the Buyer Rights Chain Group to another Person that is not a member of the Buyer Rights Chain Group shall be included within Net Sales. Notwithstanding the foregoing, a Product provided by a member of the Buyer Rights Chain Group for no revenue for administration to patients enrolled in clinical trials or distributed through a not-for-profit foundation at no or nominal charge to eligible patients in conjunction with a patient assistance program or as Product samples will not be included in Net Sales. For purposes of calculating Net Sales, sales in any currency other than U.S. dollars shall be converted to U.S. dollars using the applicable exchange rate the member the Buyer Rights Chain Group utilized in booking such sale.

Notwithstanding the foregoing, in the event that a Product is sold as a Combination Product (a “Combination Sale”), the Net Sales amount for such Product sold in such a Combination Sale shall be determined as follows:

(i) Except as provided below, the Net Sales amount for a Combination Sale in a particular country in a particular quarter shall be calculated by multiplying the Net Sales of such Combination Product in such country in such quarter (the “Combination Sale Amount”) by the fraction A/(A+B), where “A” is the average Net Sales price of the Compound(s) included in such Combination Product if sold separately by the applicable Buyer Rights Chain Group member and its Affiliates in similar quantities in finished form as a separate product(s) in such country in such quarter, and “B” is the average net sales price (determined in accordance with this Net Sales definition applicable to sales of Products which are not Combination Sales) of all other therapeutically active compounds (other than Compounds) included in such Combination Product if sold separately by the applicable Buyer Rights Chain Group member and its Affiliates in similar quantities in finished form as a separate product(s) in such country in such quarter.

(ii) In the event that a member of the Buyer Rights Chain Group and its Affiliate sell the Compounds included in such Combination Sale in finished form as a separate product in such country in such quarter, but do not separately sell in finished form as a separate product(s) all of the other therapeutically active compounds (other than Compounds) included in such Combination Product in such country in such quarter, the calculation of Net Sales resulting from such Combination Sale shall be determined by multiplying the Combination Sale Amount by the fraction A/C where A is defined above, and “C” is the average Net Sales price of such Combination Product when sold by the applicable Buyer Rights Chain Group member and its Affiliates in finished form as a separate product(s) in such country in such quarter.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(iii) In the event that the Buyer Rights Chain Group members do not sell the Compound(s) included in a Combination Sale in finished form as a separate product(s) in such country where such Combination Sale occurs in such quarter, but do separately sell all of the other therapeutically active components included in the Combination Sale in finished form as a separate product(s) in such country in such quarter, the calculation of Net Sales resulting from such Combination Sale shall be determined by multiplying the Combination Sale Amount by the fraction (C-B)/C, where C is defined above, and B is defined above.

If the calculation of Net Sales resulting from a Combination Sale in a country in a quarter cannot be determined by any of the foregoing methods, the calculation of Net Sales for such Combination Sale shall be calculated in a manner determined by Buyer in good faith based upon the relative value of the therapeutically active compounds (including the Compounds) included in such Combination Product and Buyer shall notify the Stockholder Representatives of such determination and provide the Stockholder Representatives with data to support such determination. The Stockholder Representatives shall have the right to review such determination and supporting data, and to notify Buyer if they disagree with such determination. If the Stockholder Representatives do not agree with such determination and if the Stockholder Representatives and Buyer are unable to agree in good faith as to such respective fair values, then either party may pursue applicable legal remedies in accordance with the provisions of Section 11.9.

“Option Agreement” shall have the meaning set forth in Section 5.1(g).

“Option Consideration” means, with respect to a Company Option, (a) the Merger Consideration payable for each share of Company Common Stock that would have been issuable pursuant to such Company Option had it been fully vested and exercised in full immediately prior to the Effective Time, minus (b) the per share exercise price of such Company Option in effect immediately prior the Effective Time.

“Organizational Documents” means, with respect to any Person (other than an individual), (a) the certificate or articles of incorporation or organization and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (b) all by-laws, voting agreements and similar documents, instruments or agreements relating to the organization or governance of such Person, in each case, as amended or supplemented.

“Other Compound” means any compound the sale of which would, at the time of such sale, directly infringe an issued claim of (A) [*] disclosed on Section 3.10(b)(i), Section 3.10(b)(ii) or Section 3.10(b)(iii) of the Company Disclosure Schedule; or (C) [*] disclosed on Section 3.10(b)(i), Section 3.10(b)(ii) or Section 3.10(b)(iii) of the Company Disclosure Schedule, [*] disclosed on Section 3.10(b)(i), Section 3.10(b)(ii) or Section 3.10(b)(iii) of the Company Disclosure Schedule; in each case, absent a license to such patent, wherein the determination of infringement presumes the validity of such issued claim.

“Other Country” shall have the meaning set forth in Section 9.7(a).

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

“Other Product” means a pharmaceutical product (other than an ENB-0040 Product) that contains an Other Compound.

“Outside Date” means February 20, 2012.

“Patent Rights” means patents and patent applications (including provisional, continuation, divisional, continuation-in-part, reexamination, and reissue patent applications and any patents issuing therefrom), utility models, design patents and other governmental grants for the protection of inventions or industrial designs, however denominated.

“Paying Agent” means JPMorgan Chase Bank, National Association or another bank or trust company mutually acceptable to the Buyer and the Company.

“Payment Fund” means cash in an amount sufficient to make payment of the Closing Stock Consideration.

“Per Option Consideration” means, with respect to each Company Option, an amount equal to the excess, if any, of (a) the Per Share Consideration over (b) the exercise price of such Company Option.

“Per Share Consideration” means an amount in cash equal to (a) Aggregate Closing Merger Consideration divided by (b) the Fully Diluted Shares.

“Permitted Liens” means any (a) mechanic’s, materialmen’s, landlord’s and similar Liens arising by operation of law, (b) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, (c) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, (d) Liens for Taxes not yet due and payable, (e) Liens for Taxes which are being contested in good faith and by appropriate proceedings, (f) Liens set forth in Section 3.6(e) of the Company Disclosure Schedule, (g) Liens arising under applicable securities laws, (h) Liens arising solely by action of the Buyer and (i) Liens arising under the Company’s credit facility described in Section 3.6(f) of the Disclosure Schedule, which Liens would be discharged upon the repayment of the Closing Indebtedness.

“Person” means any natural person, firm, limited liability company, general or limited partnership, association, corporation, unincorporated organization, company, joint venture, trust, Governmental Entity or other entity.

“Pre-Closing Period” means the period commencing on the date of this Agreement and ending at the Effective Time or such earlier date as this Agreement is terminated in accordance with its terms.

“Pre-Closing Tax Period” shall have the meaning set forth in Section 9.7(a).

“[*]” means an insurance company or other third party payor of health benefits in the United States that is not owned or operated by one or more [*]. In addition, for purposes of Section 2.6 of this Agreement, any patient for whom [*] is reimbursed, funded or paid through any [*] will not be deemed to have received reimbursement or payment by a “[*].”

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

“Pro Rata Share” means, with respect to any Company Equityholder, a fraction, (a) the numerator of which is the sum of the shares of Company Common Stock and the Company Options held by such Company Equityholder and (b) the denominator of which is the number of Fully Diluted Shares.

“Product” means an ENB-0040 Product or any Other Product.

[*].

“Registrations” means any investigational new drug applications, new drug applications, or similar regulatory applications of the Company or any of its Subsidiaries that have been submitted to or approved by the FDA or any applicable Governmental Entity.

“Regulatory Approval” means, with respect to a Product, all approvals, licenses, registrations, and authorizations of any federal, national, multinational, state, provincial or local Regulatory Authority, department, bureau and other Governmental Entity that are necessary and sufficient for the marketing and sale of such Product in a given country or group of countries, but excluding Reimbursement Approval. For the avoidance of doubt, [*] and similar programs do not constitute Regulatory Approval.

“Regulatory Authority” means, with respect to a country or group of countries, the regulatory authority or regulatory authorities of such country(ies) with authority over the testing, manufacture, use, storage, importation, promotion, marketing, pricing or sale of a pharmaceutical product in such country.

“Reimbursement Approval” means, with respect to the ENB-0040 Product in a country, governmental agreement to reimburse healthcare providers for the purchase and use of the ENB-0040 Product on behalf of their patients at prices agreed to with the Buyer or the member of the Buyer Rights Group Chain seeking such governmental agreement.

“Restructuring Agreement” means the Agreement Regarding Restructuring dated the date of this Agreement by and among the Buyer, the Company and the Transitory Subsidiary.

“Stockholder Rep Confidentiality Agreement” has the meaning set forth in Section 2.6(f).

“Stockholder Representatives” has the meaning set forth in the first paragraph of this Agreement.

“Stockholder Representatives Account Payment” means the amount, up to Two Hundred Thousand Dollars ($200,000), paid by the Stockholder Representatives to the Buyer in accordance with Section 2.4(c) for distribution by the Buyer to the Company Equityholders in accordance with the provisions of Section 2.1(d)(v).

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

“Stockholder Representatives Expense Amount” means $200,000.

“Stockholder Representatives Fund” means a segregated account containing the Stockholder Representatives Expense Amount.

“Straddle Period” shall have the meaning set forth in Section 9.7(c).

“Subsidiary” means, with respect to any party, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such party (or another Subsidiary of such party) holds, directly or indirectly, stock or other ownership interests representing (a) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

“Surviving Corporation” means the Company, as the surviving corporation in the Merger.

“Target Amount” means [*].

“Tax Returns” means all reports, returns, declarations, statements or other information, including any schedules or attachments thereto, and including any amendment thereof supplied, or required to be supplied, to a taxing authority in connection with Taxes.

“Taxes” means (a) all taxes, charges, fees, levies or other similar assessments or liabilities of the Company in the nature of a tax, including income, gross receipts, ad valorem, premium, value-added, Canada pension plan contributions, employment insurance premiums, employer health taxes, alternative minimum, excise, real property, personal property, sales, use, services, transfer, withholding, social security, employment, payroll, franchise and estimated taxes imposed by any Governmental Entity, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof and (b) to the extent not already covered by clause (a), any liability for the payment of any amounts of the type described in clause (a) of this definition arising as a result of (i) being a member of an affiliated, consolidated, combined or unitary group for any period, (ii) any tax sharing or tax allocation agreement, arrangement or understanding, or (iii) being liable for another Person’s taxes as a transferee or successor, by contract or otherwise.

“Third Party Action” means any claim or the commencement of any action, suit or proceeding brought by a third party which is reasonably likely to give rise to a claim for indemnification under Article IX.

“Third Party Claim Notice” means a written notification of the commencement of any Third Party Action.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

“Third Party Intellectual Property” means Intellectual Property which the Company or any of its Subsidiaries is licensed under, or granted an option to obtain a license under, that is material to the Business of the Company and its Subsidiaries, excluding generally commercially available, off-the-shelf software programs.

“Total Consideration” means the total of (a) the Closing Stock Consideration, plus (b) the Closing Option Consideration, plus (c) the Future Payments.

“Trademarks” means trademarks, service marks, trade dress, logos, trade names and domain names.

“Transitory Subsidiary” shall have the meaning set forth in the first paragraph of this Agreement.

“Treasury Regulations” means the regulations promulgated under the Code.

“Unpaid Company Transaction Expenses” means all costs and expenses of the Company and its Subsidiaries incurred in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby and any other Acquisition Proposal or solicitation thereof, including (a) fees and expenses payable to Merrill Lynch, Pierce, Fenner & Smith, Norton Rose LLP, Clark & Elbing LLP and Wilmer Cutler Pickering Hale and Dorr LLP and (b) any change in control, severance, stay bonus, retention bonus, success bonus and any other similar amounts payable solely as a result of the consummation of the Merger and which (i) have not been paid in full as of immediately prior to the Effective Time and (ii) are not included in Closing Indebtedness, including any amounts payable under the Bonus Plan.

“Unresolved Claim” shall have the meaning set forth in Section 9.6(a).

“Unresolved Claim Amount” shall have the meaning set forth in Section 9.6(a).

“[*]” shall have the meaning set forth in Section 5.1(g).

“Written Consent” means the Company Stockholder Approval obtained pursuant to executed written consents of the Company’s stockholders in lieu of a meeting.

ARTICLE XI

MISCELLANEOUS

11.1. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile, in each case to the intended recipient as set forth below:

(a) if to the Buyer or the Transitory Subsidiary, to

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Alexion Pharmaceuticals, Inc.

352 Knotter Drive

Cheshire, Connecticut 06410

Attention: Chief Legal Officer

Telecopy: (203) 271-8198

with a copy to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

Attn: Patrick O’Brien, Esq.

Telecopy: (617) 235-0392

(b) if to the Company, to

c/o Enobia Pharma Inc.

2901, Rachel street East

Suite 23

Montreal QC H1W 4A4

Canada

Attn: Robert Heft, President and Chief de la Direction

Telecopy: (514) 596-2749

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Attn: Hal Leibowitz, Esq.

Telecopy: (617) 526-5000

Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

11.2. Entire Agreement. This Agreement (including the Company Disclosure Schedule and the Exhibits hereto and the documents and instruments referred to herein that are to be delivered at the Closing) and the Restructuring Agreement constitute the entire agreement among the parties to this Agreement and supersede any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof; provided that each of the Confidentiality Agreement and the Restructuring Agreement shall remain in effect in accordance with its terms.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

11.3. No Third Party Beneficiaries. This Agreement is not intended to, and shall not, confer upon any other Person or entity any rights or remedies hereunder, except (a) with respect to Section 6.6 (with respect to which the Company Indemnified Parties shall be third party beneficiaries), (b) prior to the Effective Time, for the right of Company Equityholders to pursue claims for damages (including damages based on loss of the economic benefits of the transaction to the Company Equityholders) and other relief (including equitable relief) for any breach of this Agreement by the Buyer or the Transitory Subsidiary, whether or not this Agreement has been validly terminated pursuant to Article VIII, which right is hereby expressly acknowledged and agreed by the Buyer and the Transitory Subsidiary, and (c) from and after the Effective Time, the rights of Company Equityholders to receive the consideration set forth in Article II. The rights granted pursuant to clause (b) of this Section 11.3 shall only be enforceable on behalf of the Company Equityholders by the Company in its sole and absolute discretion, as agent for the Company Equityholders and, consequently, any damages, settlements or other amounts recovered or received by the Company with respect to such claims (net of expenses incurred by the Company in connection therewith) may, in the Company’s sole and absolute discretion, be (i) distributed, in whole or in part, by the Company to the Company Equityholders or (ii) retained by the Company for the use and benefit of the Company on behalf of the Company Equityholders in any manner the Company deems fit. Notwithstanding the foregoing, the Financing Sources shall be express third-party beneficiaries of the provisions of Sections 11.4 and 11.10.

11.4. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that the Buyer or the Transitory Subsidiary may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of their Affiliates or make a collateral assignment of its rights under this Agreement to any Financing Sources and it is acknowledged that the Buyer will incorporate a Canadian company (“Canco”) which will be the shareholder of the Transitory Subsidiary; provided that such transfer or assignment shall not relieve the Buyer, Canco or the Transitory Subsidiary of its primary liability for its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to the Buyer, Canco or the Transitory Subsidiary. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

11.5. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

11.6. Counterparts and Signature. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or .pdf transmission.

11.7. Interpretation. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “either” and “or” are not exclusive and “include,” “includes” and “including” are not limiting; (b) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) “date hereof” refers to the date set forth in the initial caption of this Agreement; (d) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (e) descriptive headings, the table of defined terms and the table of contents are inserted for convenience only and do not affect in any way the meaning or interpretation of this Agreement; (f) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (g) references to a Person or entity are also to its permitted successors and assigns; (h) references to an “Article,” “Section,” “Exhibit” or “Schedule” refer to an Article or Section of, or an Exhibit or Schedule to, this Agreement; (i) references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States; (j) references to a federal, state, local or foreign statute or law include any rules, regulations and delegated legislation issued thereunder; and (k) references to a communication by a regulatory agency include a communication by the staff of such regulatory agency. When reference is made in this Agreement to information that has been “made available” to the Buyer, that shall include information that was (i) contained in the Company’s electronic data room (the “Data Room”) no later than 5:00 p.m., Eastern Time, on the day prior to the date of this Agreement, or (ii) delivered to the Buyer or its counsel. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement. Prior to the Closing, the Company shall use commercially reasonable efforts to cooperate with the Buyer to deliver to the Buyer a CDRom of the documents “made available” to Buyer as set forth hereunder.

11.8. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

11.9. Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one (1) remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. Each party shall (and shall cause its Affiliates to) use commercially reasonable efforts to pursue all legal rights and remedies available in order to minimize the damages for which it seeks recovery under this Agreement.

11.10. Submission to Jurisdiction.

(a) Each of the parties to this Agreement (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 11.1. Nothing in this Section 11.10, however, shall affect the right of any party to serve legal process in any other manner permitted by law. No recourse shall be had against the Financing Sources in respect of any liabilities of Buyer hereunder.

(b) Notwithstanding the foregoing, each of the parties hereto hereby agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the Debt Financing or the performance thereof, in any forum other than a court of competent jurisdiction located within the City of New York, New York, whether a state or Federal court, and that the provisions of Section 11.10(c) relating to the waiver of jury trial shall apply to any such action, cause of action, claim, cross-claim or third-party claim.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.10(c).

11.11. Disclosure Schedules. The Company Disclosure Schedule shall be arranged in Sections corresponding to the numbered sections contained in Article III, and the disclosure in any section of the Company Disclosure Schedule shall qualify (a) the corresponding Section in Article III and (b) the other Sections in Article III to the extent that it is reasonably apparent on the face of such disclosure that it also qualifies or applies to such other Sections. The inclusion of any information in the Company Disclosure Schedule, or in any update thereto, shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would reasonably be expected to result in a Company Material Adverse Effect, or is outside the ordinary course of business.

11.12. Foreign Exchange Conversions. If any amount to be paid, transferred, allocated, reimbursed or calculated pursuant to, or in accordance with, the terms of this Agreement or any Exhibit or Schedule (including the Company Disclosure Schedule) referred to herein is originally stated or expressed in a currency other than United States Dollars, then, for the purpose of determining the amount to be so paid, transferred, allocated, reimbursed or calculated, such amount shall be converted into United States Dollars at the exchange rate between those two currencies most recently quoted in The Wall Street Journal in New York as of the Business Day immediately prior to (or, if no such quote exists on such Business Day, on the closest Business Day prior to) the day on which the party required to make such payment, transfer, reimbursement or calculation first becomes obligated to do so hereunder.

11.13. Conflicts With the Restructuring Agreement. For the avoidance of doubt, and notwithstanding anything in this Agreement to the contrary, the parties acknowledge and agree that the rights of the Buyer and the Transitory Subsidiary, and the obligations of the Company and the Company Equityholders, under this Agreement shall in all cases be subject to the limitations set forth in Section 2 of the Restructuring Agreement.

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

[Remainder of page intentionally left blank]

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Buyer, the Transitory Subsidiary and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

ALEXION PHARMACEUTICALS, INC.

By:	/s/ Leonard Bell
Name: Leonard Bell
Title: Chief Executive Officer

EMRD CORPORATION

By:	/s/ Michael V. Greco
Name: Michael V. Greco
Title: Authorized Officer

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

ENOBIA PHARMA CORP.

By:	/s/ Robert Heft
Name: Robert Heft
Title: President & CEO

M. Luc Mainville, solely in his capacity as a STOCKHOLDER REPRESENTATIVE

By:	/s/ Luc Mainville

Jonathan Silverstein, solely in his capacity as a STOCKHOLDER REPRESENTATIVE

By:	/s/ Jonathan Silverstein

Robert Heft, solely in his capacity as a STOCKHOLDER REPRESENTATIVE

By:	/s/ Robert Heft

David Bonita, solely in his capacity as a STOCKHOLDER REPRESENTATIVE

By:	/s/ David Bonita

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ENOBIA PHARMA CORP.

1. The name of this corporation is Enobia Pharma Corp.

2. The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, which address is located in the County of New Castle, and the name of the Corporation’s registered agent at such address is The Corporation Trust Company.

3. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4. The total number of shares of stock that this corporation shall have authority to issue is 100 shares of Common Stock, $0.01 par value per share. Each share of Common Stock shall be entitled to one vote.

5. Except as otherwise provided in the provisions establishing a class of stock, the number of authorized shares of any class or series of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (the “DGCL”).

6. The business and affairs of this corporation shall be managed by or under the direction of the Board of Directors. The size of the Board of Directors shall be determined as set forth in the by-laws of this corporation, as in effect from time to time (the “By-laws”). The election of directors need not be by written ballot unless the By-laws shall so require.

7. In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend and repeal from time to time the By-laws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal by-laws made by the Board of Directors.

8. To the fullest extent permitted by Section 145 of the DGCL, or any comparable successor law, as the same may be amended and supplemented from time to time, this corporation (i) may indemnify any persons whom it shall have power to indemnify thereunder from and against any and all of the expenses, liabilities or other matters referred to in or covered thereby, (ii) shall indemnify each such person if he or she is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of this corporation or because he or she was serving this corporation or any other legal entity in any capacity at the request of this corporation while a director, officer, employee or agent of this corporation and (iii) shall pay the expenses of such current or former director, officer, employee or agent incurred in connection with any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking to repay such expenses if it shall ultimately be determined that such person is not entitled to indemnification; and provided, however, that no such expenses shall be so paid in advance by this corporation without approval of the Board of Directors if the subject matter of such action, suit or proceeding relates in any way to an alleged act of fraud or moral terpitude. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those entitled to indemnification or advancement of expenses may be entitled under any by-law, agreement, contract or vote of stockholders or disinterested directors or pursuant to the direction (however embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the foregoing provisions of this Paragraph 8, by amendment of this Paragraph 8 or by operation of law, shall not adversely affect any right or protection of a director, officer, employee or agent of this corporation or other person existing at the time of, or increase the liability of any director of this corporation with respect to, any acts or omissions of such director, officer, employee, agent or other person occurring prior to such repeal or modification.

9. A director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to further eliminate or limit the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Article by the stockholders of this corporation shall be by the affirmative vote of the holders of not less than a majority of the outstanding shares of stock of the Corporation entitled to vote in the election of directors, considered for the purposes of this Paragraph 9 as one class, shall be prospective only and shall not adversely affect any right or protection of any director of this corporation existing at the time of such repeal or modification.

10. This corporation shall have the power to purchase and maintain, at its expense, insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL or the terms of this Certificate of Incorporation.

11. The books of this corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the Board of Directors or in the by-laws of this corporation.

THE UNDERSIGNED, the sole incorporator named above, hereby certifies that the facts stated above are true as of this          day of                     , 2012.

ENOBIA PHARMA CORP.

Exhibit ‘B’ to Merger Agreement

	Number of Shares								TOTAL DILUTED EQUITYHOLDERS		Closing Consideration
[*]	Common #	Pref A #	Pref B #	Pref C #	Common Warrants #	Total Stockholders #	Total options #	Avg exercise price/share $	#	Pro Rata %	Total
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

Total	9,300,281	6,918,574	43,351,351	98,031,774	205,860	157,807,840	18,549,975	$0.38	176,357,815	100.000%	$ [*]

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Exhibit C

Alexion Pharmaceuticals, Inc.

352 Knotter Drive

Cheshire, CT 06410

                         , 2011

[Stockholders’ Representative Name] (“you” or “Recipient”)

[Address]

Dear [Stockholders’ Representative Name]:

Reference is made to that certain Agreement and Plan of Merger dated December 28, 2011 (the “Merger Agreement”) by and among Alexion Pharmaceuticals, Inc. (“Alexion”), Enobia Pharma Corp. (“Enobia”), EMRD Corporation (the “MergerSub”), and, only for certain limited purposes described therein, each of the persons identified as Stockholders’ Representatives (collectively, the “Stockholder Representatives”). Capitalized terms used but not defined herein will have the meaning set forth in the Merger Agreement.

Pursuant to the terms and conditions of the Merger Agreement, Alexion or Surviving Corporation will disclose Confidential Information (as defined below) to the Recipient, and pursuant to Section 2.6(f) of the Merger Agreement, the Recipient has agreed to enter into this Agreement to govern the use and disclosure of Confidential Information in connection with Recipient’s duties as a Stockholder Representative under the Merger Agreement.

“Confidential Information” shall mean any and all information disclosed by or on behalf of Alexion or the Surviving Corporation to Recipient after the Effective Time, including without limitation, (i) any information regarding Alexion, MergerSub, Enobia and the Surviving Corporation, or the transactions contemplated by the Merger Agreement, (ii) any information made available to Recipient pursuant to Section 2.6 of the Merger Agreement (other than the fact that any Milestone has, or has not, been achieved), and (iii) all analyses, compilations, forecasts, studies or other documents prepared by Recipient or any of its Representatives (defined below) which contain, reflect or are based on any of such information. Confidential Information also includes (a) the fact that Confidential Information has been made available under this Agreement and (b) any facts with respect to the definition of Purpose, including the status thereof.

Confidential Information shall not include any information which (a) is publicly known at the time of disclosure hereunder or (b) later becomes publicly known through no breach of this Agreement by the Recipient.

Recipient agrees not to use the Confidential Information for any purpose other than (a) to inform Company Equityholders from time to time (i) whether any Milestone has or has not been achieved, (ii) the amount of any Milestone Payment received, (iii) whether there are any claims for indemnification or Dispute Notices under the Merger Agreement and (iv) the status of each of the foregoing, and (b) in connection with the enforcement of Section 2.6 and the enforcement and defense of indemnification claims under Article IX of the Merger Agreement (collectively the “Purpose”). Recipient agrees not to disclose any Confidential Information to any person or entity except to (i) those of Recipient’s legal and financial advisors who need to know such information in connection with the Purpose (collectively “Representatives”) (it being understood that such Representatives will be informed of the confidential nature of the Confidential Information and will agree in writing to be bound by the terms of this Agreement as if a party hereto), (ii) any other Stockholder Representative that has signed an agreement substantially identical to this Agreement, (iii) with the written consent of Alexion, or (iv) as required by law (and then with prior notice to Alexion unless prohibited by law). You shall be responsible for any failure to comply with the terms of this Agreement by your Representatives and you will take all reasonable measures to restrain your Representatives from unauthorized disclosure or use of any Confidential Information. Notwithstanding the foregoing, Recipient shall be permitted to disclose to the Company Equityholders whether any Milestone has or has not been achieved, the amount of any Milestone Payment received, whether any claims for indemnification have been made or Dispute Notices given under the Merger Agreement and the reports provided to Recipient pursuant to Section 2.6(d) of the Merger Agreement.

This Agreement and the Merger Agreement contain all agreements between the parties hereto relating to the Confidential Information and any promise or condition concerning the same which is not contained herein, therein, or in a superseding written agreement referring to this Agreement shall not be binding on either party hereto.

You agree that Alexion, in addition to any other remedies available to it, shall be entitled to seek equitable relief, including injunction, in the event of your breach (either actual or threatened) of this Agreement (without necessity of posting any bond or other security or proving special damages), and you shall not oppose the granting of such relief on the grounds that Alexion has an adequate remedy at law.

All Confidential Information, whether created by Alexion, Enobia, MergerSub, the Surviving Corporation, or Recipient, shall be the property of Alexion, Enobia, MergerSub or the Surviving Corporation (as applicable), and no license or other rights to Confidential Information is granted or implied hereby.

Recipient may only make such copies of written, recorded, or machine-readable Confidential Information as are reasonable in light of the Purpose. All such Confidential Information, and all copies thereof, shall be held as Confidential Information under the terms and provisions of this Agreement.

You hereby acknowledge that you are aware, and that you will advise your Representatives who are informed in accordance with the terms of this Agreement, that the U.S. securities laws prohibit any person who has received from an issuer material non-public information concerning the matters which are the subject of this Agreement from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

It is further understood and agreed that no failure or delay by Alexion in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. This Agreement contains the entire agreement between you and Alexion concerning the confidentiality of the Confidential Information, and no modifications of this Agreement or waiver of the terms and conditions hereof will be binding upon Recipient or Alexion, unless approved in writing by each of Recipient and Alexion. The MergerSub and the Surviving Corporation are intended third party beneficiaries of this Agreement, entitled to enforce this Agreement in accordance with its terms.

The restrictions on Recipient’s disclosure and use of any Confidential Information shall terminate five (5) years after the date of last disclosure of any Confidential Information to Recipient hereunder.

Please confirm your agreement with the foregoing by signing and returning to Alexion a copy of this Agreement.

[The remainder of this page is intentionally left blank.]

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

Very truly yours, Alexion Pharmaceuticals, Inc.

By:
Name:
Title:

[Recipient]

Name:
Title: Stockholder Representative

Exhibit D

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (as the same may be amended or modified from time to time pursuant hereto, this “Escrow Agreement”) is made and entered into as of                          , 2012, by and among Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Buyer”), M. Luc Mainville, Jonathan Silverstein, Robert Heft and David Bonita (the “Stockholder Representatives”) and JPMorgan Chase Bank, National Association (the “Escrow Agent”). The Buyer and the Stockholder Representatives are sometimes referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Buyer and Enobia Pharma Corp., a Delaware corporation (the “Company”), have entered into an Agreement and Plan of Merger dated as of December 28, 2011, by and among the Buyer, EMRD Corporation, a Delaware corporation and wholly-owned subsidiary of the Buyer (the “Transitory Subsidiary”), the Company and the Stockholder Representatives (as amended from time to time, the “Merger Agreement”), pursuant to which the Transitory Subsidiary will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of the Buyer (the “Surviving Corporation”); and

WHEREAS, pursuant to the Merger Agreement, the Parties have agreed to deposit in escrow certain funds and wish such deposit to be subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

2. Establishment of Escrow. The Merger Agreement provides for and the stockholders of the Company have consented to, by virtue of their approval of the Merger Agreement (a) the establishment of the escrow arrangements set forth in this Escrow Agreement and (b) the appointment of the Stockholder Representatives as the representatives of the Company Equityholders for purposes of this Escrow Agreement, and the taking by the Stockholder Representatives of any and all actions and the making of any decisions required or permitted to be taken or made by them under this Escrow Agreement. The Stockholder Representatives shall act by majority vote on all matters arising under this Escrow Agreement, and the Escrow Agent may rely upon any notice provided by a majority of the Stockholder Representatives.

3. Appointment. The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

4. Escrow Amount; Additions to Escrow Fund.

(a) Escrow Amount. The Buyer agrees to deposit with the Escrow Agent an aggregate amount equal to $[            ] (the “Escrow Amount”). The Escrow Agent shall hold the Escrow Amount and, subject to the terms and conditions hereof, shall invest and reinvest the Escrow Amount and the proceeds thereof (the outstanding balance of such amount, together with all interest, dividends, distributions and other payments thereon, as held by the Escrow Agent from time to time, the “Escrow Fund”) as directed in Section 5.

(b) Additions to the Escrow Fund. Section 9.6 of the Merger Agreement provides that, in the circumstances defined therein, the Buyer may deposit additional funds in the Escrow Fund after the Effective Time (each such additional deposit, an “Escrow Account Addition”). The Escrow Agent will promptly acknowledge receipt of any Escrow Account Addition to the Buyer and the Stockholder Representatives in accordance with the notice provisions set forth in Section 12 of this Escrow Agreement. The Buyer will provide the Escrow Agent with written notification in advance of each Escrow Account Addition.

5. Investment of Escrow Fund. During the term of this Escrow Agreement, the Escrow Fund shall be invested in accordance with the written instructions of the Parties in “Permitted Investments,” defined as (a) a JPMorgan Chase Bank, N.A. money market deposit account (“MMDA”) or a successor or similar investment offered by the Escrow Agent, (b) (i) investments in marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase or a fund substantially comprising such securities, and (ii) investments in demand deposits and certificates of deposit of any United States commercial bank or trust company having capital and surplus in excess of $500,000,000, or (c) as otherwise instructed in writing jointly by the Parties and as shall be acceptable to the Escrow Agent, provided, however, that “Permitted Investments” shall not include any investment the earnings on which are subject to withholding of tax under the Internal Revenue Code of 1986, as amended, as determined by the Parties. The rate of return on the Permitted Investments varies from time to time based upon market conditions. Written investment instructions, if any, shall specify the type and identity of the investments to be purchased and/or sold. The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity on their respective standard terms and conditions. The Escrow Agent or any of its affiliates may receive compensation with respect to any investment directed hereunder including without limitation charging an agency fee in connection with each transaction, in each case, on their respective standard terms and conditions. The Parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Escrow Fund or the purchase, sale, retention or other disposition of any investment described herein. The Escrow Agent shall not have any liability for any loss sustained as a result of any investment in an investment made pursuant to the terms of this Escrow Agreement or as a result of any liquidation of any investment prior to its maturity or for the failure of the Parties to give the Escrow Agent instructions to invest or reinvest the Escrow Amount (and the Escrow Account Additions, if applicable). The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Escrow Agreement.

6. Disposition and Termination.

(a) Claims on Escrow Fund. At any time prior to 5:00 p.m., Eastern time, on the Business Day prior to [                         ]1 (the “Escrow Expiration Date”), the Buyer may deliver to the Escrow Agent and the Stockholder Representatives a notice in substantially the form of Exhibit A making a claim for payment of a portion of the Escrow Fund with respect to any claim for indemnification by the Buyer under the Merger Agreement (“Claimed Loss”). If the Stockholder Representatives do not object in writing by 5:00 p.m., Eastern time, on the thirtieth (30th) day after the delivery of such notice to the Escrow Agent, then the full amount of the Claimed Loss set forth in such notice shall be disbursed to the Buyer in accordance with Exhibit A. If the Stockholder Representatives agree in writing to the payment of all or a portion of the Claimed Loss by 5:00 p.m., Eastern time, on the thirtieth (30th) day after the delivery of such notice to the Escrow Agent, then the Escrow Agent shall (i) disburse to the Buyer the portion (if any) of the Claimed Loss to which the Stockholder Representatives agree (the “Agreed Amount”) in accordance with Exhibit A and (ii) hold the amount of the Claimed Loss less the Agreed Amount until the Escrow Agent receives either (A) a joint written instruction from both Parties or (B) a certified copy of a final, non-appealable order or judgment by a court of competent jurisdiction, a copy of which is delivered to the Escrow Agent by either the Buyer or the Stockholder Representatives, that instructs the Escrow Agent as to the disbursement of all or some of the Claimed Loss. The delivery to the Escrow Agent of a court order shall constitute a representation to the Escrow Agent by the Party delivering such order that such order constitutes a final and non-appealable order of a court of competent jurisdiction and that such order complies with the requirements of this Section 6(a) and that the Escrow Agent shall be entitled to rely thereon without any further duty of inquiry.

(b) Final Release of Escrow Fund. Except as otherwise provided herein, on the Escrow Expiration Date, any amounts remaining in the Escrow Fund shall be released by the Escrow Agent under this Escrow Agreement (i) to the Paying Agent, in the case of amounts to be distributed to the holders of Company Stock, for further distribution (reduced by any applicable withholding) to the holders of Company Stock and (ii) to the Surviving Corporation, in the case of amounts to be distributed to the holders of Company Options, for further distribution (reduced by any applicable withholding) to the holders of Company Options, in each case such further distribution to be in accordance with the Closing Date Allocation Schedule. Prior to such release, the Stockholder Representatives shall provide to the Escrow Agent (x) a schedule setting forth the amount to be released to the Paying Agent and the amount to be released to the Surviving Corporation and (y) written wire payment instructions for the Paying Agent and the Surviving Corporation. Notwithstanding anything in this Escrow Agreement to the contrary, if prior to 5:00 p.m., Eastern time, on the Business Day prior to the Escrow Expiration Date, the Buyer has delivered to Escrow Agent and the Stockholder Representatives a notice in substantially the form of Exhibit A, the payment to be made on the Escrow Expiration Date shall be reduced by an amount equal to the aggregate amount of such unresolved indemnification claims made by the Buyer. For avoidance of doubt, promptly upon the resolution of any such unresolved indemnification claim, any amounts in the Escrow Fund which are no longer subject to an unresolved indemnification claim shall be paid to the Paying Agent and the Surviving Corporation, as applicable. The Escrow Agent shall not be responsible or chargeable with having any knowledge of the Closing Date Allocation Schedule and shall act solely on the written instruction delivered by the Stockholder Representatives.

(c) Upon delivery of the entire Escrow Fund by the Escrow Agent in accordance with this Agreement, this Escrow Agreement shall terminate, subject to the provisions of Sections 9 and 10.

[1]	Note to draft: insert one year anniversary of the Closing Date.

(d) The Escrow Agent shall deliver the Escrow Fund, or any portion thereof, as directed in written instructions signed by the Buyer and the Stockholder Representatives.

7. Escrow Agent.

(a) The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Parties, in connection herewith, if any, including without limitation the Merger Agreement, nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Escrow Agreement. In the event of any conflict between the terms and provisions of this Escrow Agreement, those of the Merger Agreement, any schedule or exhibit attached to the Escrow Agreement, or any other agreement among the Parties, the terms and conditions of this Escrow Agreement shall control. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper Party or Parties without inquiry and without requiring substantiating evidence of any kind. The Escrow Agent shall not be liable to any Party, any beneficiary or other person for refraining from acting upon any instruction setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Escrow Fund, or any portion thereof, unless such instruction shall have been delivered to the Escrow Agent in accordance with Section 13 below and the Escrow Agent has been able to satisfy any applicable security procedures as may be required thereunder. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Fund, including, without limitation, the Escrow Amount or Escrow Fund Additions, nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

(b) The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to either Party. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through attorneys, and shall be liable only for the gross negligence or willful misconduct (as finally adjudicated in a court of competent jurisdiction) of any such attorney. The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from any Party which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be given a direction in writing by the Parties which eliminates such ambiguity or uncertainty to the satisfaction of Escrow Agent or by a final and non-appealable order or judgment of a court of competent jurisdiction. The Parties agree to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

8. Succession; Removal.

(a) The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days advance notice in writing of such resignation to the Parties specifying a date when such resignation shall take effect. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the Parties. The Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Escrow Fund (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery the Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Sections 9 and 10 hereunder. The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Escrow Agreement.

(b) The Buyer and the Stockholder Representatives, acting together, shall have the right to terminate the appointment of the Escrow Agent, specifying the date upon which such termination shall take effect. After such date, the Escrow Agent shall have no further obligation hereunder except to hold the Escrow Fund as depository. The Buyer and the Stockholder Representatives agree that they will jointly appoint a successor escrow agent effective with the termination of the Escrow Agent hereunder. The Escrow Agent shall refrain from taking any action until it shall receive joint written instructions from the Buyer and the Stockholder Representatives designating the successor escrow agent. The Escrow Agent shall deliver all of the Escrow Fund to such successor escrow agent in accordance with such instructions and upon receipt of the Escrow Fund, the successor escrow agent shall be bound by all of the provisions hereof.

(c) Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

9. Compensation and Reimbursement. The Parties shall be responsible for (a) paying the Escrow Agent for the services to be rendered hereunder, along with any fees or charges for accounts, including those levied by any governmental authority which the Escrow Agent may impose, charge or pass-through, which unless otherwise agreed in writing shall be as described in Schedule 2 attached hereto, and (b) paying or reimbursing the Escrow Agent upon request for all expenses, disbursements and advances, including, without limitation, reasonable attorney’s fees and expenses, incurred or made by it in connection with the performance, modification and termination of this Escrow Agreement. All amounts payable to the Escrow Agent under this Section 9 shall be paid by the Buyer.

10. Indemnity. The Buyer shall indemnify, defend and save harmless the Escrow Agent and its affiliates and their respective successors, assigns, agents and employees (the “indemnitees”) from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, litigation, investigations, costs or expenses (including, without limitation, the reasonable fees and expenses of outside counsel) (collectively “Losses”) arising out of or in connection with (a) the Escrow Agent’s execution and performance of this Escrow Agreement, tax reporting or withholding, the enforcement of any rights or remedies under or in connection with this Escrow Agreement, or as may arise by reason of any act, omission or error of the indemnitee, except in the case of any indemnitee to the extent that such Losses are finally adjudicated by a court of competent jurisdiction to have been primarily caused by the gross negligence or willful misconduct of such indemnitee, or (b) its following any instructions or other directions, whether joint or singular, from the Parties, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. The Parties hereto acknowledge that the foregoing indemnities shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Escrow Agreement.

11. Patriot Act Disclosure/Taxpayer Identification Numbers/Tax Reporting.

(a) Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Parties acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the Parties identity including without limitation name, address and organizational documents (“identifying information”). The Parties agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

(b) Taxpayer Identification Numbers (“TINs”). The Parties have provided the Escrow Agent with their respective fully executed Internal Revenue Service (“IRS”) Form W-8, W-9 and/or other required documentation.

(c) Tax Reporting. In addition, all interest or other income earned under the Escrow Agreement shall be allocated to the Buyer and reported, as and to the extent required by law, by the Escrow Agent to the IRS, or any other taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned from the Escrow Amount (and the Escrow Account Additions, if applicable) by the Buyer whether or not said income has been distributed during such year. Any other tax returns required to be filed will be prepared and filed by the Stockholder Representatives and/or the Buyer with the IRS and any other taxing authority as required by law, including but not limited to any applicable reporting or withholding pursuant to the Foreign Investment in Real Property Tax Act (“FIRPTA”). The Stockholder Representatives and the Buyer acknowledge and agree that the Escrow Agent shall have no responsibility for the preparation and/or filing of any tax return or any applicable FIRPTA reporting or withholding with respect to the Escrow Amount (and the Escrow Account Additions, if applicable) or any income earned by the Escrow Amount (and the Escrow Account Additions, if applicable). The Stockholder Representatives and the Buyer further acknowledge and agree that any taxes payable from the income earned on the investment of any sums held with respect to the Escrow Amount (and the Escrow Account Additions, if applicable) shall be reported to and paid by the Buyer. In the absence of written direction from the Stockholder Representatives and the Buyer, all proceeds of the Escrow Fund attributable to the Escrow Amount (and the Escrow Account Additions, if applicable) shall be retained in the Escrow Fund and reinvested from time to time by the Escrow Agent as provided in this Escrow Agreement. The Escrow Agent shall withhold any taxes required by applicable law, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities. The Parties hereby represent and warrant that such underlying transaction does not constitute an installment sale requiring any tax reporting or withholding of imputed interest or original issue discount by the Escrow Agent to the IRS or other United States taxing authority.

12. Notices. All communications hereunder shall be in writing and except for communications from the Parties setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of funds, including but not limited to funds transfer instructions (all of which shall be specifically governed by Section 13 below), shall be deemed to be duly given after it has been received and the receiving party has had a reasonable time to act upon such communication if it is sent or served:

(a) upon delivery, if delivered personally, or upon confirmed transmittal, if by facsimile or email;

(b) on the next Business Day (as hereinafter defined) if sent by overnight courier; or

(c) four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth below or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

If to the Buyer:

Attn:
Facsimile:
Email:

Copy to:	Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199
Attn: Patrick O’Brien, Esq. Facsimile: (617) 951-7000 Email: Patrick.Obrien@ropesgray.com

If to the Stockholder Representatives:

Attn: Facsimile: Email:

Copy to:	Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 Attn: Hal Leibowitz, Esq. Facsimile: (617) 526-5000 Email: Hal.Leibowitz@wilmerhale.com

If to the Escrow Agent:	JPMorgan Chase Bank, N.A. Escrow Services 4 New York Plaza, 21st Floor New York, NY 10004 Attention: Chris Fasouletos/Audrey Mohan Facsimile: (212) 623-6168 Email: ec.escrow@jpmorgan.com

Notwithstanding the above, in the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such officer at the above-referenced office. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

13. Security Procedures. Any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of the Escrow Fund, must be in writing or set forth in a Portable Document Format (“PDF”), executed by the appropriate Party or Parties as evidenced by the signatures of the person or persons signing this Agreement or one of their designated persons (each an “Authorized Representative”) as set forth on Schedule 1 hereto (“Schedule 1”), and delivered to the Escrow Agent only by confirmed facsimile or attached to an email on a Business Day only at the fax number or email address set forth in Section 12 above. No instruction for or related to the transfer or distribution of the Escrow Fund shall be deemed delivered and effective unless the Escrow Agent actually shall have received it on a Business

Day by facsimile or as a PDF attached to an email only at the fax number or email address set forth in Section 12 and as evidenced by a confirmed transmittal to the Party’s or Parties’ transmitting fax number or email address, and the Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder. The Escrow Agent shall not be liable to any Party or other person for refraining from acting upon any instruction for or related to the transfer or distribution of the Escrow Fund if delivered to any other fax number or email address, including but not limited to a valid email address of any employee of Escrow Agent.

In the event funds transfer instructions are given, whether in writing, by facsimile or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the Authorized Representatives, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the Authorized Representatives identified in Schedule 1, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of the Buyer’s executive officers (“Executive Officers”), as the case may be, which shall include the title of General Counsel, as the Escrow Agent may select. Such “Executive Officer” shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Buyer or the Stockholder Representatives to identify (a) the beneficiary, (b) the beneficiary’s bank, or (c) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The Parties acknowledge that these security procedures are commercially reasonable.

14. Compliance with Court Orders. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Escrow Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

15. Miscellaneous. Except for changes to funds transfer instructions as provided in Section 13, the provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the Escrow Agent and the Parties. Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by the Escrow Agent or any Party, except as provided in Section 8, without the prior consent of the Escrow Agent and the other parties. This Escrow Agreement shall be governed by and construed under the laws of the State of New York. To the extent that in any jurisdiction either Party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution attachment (before or after judgment), or other legal process, such Party shall not claim, and it hereby irrevocably waives, such immunity. Each Party irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of New York. The Parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement. No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Escrow Agreement may be transmitted by facsimile or as a PDF or other attachment to an electronic transmission, and such facsimile or PDF or other attachment will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party. If any provision of this Escrow Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. A person who is not a party to this Escrow Agreement shall have no right to enforce any term of this Escrow Agreement. The parties represent, warrant and covenant that each document, notice, instruction or request provided by such Party to the Escrow Agent shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Escrow Agreement shall be enforced as written. Except as expressly provided in Section 10 above, nothing in this Escrow Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of this Escrow Agreement or any funds escrowed hereunder.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.

BUYER:

ALEXION PHARMACEUTICAL, INC.

By:

Name:

Title:

STOCKHOLDER REPRESENTATIVES:

Name: M. Luc Mainville

Name: Jonathan Silverstein

Name: Robert Heft

Name: David Bonita

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

as Escrow Agent

By:

Name:

Title:

[Signature Page to Escrow Agreement]

SCHEDULE 1

Telephone Number(s) and authorized signature(s) for

Person(s) Designated to Give and Confirm Funds Transfer Instructions

If to the Buyer:

Name	Telephone Number	Signature

1. [ ]	[ ]

2. [ ]	[ ]

If to the Stockholder Representatives:

Name	Telephone Number	Signature

1. M. Luc Mainville

2. Jonathan Silverstein

3. Robert Heft

4. David Bonita

SCHEDULE 2

[*]

*	Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

EXHIBIT A

                   , 201

JPMorgan Chase Bank, N.A.

4 New York Plaza, 21st Floor

New York, NY 10004

Attn: Chris Fasouletos/Audrey Mohan

Re: Indemnification Notice

Dear Sir/Madam:

This Indemnification Notice is being delivered in accordance with Section 6(a) of the Escrow Agreement dated                    , 2012 by and among Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Buyer”), and Robert Heft, Jonathan Silverstein, M. Luc Mainville and David Bonita (the “Stockholder Representatives,” and together with the Buyer, sometimes referred to individually as “Party” or collectively as the “Parties”), and JPMorgan Chase Bank, National Association (the “Escrow Agent”).

The Buyer has determined that it may be entitled to receive a payment from the Escrow Fund in respect of a claimed loss for which it believes it is entitled to indemnification pursuant to the Merger Agreement (“Claimed Loss”).

The amount of the Claimed Loss is [insert US Dollar amount].

A reasonably detailed itemization of all known items of loss, damage or expense incurred and/or anticipated upon or arising out of the alleged Claimed Loss is as follows:

[insert details]

If the Stockholder Representatives do not object in writing within 30 days of this Indemnification Notice, then the full amount of the Claimed Loss shall be disbursed to the Buyer as per the following payment instructions:

[insert wire payment instructions]

Sincerely,

By:

Name:

Title:

4

Escrow Agreement                    , 2012

Exhibit E

Letter of Transmittal

By Mail or Overnight Courier:

JPMorgan Chase Bank, N.A.

4 Chase Metrotech Center, 3rd Floor

Brooklyn, New York 11245-00001

Attention: Escrow Department

By Hand Delivery:

JPMorgan Chase Bank, N.A.

4 Chase Metrotech Center, 1st Floor

Window # 5

Brooklyn, New York 11245-00001

Attention: Escrow Department

(Use Willoughby Street Entrance)

Telephone Assistance

1-800-318-5202

Please read this Letter of Transmittal carefully. This Letter of Transmittal should be completed and signed in the space provided in Box D on the third page and hand-delivered or sent by overnight courier or registered mail, return receipt requested and insured, with the completed and signed enclosed Internal Revenue Service (“IRS”) Form W-9 (or the appropriate IRS Form W-8 if you are a non-U.S. stockholder) and the certificates (each, a “Certificate”) for shares of capital stock of Enobia Pharma Corp., to be surrendered in connection with the transactions contemplated by the Merger Agreement (as defined below).

Transmittal Letter

To accompany certificates representing capital stock of

ENOBIA PHARMA CORP.

THE INSTRUCTIONS TO THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY

Ladies and Gentlemen:

This Letter of Transmittal is being delivered in connection with the expected acquisition of Enobia Pharma Corp., a Delaware corporation (the “Company”), by Alexion Pharmaceuticals, Inc., a Delaware corporation (“Buyer”), which will be effected through the merger (the “Merger”) of EMRD Corporation, a Delaware corporation and wholly-owned subsidiary of Buyer (the “Transitory Subsidiary”), with and into the Company. The Merger is expected to become effective on or about [            ], 2012. Pursuant to the Agreement and Plan of Merger, dated as of December 28, 2011, among Buyer, the Transitory Subsidiary, the Company and the Stockholder Representatives (the “Merger Agreement”), the undersigned surrenders herewith the below listed certificate(s) representing shares of capital stock (the “Shares”) of the Company, in exchange for the consideration net of any withholding taxes (“Merger Consideration”) that is payable to the undersigned pursuant to the Merger Agreement. No payment shall be made with respect to any Shares represented by a Certificate(s) until the surrender of such Certificate(s) for exchange. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement. By delivery of this Letter of Transmittal to JP Morgan Chase Bank, N.A., the undersigned hereby (i) forever waives all dissenter’s rights under applicable Delaware law and (ii) withdraws all written objections to the Merger and/or demands for appraisal, if any, with respect to the Shares owned by the undersigned.

The undersigned will, upon request, execute and deliver any additional documents necessary to complete the delivery of the Certificates. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

For consideration duly received, the undersigned hereby acknowledges, represents, warrants and agrees that:

(1) In the case the undersigned is not an individual, the undersigned is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(2) The execution, delivery and performance by the undersigned of this Letter of Transmittal, and the consummation of the transactions contemplated hereby, are within the power and authority of the undersigned and, if the undersigned is a corporate entity, have been duly authorized by all necessary corporate action on the part of the undersigned. This Letter of Transmittal (a) has been duly executed and delivered by the undersigned and (b) is a legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms.

(3) The undersigned is the record and beneficial owner of the Shares reflected in the attached table, and has good and valid title to such Shares, free and clear of all liens, mortgages, pledges, hypothecation, restrictions, charges and encumbrances, except as are imposed by applicable securities laws or community property laws.

(4) By signing this Letter of Transmittal, effective as of the Effective Time, the undersigned hereby releases, remises and forever discharges any and all rights and claims that the undersigned has had, now has or might now have against the Company or any of its Subsidiaries, except for (a) rights and claims arising under the provisions of the Merger Agreement or the Escrow Agreement, (b) rights and claims, to the extent that any of the organizational documents of the Company or any of its Subsidiaries or affiliates confer rights to indemnification and/or advancement of expenses, arising under, or in connections with, such rights, (c) rights and claims arising from or in connection with the undersigned’s employment by the Company or any of its Subsidiaries, including, without limitation, any employee benefits under any benefit plan of the Company or any of its Subsidiaries or affiliates and any severance agreements by and between the undersigned and the Company or any of its Subsidiaries or affiliates, and (d) rights and claims for directors’ meeting fees and expenses for or in connection with the undersigned’s services as a director of the Company or any of its Subsidiaries.

Please deliver the Merger Consideration to which the undersigned stockholder is entitled in the name appearing below, subject to the following instructions:

☐	Please check this box if you have lost your certificate(s).

Delivery of a check or wire transfer (if applicable) for the cash payment to which you are entitled under the Merger Agreement shall be made within three (3) business days after (i) the Effective Time (as defined in the Merger Agreement), if you have made proper delivery, and the Paying Agent has received, this Letter of Transmittal, the appropriate Certificate(s) and any other documents requested by the Paying Agent, by the Effective Time, or (ii) the date on which you make proper delivery, and the Paying Agent receives this Letter of Transmittal, the appropriate Certificate(s) and any other documents requested by the Paying Agent, if such delivery and receipt occurs after the Effective Time.

BOX A DESCRIPTION OF COMPANY STOCK SURRENDERED

Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections.	Certificate(s) Enclosed: (Please fill in. Attach separate schedule if needed)

[TO BE COMPLETED FOR EACH LETTER OF TRANSMITTAL]	Certificate Numbers	Number of Shares Represented by Certificate(s)

TOTAL SHARES

BOX B SPECIAL PAYMENT INSTRUCTIONS	BOX C SPECIAL DELIVERY INSTRUCTIONS

Fill in ONLY if the check or wire transfer (if applicable) for cash to be received by the undersigned is to be issued in a name OTHER than the name appearing in Box A above. (Unless otherwise indicated in Box C, such check (if applicable) will be mailed to the address indicated below.) (See Instruction below.) (Medallion Signature Guarantee Required)	Fill in ONLY if the check or wire transfer (if applicable) for cash to be received by the undersigned is to be sent to an address OTHER than to the address appearing in Box A or B. (Medallion Signature Guarantee Required)

Name:	Name:

Address:	Address :

Tax Identification/Social Security Number

BOX D SIGNATURE	BOX E WIRE TRANSFER INSTRUCTIONS

Must be signed by registered holder(s), exactly as name appears on stock certificate(s), or by the person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by an agent, attorney, administrator, executor, guardian, trustee or others acting in a fiduciary or representative capacity, or by an officer of a corporation on behalf of the corporation, please set forth full title and furnish appropriate supporting evidence. (See Instructions below.)

By signing below, I/we certify that I/we have complied with all instructions to this letter of transmittal, am/are the registered holder of the Shares submitted herewith on the effective date of the Merger, have full authority to surrender the Shares, and give the instructions in this letter of transmittal and warrant that the Shares submitted herewith are free and clear of all liens, restrictions, adverse claims or encumbrances. I/we, the undersigned, agree to hold harmless and indemnify [            ] and their respective affiliates against and hold them harmless from any and all losses suffered and incurred by any such indemnified party in connection with any breach of the representations, warranties or certifications made by the undersigned in this letter of transmittal.

Fill in ONLY if you desire funds to be delivered to you by wire transfer. Bank Name: Bank Telephone Number: Account Name: Account Number: Routing Number:

Signature of Registered Holder(s)

Printed Name of Registered Holder(s)

Title, if any

Date: Phone No:

Email Address (optional):

SIGNATURE(S) MEDALLION GUARANTEED BY: (REQUIRED ONLY AS PROVIDED IN INSTRUCTION BELOW.)

Name of Institution	Address (including Zip Code)

Authorized Signature	Printed Name	Date

Form **W-9**
(Rev. January 2011)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give Form to the requester. Do not send to the IRS.

Print or type
See Specific Instructions on page 2.

Name (as shown on your income tax return)

Business name/disregarded entity name, if different from above

Check appropriate box for federal tax classification (required): ☐ Individual/sole proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶ ______

☐ Exempt payee

☐ Other (see instructions) ▶

Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on the "Name" line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number
☐☐☐ – ☐☐ – ☐☐☐☐

Employer identification number
☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 4.

Sign Here Signature of U.S. person ▶ Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners' share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

Cat. No. 10231X Form W-9 (Rev. 1-2011)

Form W-9 (Rev. 1-2011) Page 2

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

- The U.S. owner of a disregarded entity and not the entity,
- The U.S. grantor or other owner of a grantor trust and not the trust, and
- The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Also see *Special rules for partnerships* on page 1.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the "Name" line. You may enter your business, trade, or "doing business as (DBA)" name on the "Business name/disregarded entity name" line.

Partnership, C Corporation, or S Corporation. Enter the entity's name on the "Name" line and any business, trade, or "doing business as (DBA) name" on the "Business name/disregarded entity name" line.

Disregarded entity. Enter the owner's name on the "Name" line. The name of the entity entered on the "Name" line should never be a disregarded entity. The name on the "Name" line must be the name shown on the income tax return on which the income will be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a domestic owner, the domestic owner's name is required to be provided on the "Name" line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on the "Business name/disregarded entity name" line. If the owner of the disregarded entity is a foreign person, you must complete an appropriate Form W-8.

Note. Check the appropriate box for the federal tax classification of the person whose name is entered on the "Name" line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate).

Limited Liability Company (LLC). If the person identified on the "Name" line is an LLC, check the "Limited liability company" box only and enter the appropriate code for the tax classification in the space provided. If you are an LLC that is treated as a partnership for federal tax purposes, enter "P" for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter "C" for C corporation or "S" for S corporation. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the "Name" line) is another LLC that is not disregarded for federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the "Name" line.

Form W-9 (Rev. 1-2011) Page 3

Other entities. Enter your business name as shown on required federal tax documents on the "Name" line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the "Business name/disregarded entity name" line.

Exempt Payee

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the "Exempt payee" box in the line following the "Business name/disregarded entity name," sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following payees are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2. The United States or any of its agencies or instrumentalities,

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6. A corporation,

7. A foreign central bank of issue,

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9. A futures commission merchant registered with the Commodity Futures Trading Commission,

10. A real estate investment trust,

11. An entity registered at all times during the tax year under the Investment Company Act of 1940,

12. A common trust fund operated by a bank under section 584(a),

13. A financial institution,

14. A middleman known in the investment community as a nominee or custodian, or

15. A trust exempt from tax under section 664 or described in section 4947.

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 15.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 9
Broker transactions	Exempt payees 1 through 5 and 7 through 13. Also, C corporations.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 5
Payments over $600 required to be reported and direct sales over $5,000 [1]	Generally, exempt payees 1 through 7 [2]

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see *Limited Liability Company (LLC)* on page 2), enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.ssa.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: *A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.*

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, below, and items 4 and 5 on page 4 indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the "Name" line must sign. Exempt payees, see *Exempt Payee* on page 3.

Signature requirements. Complete the certification as indicated in items 1 through 3, below, and items 4 and 5 on page 4.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

Form W-9 (Rev. 1-2011) Page 4

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]
5. Sole proprietorship or disregarded entity owned by an individual	The owner [3]
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*
For this type of account:	**Give name and EIN of:**
7. Disregarded entity not owned by an individual	The owner
8. A valid trust, estate, or pension trust	Legal entity [4]
9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership
12. A broker or registered nominee	The broker or nominee
13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name and you may also enter your business or "DBA" name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships* on page 1.

***Note.** Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: *spam@uce.gov* or contact them at *www.ftc.gov/idtheft* or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

FOR INSTRUCTIONS OR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE

INTERNAL REVENUE SERVICE

INSTRUCTIONS

A former stockholder of the Company will not receive the Merger Consideration in exchange for such stockholder’s Certificate(s) formerly representing Shares until the Certificate(s) owned by such stockholder is/are received by the Paying Agent at the address set forth above, together with such documents as the Paying Agent may require, and until the same are processed for payment by the Paying Agent. No interest will accrue on any amounts due.

1. Guarantee of Signatures. No signature guarantee on this Letter of Transmittal is required (i) if this Letter of Transmittal is signed by the registered holder of the Certificate(s) surrendered herewith, and such holder has not completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment Instructions” on the Letter of Transmittal or (ii) if the Certificate(s) is to be surrendered for the account of an eligible guarantor institution such as a commercial bank, trust company, securities broker/dealer, credit union or a savings association participating in a Medallion Program approved by the Securities Transfer Association, Inc. (each of the foregoing being an “Eligible Institution”). In all other cases, all signatures on the Letter of Transmittal must be medallion guaranteed by an Eligible Institution.

2. Delivery of Letter of Transmittal and Certificates. This Letter of Transmittal, properly completed and duly executed, together with the Certificate(s), should be delivered to the Paying Agent at the address set forth in this Letter of Transmittal.

The method of delivery of Certificate(s) and any other required documents is at the election and risk of the owner. However, if Certificate(s) are sent by mail, it is recommended that they be sent by certified mail, properly insured, with return receipt requested. Risk of loss and title of the Certificate(s) shall pass only upon delivery of the Certificate(s) to the Paying Agent.

In the event that the Paying Agent determines that any Letter of Transmittal does not appear to have been properly completed or executed, or that a Certificate does not appear to be in proper form for surrender, or any other irregularity in connection with the surrender appears to exist, the Paying Agent shall be entitled to consult with Buyer for further instructions. Stockholders entitled to payment in excess of $500,000 in Merger Consideration may be contacted directly by the Paying Agent and requested to provide any missing or incomplete information. The Paying Agent reserves the right to reject all other such incomplete or irregular presentations directly to the stockholder. If there are any discrepancies between the number of Shares that any Letter of Transmittal, Certificate or other supporting document may indicate are owned by a stockholder and the number of shares of capital stock of the Company that the Closing Date Allocation Schedule provided by the Company to the Paying Agent indicates such stockholder owned of record, the Paying Agent shall consult with Buyer for instructions as to the number of shares of capital stock of the Company, if any, it is authorized to accept for payment, and in the absence of such instructions, the Paying Agent is not authorized to make payment and shall, except as thereafter directed in writing by Buyer, continue to hold any Certificates surrendered in connection therewith, this Letter of Transmittal and any other supporting documents received with such Certificates. A surrender will not be deemed to have been made until all irregularities have been cured or waived.

3. Inadequate Space. If the space provided herein is inadequate, the Certificate numbers and the number of Shares formerly represented thereby should be listed on a separate schedule attached hereto.

4. Signature on Letter of Transmittal, Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder of the Certificate(s) surrendered hereby, the signature must correspond exactly with the name written on the face of the Certificate(s) without alteration, enlargement or any change whatsoever.

If the Certificate(s) surrendered hereby is owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

If any surrendered Certificates are registered in different names on several Certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Certificates.

When this Letter of Transmittal is signed by the registered owner(s) of the Certificate(s) listed and surrendered hereby, no endorsements of the Certificate(s) or separate stock powers are required.

If this Letter of Transmittal is signed by a person other than the registered owner of the Certificate(s) listed, such Certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner or owners or a person with full authority to sign on behalf of the registered owner. Signatures on such Certificate(s) or stock power(s) must be medallion guaranteed by an Eligible Institution.

If this Letter of Transmittal or any Certificate(s) or stock power(s) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Paying Agent of such person’s authority to so act must be submitted. The Paying Agent will not exchange any Certificate(s) until all instructions herein are complied with.

5. Stock Transfer Taxes. In the event that any transfer, documentary, sales, use, stamp, registration or other taxes becomes payable by reason of the payment of the Merger Consideration in any name other than that of the registered holder, such transferee or assignee must pay such tax or must establish that such tax has been paid or is not applicable. The Paying Agent will have no responsibility with respect to transfer, documentary, sales, use, stamp, registration or other taxes.

6. Special Delivery Instructions. Indicate the name and address of the person(s) to whom the check comprising the Merger Consideration is to be sent if different from the name and address of the person(s) signing this Letter of Transmittal.

7. Form W-9. Each surrendering stockholder is required to provide the Paying Agent with such holder’s correct Taxpayer Identification Number (“TIN”) on the Form W-9 included herein, and to certify whether the stockholder is subject to backup withholding. Failure to provide such information or an adequate basis for exemption on the form may subject the surrendering stockholder to United States federal backup withholding on cash payments made to such surrendering stockholder with respect to the Certificate(s). If such holder is an individual, the TIN is his or her social security number. A holder must cross out item (2) in Part II of Form W-9 if such holder is subject to backup withholding. The Paying Agent will withhold at a rate not to exceed 28% on all payments made prior to the time a properly certified TIN is provided to the Paying Agent.

8. Appointment of Stockholder Representatives. By signing and submitting this Letter of Transmittal, or by accepting any Merger Consideration for his, her or its Shares, the stockholder confirms and agrees to the appointment of the Stockholder Representatives as such stockholder’s representatives, attorneys-in-fact and agents in connection with the transactions contemplated by the Merger Agreement and the related escrow agreement (the “Escrow Agreement”) and in any litigation or arbitration involving the Merger Agreement and/or the Escrow Agreement. In connection therewith, the Stockholder Representatives, acting by simple majority, are authorized to do or refrain from doing all further acts and things, and to execute all such documents as the Stockholder Representatives shall deem necessary or appropriate. Without limiting the generality of the foregoing, the stockholder authorizes and empowers the Stockholder Representatives to (i) act for the equity holders of the Company with regard to all matters pertaining to the Merger Agreement and the Escrow Agreement; (ii) execute and deliver the Escrow Agreement and all amendments, waivers, ancillary agreements, certificates and documents that the Stockholder Representatives deem necessary or appropriate in connection with the transactions contemplated by the Merger Agreement or the Escrow Agreement; (iii) receive funds, make payments of funds and give receipts for funds and (iv) give and receive all notices required to be given or received by the equity holders of the Company under the Merger Agreement or the Escrow Agreement.

9. Lost, Stolen or Destroyed Certificate(s). If your Certificate(s) has been lost, stolen or destroyed, please complete the Lost Certificate Affidavit and Indemnity Agreement enclosed with this Letter of Transmittal. An affidavit of loss must be properly completed and returned, to the Paying Agent.

10. Information and Additional Copies. Information and additional copies of this Letter of Transmittal may be obtained from the Paying Agent by writing to the address above or calling the Paying Agent at 1-800-318-5202.

IMPORTANT TAX INFORMATION

Under United States federal tax laws, a holder who receives cash payments pursuant to the Merger is required to provide the Paying Agent (as payer) with such holder’s correct TIN on the Form W-9 above (or otherwise establish a basis for exemption from backup withholding) and certify under penalty of perjury that such TIN is correct and that such holder is not subject to backup withholding. If such holder is an individual, the TIN is his or her social security number. If the Paying Agent is not provided with the correct TIN, a $50 penalty may be imposed by the Internal Revenue Service, and the payment of any cash pursuant to the Merger may be subject to backup withholding.

Certain holders (including, among others, all corporations and foreign individuals and entities) are not subject to these backup withholding and reporting requirements. Exempt holders should indicate their exempt status on Form W-9. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a Form W-8 BEN (or other appropriate Form W-8), signed under penalties of perjury, attesting to such individual’s exempt status. A Form W-8 BEN can be obtained from the Paying Agent or at the link below. Please note that there are additional Form W-8’s if the W-8BEN does not apply to your particular situation. The additional forms can be accessed at the following IRS links:

http://www.irs.gov/pub/irs-pdf/fw8ben.pdf

http://www.irs.gov/pub/irs-pdf/fw8eci.pdf

http://www.irs.gov/pub/irs-pdf/fw8imy.pdf

http://www.irs.gov/pub/irs-pdf/fw8exp.pdf

If backup withholding applies, the Paying Agent is required to withhold at a rate not to exceed 28% of any payments made to the holder or other payee. Backup withholding is not an additional tax. Rather, the Federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld provided that the required information is given to the IRS. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

Purpose of Form W-9

To prevent backup withholding on payments made with respect to Certificate(s), the holder is required to notify the Paying Agent of such holder’s correct TIN by completing the form above, certifying that (1) the TIN provided on the Form W-9 is correct (or that such holder is awaiting a TIN), (2) such holder is not subject to backup withholding because (a) such holder is exempt from backup withholding, (b) such holder has not been notified by the Internal Revenue Service that he is subject to backup withholding as a result of a failure to report all interest or dividends or (c) the Internal Revenue Service has notified such holder that such holder is no longer subject to backup withholding and (3) such holder is a U.S. citizen or other person (including a U.S. resident alien).

What Number to Give the Paying Agent

The holder is required to give the Paying Agent the TIN (i.e., social security number or employer identification number) of the holder receiving payment of Merger Consideration in exchange for the Certificate(s) tendered hereby. If the Certificate(s) are held in more than one name or are not held in the name of the actual owner, consult the instructions following the Form W-9 for additional guidance on which number to report.

All inquiries regarding this form should be made directly to:

JPMorgan Chase Bank, N.A.

Phone: 1-800-318-5202

All inquiries regarding the Merger should be made directly to:

Company Name:

Attention:

Address:

Phone:

Fax:

LOST CERTIFICATE AFFIDAVIT AND

INDEMNITY AGREEMENT

This Lost Certificate Affidavit and Indemnity Agreement (this “Affidavit and Agreement”) is made and entered into by the undersigned (the “Affiant”) on behalf of the following stockholder of the Company (the “Stockholder”) in favor of [            ] (the “Company”) and JPMorgan Chase Bank, N.A. (the “Paying Agent”):

The undersigned hereby certifies as follows:

WHEREAS, the Company issued to the Stockholder a certain certificate number              representing              shares of Company [                        ]1 (the “Certificate”) registered in the name of                                                                              ;

WHEREAS, the Stockholder has informed the Company that, after diligent efforts, the Stockholder is unable to locate the Certificate.

NOW THEREFORE, in order to induce the Paying Agent to pay the Merger Consideration in respect of those shares represented by the Certificate, the Affiant,                     , a representative of the Stockholder, being duly sworn, deposes and says:

1.	That the Certificate was issued by the Company and delivered to the Stockholder;

2.	The Stockholder has no knowledge or information as to the present whereabouts of the Certificate (and, to the best of its information and belief, the Certificate was last in the possession of );

3.	The Stockholder is the sole legal and beneficial owner of the Certificate;

4.	That the Affiant is authorized to execute and deliver this Agreement on behalf of the Stockholder;

5.	That the Certificate has not been endorsed, disposed of, sold, pledged, hypothecated, transferred, charged, lent or assigned in any manner affecting the absolute title thereto;

6.	That in the event the Certificate shall come into the Stockholder’s possession or control, the Stockholder will forthwith deliver the same to the Company or its successors and assigns for cancellation;

7.	That every effort has been made, including, without limitation, a thorough search of the records of the Stockholder to find the Certificate and that the Certificate has not been located and the Stockholder does not know where it may be located; and

[1]	Specify class of stock.

8.	THAT IN CONSIDERATION FOR THE ISSUANCE AND DELIVERY TO THE STOCKHOLDER OF SUCH MERGER CONSIDERATION EVIDENCING THE INTEREST REPRESENTED BY THE CERTIFICATE, THE STOCKHOLDER AGREES TO INDEMNIFY AND HOLD HARMLESS THE COMPANY AND THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES AND AGENTS, AND ANY AND ALL OTHER INDIVIDUALS, FIRMS OR CORPORATIONS AS MAY NOW OR HEREAFTER BE ACTING AS TRANSFER AGENT, DEPOSITORY, TRUSTEE FISCAL OR PAYING AGENT, REGISTRAR, ATTORNEY-IN-FACT OR AS AGENT IN ANY OTHER CAPACITY, AS AFORESAID (COLLECTIVELY, THE “INDEMNIFIED GROUP”), FROM AND AGAINST ANY AND ALL CLAIMS, ACTIONS, AND SUITS, WHETHER GROUNDLESS OR OTHERWISE, AND FROM OR AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES, COSTS, CHARGES, ATTORNEYS’ FEES, AND OTHER EXPENSES OF EVERY NATURE AND CHARACTER WHICH ANY OF THEM MAY SUSTAIN OR INCUR BY REASON OF (I) DELIVERY OF A NEW CERTIFICATE IN REPLACEMENT OF THE CERTIFICATE, (II) ANY CLAIM WHICH MAY BE MADE IN RESPECT OF THE CERTIFICATE, (III) ANY PAYMENT, TRANSFER, DELIVERY, EXCHANGE OR OTHER ACT WHICH ANY OF THEM MAY MAKE OR DO IN RESPECT OF THE CERTIFICATE, OR (IV) ANY OTHER MATTER OR THING ARISING OUT OF THIS AGREEMENT, WHETHER OR NOT CAUSED BY, BASED UPON, OR ARISING FROM THE INADVERTANCE, ACCIDENT, OVERSIGHT, OR THE SOLE, JOINT OR CONCURRENT NEGLIGENCE OF ANY OF THE INDEMNIFIED GROUP AND/OR OMISSION OF FAILURE TO INQUIRE INTO, CONTEST, OR LITIGATE THE RIGHT OF ANY STOCKHOLDER OF THE CERTIFICATE TO RECEIVE ANY BENEFITS THEREOF.

Under penalties of perjury, the Affiant declares that it has examined this Affidavit and Agreement and to the best of its knowledge and belief it is true, correct and complete, and the Affiant further declares that he/she has authority to execute this Affidavit of Loss on behalf of the Stockholder.

Dated to be effective this          day of             , 20__.

Name:
Title:

THE STATE OF

COUNTY OF

BEFORE ME, the undersigned authority, on this date personally appeared                      of                     , known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND and SEAL OF OFFICE this              day of             , 20__.

NOTARY PUBLIC IN AND FOR THE STATE OF

CERTIFICATION

[COMPANY LETTTERHEAD]

Via Fax

[DATE]

JPMorgan Chase Bank, N.A.

_______________________

_______________________

Attn: Client Manager

Re: [            ] Paying Agent Account

Dear [Client Manager],

[            ] hereby certifies that the information provided on the Closing Date Allocation Schedule forwarded to you via email on [                         ,] 2012 is true and correct as of the Effective Time. The total number of certificates and Merger Consideration is as set forth below:

Number of Certificates:

Merger Consideration:

Sincerely,